                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (or Date of Earliest Event Reported): June 5, 1998



                              SWIFT ENERGY COMPANY
             (Exact name of Registrant as specified in its charter)


        TEXAS                       1-8754                  74-2073055

(State of incorporation    (Commission File Number)       (IRS Employer
    or organization)                                    Identification No.)


                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)



                                 (281) 874-2700
                         (Registrant's telephone number)

ITEM 7.  Financial Statements and Exhibits.

         Swift Energy Company (the "Company" or "Swift") has filed a Registration Statement on Form S-4 (Registration No. 333-50637) relating to the proposal by the Company to purchase substantially all of the assets of 63 partnerships of which the Company is the Managing General Partner. Of these 63 partnerships, 24 are not required to file reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The audited financial statements for the years ended December 31, 1997, 1996 and 1995 and the unaudited financial statements for the quarter ended March 31, 1998 for each of the 24 partnerships not subject to the informational requirements of the Exchange Act are set forth herein as follows:

                              DOCUMENT DESCRIPTION
                              --------------------


1. SWIFT ENERGY INCOME PARTNERS 1988-1, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

2. SWIFT ENERGY INCOME PARTNERS 1988-1, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

3. SWIFT ENERGY INCOME PARTNERS 1988-2, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

4. SWIFT ENERGY INCOME PARTNERS 1988-2, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

5. SWIFT ENERGY INCOME PARTNERS 1988-3, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

6. SWIFT ENERGY INCOME PARTNERS 1988-3, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

7. SWIFT ENERGY INCOME PARTNERS 1988-D, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

8. SWIFT ENERGY INCOME PARTNERS 1988-D, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

9. SWIFT ENERGY INCOME PARTNERS 1989-1, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

10. SWIFT ENERGY INCOME PARTNERS 1989-1, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

11. SWIFT ENERGY INCOME PARTNERS 1989-2, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

12. SWIFT ENERGY INCOME PARTNERS 1989-2, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

13. SWIFT ENERGY INCOME PARTNERS 1989-3, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

14. SWIFT ENERGY INCOME PARTNERS 1989-3, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

15. SWIFT ENERGY INCOME PARTNERS 1989-4, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

16. SWIFT ENERGY INCOME PARTNERS 1989-4, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

17. SWIFT ENERGY INCOME PARTNERS 1989-A, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

18. SWIFT ENERGY INCOME PARTNERS 1989-A, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

19. SWIFT ENERGY INCOME PARTNERS 1989-C, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

20. SWIFT ENERGY INCOME PARTNERS 1989-C, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

21. SWIFT ENERGY INCOME PARTNERS 1989-D, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

22. SWIFT ENERGY INCOME PARTNERS 1989-D, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

23. SWIFT ENERGY INCOME PARTNERS 1990-1, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

24. SWIFT ENERGY INCOME PARTNERS 1990-1, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

                              DOCUMENT DESCRIPTION
                              --------------------


25. SWIFT ENERGY INCOME PARTNERS 1990-2, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

26. SWIFT ENERGY INCOME PARTNERS 1990-2, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

27. SWIFT ENERGY INCOME PARTNERS 1990-B, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

28. SWIFT ENERGY INCOME PARTNERS 1990-B, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

29. SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

30. SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

31. SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

32. SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

33. SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

34. SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

35. SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

36. SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

37. SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

38. SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

39. SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

40. SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

41. SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

42. SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

43. SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

44. SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

45. SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

46. SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

47. SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD. ANNUAL REPORT FOR THE YEAR ENDED 12/31/97.

48. SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD. QUARTERLY REPORT FOR THE PERIOD ENDED 03/31/98.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                Net Production
                                  ---------------------------------------
                                              For the Years Ended
                                                 December 31,
                                  ---------------------------------------
                                    1997             1996          1995
                                  ------           -------        -------
Net Volumes (Equivalent MCFs)     29,848            47,697         71,756

Average Sales Price
   per Equivalent MCF             $2.63             $2.28          $1.65

Average Production Cost
   per Equivalent MCF
   (includes production taxes)    $0.77             $1.25          $0.88

Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $32,600, $10,700, $15,800, $47,600 and $75,400, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     -------------------         -------------------         ----------------------
                                                    Natural                     Natural                     Natural
                                        Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      --------       -------       --------
                                      (BBLS)        (MMCF)        (BBLS)       (MMCF)         (BBLS)         (MMCF)
Proved developed
   reserves at end of year            2,399           200         5,078            364        21,617           391
                                     -------         -----       -------          -----       -------        ------
Proved reserves
   Balance at beginning
     of year                           7,340          368        22,328            404        26,835           500

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                          126            12          (519)            60        (2,653)          (35)

   Sales of minerals in
     place                           (4,736)         (150)      (13,324)           (55)           --            --

   Production                          (330)          (28)       (1,145)           (41)       (1,854)          (61)
                                     -------         -----       -------          -----       -------         -----

   Balance at end of year             2,400           202         7,340            368        22,328           404
                                     -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------
                                                                         Natural                   Wells
                                                         Oil               Gas            -----------------------
Acquisition                State(s)                     (BBLS)            (MMCF)           Gross            Net
-----------                --------                     ------           -------          ------          -------
Potter                     AR, LA, MS,
                           NM, OK, TX                    1,010               131              187           2.710
Mega, Northwind            TX                            1,338                24                7           0.022
Anderson, Samedan
   Oil, Strebor Oil
   & Lake Ronel Oil        TX                               52                47                6           0.053
                                                        ------             -----             ----          ------
                                                         2,400               202              200           2.785
                                                        ------             -----             ----          ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1988-1, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1988-1, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1988-1, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                            ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------      ---------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       98,491       $       13,905
              Oil and gas sales receivable                                                     22,681               27,736
                                                                                       ---------------      ---------------
                  Total Current Assets                                                        121,172               41,641
                                                                                       ---------------      ---------------

         Gas Imbalance Receivable                                                               2,221                2,903
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,614,337            1,686,849
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,465,040)          (1,442,224)
                                                                                       ---------------      ---------------
                                                                                              149,297              244,625
                                                                                       ---------------      ---------------
                                                                                       $      272,690       $      289,169
                                                                                       ===============      ===============

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $        6,520       $        8,779
                                                                                       ---------------      ---------------

         Deferred Revenues                                                                     11,905               11,103


         Limited Partners' Capital (18,643 Limited Partnership Units;
                                                   $100 per unit)                             250,459              262,293
         General Partners' Capital                                                              3,806                6,994
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                     254,265              269,287
                                                                                       ---------------      ---------------
                                                                                       $      272,690       $      289,169
                                                                                       ===============      ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $        82,003  $       110,353   $       120,769
   Interest income                                                        3,436               88               107
   Other                                                                     --              888               186
                                                                ---------------  ---------------   ---------------
                                                                         85,439          111,329           121,062
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       17,814           53,488            56,074
   Production taxes                                                       5,166            6,332             6,950
   Depreciation, depletion
     and amortization -
        Normal provision                                                 22,816           36,270            50,630
        Additional provision                                                 --            2,982            57,802
   General and administrative                                            15,772           12,855            15,076
   Interest expense                                                          --            1,359             3,400
                                                                ---------------  ---------------   ---------------
                                                                         61,568          113,286           189,932
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        23,871  $        (1,957)  $       (68,870)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       331,900   $         7,640  $        32,814     $      372,354

Income (Loss)                                         (62,569)            2,626           (8,927)           (68,870)

Cash Distributions                                    (15,800)           (2,852)              --            (18,652)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 253,531             7,414           23,887            284,832
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                             732             2,468           (5,157)            (1,957)

Cash Distributions                                    (10,700)           (2,888)              --            (13,588)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 243,563             6,994           18,730            269,287
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          22,750             3,105           (1,984)            23,871

Cash Distributions                                    (32,600)           (6,293)              --            (38,893)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       233,713   $         3,806  $        16,746     $      254,265
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $         (3.36)
                                              ================
      1996                                    $           .04
                                              ================
      1997                                    $          1.22
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        23,871   $        (1,957) $       (68,870)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           22,816            39,252          108,432
      Change in gas imbalance receivable
          and deferred revenues                                                           1,484             1,444              335
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               5,055            (4,115)           3,212
        Increase (decrease) in accounts payable                                          (2,259)          (58,797)         (12,967)
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                     50,967           (24,173)          30,142
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                    (893)           (5,796)         (11,383)
    Proceeds from sales of oil and gas properties                                        73,405            55,507               --
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                     72,512            49,711          (11,383)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (38,893)          (13,588)         (18,652)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     84,586            11,950              107
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           13,905             1,955            1,848
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $        98,491   $        13,905  $         1,955
                                                                                ===============   ===============  ===============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                      $            --   $         1,359  $         3,400
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1988-1, Ltd., a Texas limited partnership ("the Partnership"), was formed on August 9, 1988, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 196 limited partners made total capital contributions of $1,864,300.

         Property interests acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                            Year Ended December 31,
                                   ------------------------------------------
                                    1997              1996              1995
                                   -------           -------          -------
         Acquisition of
           proved properties    $       --        $       --        $      --

         Development                   893             5,796           11,383
                                   -------           -------          -------
                                $      893        $    5,796        $  11,383
                                   -------           -------          -------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         During 1996 and 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $2,982 and $57,802, respectively. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995 resulting in a valuation allowance of $51,678. This amount is included in the income (loss) attributable to the limited partners shown in the statements of partners' capital together with a "combining adjustment" for the differences between the limited partners' valuation allowances and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $46,608 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $46,608 was paid to Swift in 1988 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $7,347, $4,347 and $6,530, respectively, as general and administrative overhead allowances.

         Effective September 14, 1988, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with
Swift Energy Managed Pension Assets Partnership 1988-1, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $51,792, $53,441 and $36,755, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.

                                      INDEX


                                                                                        PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                                 3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997                    4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997                    5

         Notes to Financial Statements                                                   6

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------      ---------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       91,628       $       98,491
              Oil and gas sales receivable                                                     20,534               22,681
                                                                                       ---------------      ---------------
                  Total Current Assets                                                        112,162              121,172
                                                                                       ---------------      ---------------

         Gas Imbalance Receivable                                                               2,081                2,221
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,615,066            1,614,337
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,468,529)          (1,465,040)
                                                                                       ---------------      ---------------
                                                                                              146,537              149,297
                                                                                       ---------------      ---------------
                                                                                       $      260,780       $      272,690
                                                                                       ===============      ===============

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $        9,652       $        6,520
                                                                                       ---------------      ---------------

         Deferred Revenues                                                                     11,844               11,905


         Limited Partners' Capital (18,643 Limited Partnership Units;
                                                   $100 per unit)                             238,000              250,459
         General Partners' Capital                                                              1,284                3,806
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                     239,284              254,265
                                                                                       ---------------      ---------------
                                                                                       $      260,780       $      272,690
                                                                                       ===============      ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998                   1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $         7,693   $        36,026
             Interest income                                                               1,243               228
             Other                                                                            --                 3
                                                                                 ---------------   ---------------
                                                                                           8,936            36,257
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                               2,740             7,924
             Production taxes                                                                446             2,258
             Depreciation, depletion
               and amortization                                                            3,489             8,916
             General and administrative                                                    4,434             3,960
                                                                                 ---------------   ---------------
                                                                                          11,109            23,058
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        (2,173)  $        13,199
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $          (.12)
                                              ===============
         March 31, 1997                       $           .71
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                       1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $         (2,173)       $        13,199
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                             3,489                  8,916
      Change in gas imbalance receivable
          and deferred revenues                                                               79                     --
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                                2,147                 (6,241)
        Increase (decrease) in accounts payable                                            3,132                  1,696
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                         6,674                 17,570
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                     (729)                    --
    Proceeds from sales of oil and gas properties                                             --                    173
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                          (729)                   173
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (12,808)                (7,156)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      (6,863)                10,587
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          98,491                 13,905
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         91,628        $        24,492
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1988-1, Ltd., a Texas limited partnership ("the Partnership"), was formed on August 9, 1988, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 196 limited partners made total capital contributions of $1,864,300.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

     Oil and Gas Properties --

                  The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $46,608 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $46,608 was paid to Swift for services performed for the Partnership.

                  Effective September 14, 1988, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-1, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                    SWIFT ENERGY INCOME PARTNERS 1988-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                   Net Production
                                    ------------------------------------------
                                                 For the Years Ended
                                                    December 31,
                                    ------------------------------------------
                                     1997             1996              1995
                                    ------           -------           -------
Net Volumes (Equivalent MCFs)       50,655            66,429           81,353

Average Sales Price
   per Equivalent MCF               $2.86             $2.80            $1.98

Average Production Cost
   per Equivalent MCF
   (includes production taxes)      $0.93             $0.71            $0.88


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $86,400, $88,800, $60,200, $132,200 and $215,900, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ---------------------       ----------------------
                                                   Natural                     Natural                     Natural
                                       Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      --------       -------      ---------
                                     (BBLS)        (MMCF)         (BBLS)       (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           12,076           260        16,351            322        23,018           350
                                     -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         19,301           371        27,143            413        38,240           447

   Extensions, discoveries
     and other additions                 --            --             8              1            79             3

   Revisions of previous
     estimates                       (1,401)           (6)       (2,522)            12        (5,274)           17

   Sales of minerals in
     place                               --            --        (1,952)            (9)       (1,340)           --

   Production                        (2,115)          (38)       (3,376)           (46)       (4,562)          (54)
                                     -------         -----       -------          -----       -------         -----

   Balance at end of year            15,785           327        19,301            371        27,143           413
                                     -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                    Wells
                                                         Oil                 Gas             -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------              -------          ------          -------
Shell Oil Company          TX                            6,245               158               67             0.361
Union Pacific              AR, KS, NM,
                           OK, TX                        8,041                36              127             0.629
Allstate                   KS, LA, OK                      104                36              158             1.909
Amoco                      OK                            1,156                97              108             0.133
Maxus                      WY                              239                --               11             0.005
                                                       -------              ----             ----            ------
                                                        15,785               327              471             3.037
                                                       -------              ----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1988-2, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1988-2, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1988-2, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                          ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------      ---------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       71,570       $       80,805
              Oil and gas sales receivable                                                     41,402               53,391
                                                                                       ---------------      ---------------
                  Total Current Assets                                                        112,972              134,196
                                                                                       ---------------      ---------------

         Gas Imbalance Receivable                                                              20,611               26,706
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,108,067            1,103,234
         Less-Accumulated depreciation, depletion
              and amortization                                                               (819,500)            (779,194)
                                                                                       ---------------      ---------------
                                                                                              288,567              324,040
                                                                                       ---------------      ---------------
                                                                                       $      422,150       $      484,942
                                                                                       ===============      ===============

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       15,760       $       17,688
                                                                                       ---------------      ---------------

         Deferred Revenues                                                                     19,311               21,753


         Limited Partners' Capital (11,914 Limited Partnership Units;
                                                   $100 per unit)                             387,008              441,019
         General Partners' Capital                                                                 71                4,482
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                     387,079              445,501
                                                                                       ---------------      ---------------
                                                                                       $      422,150       $      484,942
                                                                                       ===============      ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       149,493  $       195,297   $       165,223
   Interest income                                                        3,398            2,929             2,388
   Other                                                                    797            2,682             2,205
                                                                ---------------  ---------------   ---------------
                                                                        153,688          200,908           169,816
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       39,244           37,069            61,740
   Production taxes                                                       7,847           10,067             9,611
   Depreciation, depletion
     and amortization -
        Normal provision                                                 40,306           50,725            60,964
        Additional provision                                                 --               --            13,897
   General and administrative                                            23,193           23,198            23,512
                                                                ---------------  ---------------   ---------------
                                                                        110,590          121,059           169,724
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        43,098  $        79,849   $            92
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       494,033   $         5,209  $        33,586     $      532,828

Income (Loss)                                           4,485             5,025           (9,418)                92

Cash Distributions                                    (60,200)           (6,968)              --            (67,168)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 438,318             3,266           24,168            465,752
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          70,567            12,516           (3,234)            79,849

Cash Distributions                                    (88,800)          (11,300)              --           (100,100)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 420,085             4,482           20,934            445,501
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          36,829            10,709           (4,440)            43,098

Cash Distributions                                    (86,400)          (15,120)              --           (101,520)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       370,514   $            71  $        16,494     $      387,079
                                              ===============   ===============  ===============     ==============



Limited Partners' net income (loss)
    per unit

      1995                                    $           .38
                                              ===============
      1996                                    $          5.92
                                              ===============
      1997                                    $          3.09
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                     1997             1996              1995
                                                                               ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                              $        43,098   $        79,849  $            92
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          40,306            50,725           74,861
      Change in gas imbalance receivable
          and deferred revenues                                                          3,653              (375)          (4,578)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             11,989            (8,789)           5,733
        Increase (decrease) in accounts payable                                         (1,928)           (8,183)           2,278
                                                                               ---------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                    97,118           113,227           78,386
                                                                               ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (7,245)           (8,810)         (26,173)
    Proceeds from sales of oil and gas properties                                        2,412            33,351           28,818
                                                                               ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                    (4,833)           24,541            2,645
                                                                               ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                    (101,520)         (100,100)         (67,168)
                                                                               ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (9,235)           37,668           13,863
                                                                               ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          80,805            43,137           29,274
                                                                               ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                       $        71,570   $        80,805  $        43,137
                                                                               ==============    ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1988-2, Ltd., a Texas limited partnership ("the Partnership"), was formed on October 3, 1988, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 107 limited partners made total capital contributions of $1,191,400.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout occurred in 1996; therefore, for 1997 and each year remaining in the life of the Partnership, the continuing costs and revenues were (will be) shared 85 percent by the limited partners and 15 percent by the general partners.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                              Year Ended December 31,
                                    -------------------------------------------
                                      1997              1996            1995
                                    --------           -------        ---------
         Acquisition of
           proved properties     $       --        $       --      $        --

         Development                  7,245             8,810           26,173
                                     -------           -------        ---------
                                 $    7,245        $    8,810      $    26,173
                                     -------           -------        ---------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $13,897. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995, resulting in a valuation allowance of $7,867. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $29,410 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $29,785 was paid to Swift in 1988 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $17,871, $17,871 and $17,871, respectively, as general and administrative overhead allowances.

         Effective February 10, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-2, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $84,454, $137,875 and $75,749, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.

                                      INDEX


                                                                                         PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                                   3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997                      4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997                      5

         Notes to Financial Statements                                                     6

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------      ---------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       64,991       $       71,570
              Oil and gas sales receivable                                                     34,740               41,402
                                                                                       ---------------      ---------------
                  Total Current Assets                                                         99,731              112,972
                                                                                       ---------------      ---------------

         Gas Imbalance Receivable                                                              20,611               20,611
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,109,864            1,108,067
         Less-Accumulated depreciation, depletion
              and amortization                                                               (828,842)            (819,500)
                                                                                       ---------------      ---------------
                                                                                              281,022              288,567
                                                                                       ---------------      ---------------
                                                                                       $      401,364       $      422,150
                                                                                       ===============      ===============

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       11,357       $       15,760
                                                                                       ---------------      ---------------

         Deferred Revenues                                                                     19,311               19,311


         Limited Partners' Capital (11,914 Limited Partnership Units;
                                                   $100 per unit)                             369,862              387,008
         General Partners' Capital                                                                834                   71
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                     370,696              387,079
                                                                                       ---------------      ---------------
                                                                                       $      401,364       $      422,150
                                                                                       ===============      ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        26,375   $        47,409
             Interest income                                                                 870               890
             Other                                                                           135               271
                                                                                 ---------------   ---------------
                                                                                          27,380            48,570
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                               7,167             9,379
             Production taxes                                                              1,310             2,146
             Depreciation, depletion
               and amortization                                                            9,342            11,553
             General and administrative                                                    4,807             5,920
                                                                                 ---------------   ---------------
                                                                                          22,626            28,998
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         4,754   $        19,572
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .40
                                              ===============
         March 31, 1997                       $          1.64
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                      1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          4,754        $        19,572
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                             9,342                 11,553
      Change in gas imbalance receivable
          and deferred revenues                                                               --                 (1,460)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                                6,662                   (126)
        Increase (decrease) in accounts payable                                           (4,403)                (3,041)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        16,355                 26,498
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                   (1,797)                (1,773)
    Proceeds from sales of oil and gas properties                                             --                    484
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        (1,797)                (1,289)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (21,137)               (32,485)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      (6,579)                (7,276)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          71,570                 80,805
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         64,991        $        73,529
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1988-2, Ltd., a Texas limited partnership ("the Partnership"), was formed on October 3, 1988, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 107 limited partners made total capital contributions of $1,191,400.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had occurred as of December 31, 1996; therefore, beginning in 1997 and for each year remaining in the life of the partnership, the continuing costs and revenues will be (were) shared 85 percent by the limited partners and 15 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $29,410 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $29,785 was paid to Swift for services performed for the Partnership.

                  Effective February 10, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-2, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

                    SWIFT ENERGY INCOME PARTNERS 1988-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                 Net Production
                                   ------------------------------------------
                                               For the Years Ended
                                                  December 31,
                                   ------------------------------------------
                                     1997             1996              1995
                                   -------           -------          -------
Net Volumes (Equivalent MCFs)      78,043            100,687          123,444

Average Sales Price
   per Equivalent MCF              $2.78             $2.79            $1.98

Average Production Cost
   per Equivalent MCF
   (includes production taxes)     $0.92             $0.72            $0.87


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $133,300, $118,200, $93,600, $212,300 and $301,800, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    -----------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ---------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil           Gas           Oil           Gas           Oil           Gas
                                    -------      --------       -------      --------       -------      --------
                                    (BBLS)        (MMCF)         (BBLS)       (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           21,482           372        29,828          459        39,478           505
                                     -------         -----       -------        -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         33,939           528        46,281          593        65,393           631

   Extensions, discoveries
     and other additions                 --            --            12            1           110             4

   Revisions of previous
     estimates                       (3,048)           (9)       (3,166)          11        (9,455)           34

   Sales of minerals in
     place                               --            --        (3,316)         (12)       (1,867)           --

   Production                        (3,965)          (54)       (5,872)         (65)       (7,900)          (76)
                                     -------         -----       -------        -----       -------         -----

   Balance at end of year            26,926           465        33,939          528        46,281           593
                                     -------         -----       -------        -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                    Wells
                                                         Oil                 Gas             -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------              -------          ------          -------
Shell Oil Company          TX                            8,701               220               67             0.503
Union Pacific              AR, KS, NM,
                           OK, TX                       11,204                50              127             0.876
Allstate                   KS, LA, OK                      145                50              158             2.661
Norcen Explorer            WY                            4,930                 9               29             0.108
Amoco                      OK                            1,616               136              108             0.186
Maxus                      WY                              330                --               11             0.007
                                                       -------             -----             ----            ------
                                                        26,926               465              500             4.341
                                                       -------             -----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1988-3, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1988-3, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1988-3, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                       ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      100,684       $      115,396
              Oil and gas sales receivable                                                     61,170               80,283
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        161,854              195,679
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              28,801               37,303
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,624,782            1,617,543
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,178,436)          (1,114,869)
                                                                                       ---------------     ----------------
                                                                                              446,346              502,674
                                                                                       ---------------     ----------------
                                                                                       $      637,001       $      735,656
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       22,079       $       24,340
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     27,007               30,420

         Limited Partners' Capital (16,652 Limited Partnership Units;
                                                   $100 per unit)                             587,841              674,842
         General Partners' Capital                                                                 74                6,054
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     587,915              680,896
                                                                                       ---------------     ----------------
                                                                                       $      637,001       $      735,656
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                      1997              1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       224,020  $       293,250   $       249,989
   Interest income                                                        4,917            3,670             2,550
   Other                                                                  1,639            3,179             3,870
                                                                ---------------  ---------------   ---------------
                                                                        230,576          300,099           256,409
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       60,091           57,153            92,801
   Production taxes                                                      12,017           15,670            15,131
   Depreciation, depletion
     and amortization -
        Normal provision                                                 63,567           78,277            94,020
        Additional provision                                                 --               --            23,784
   General and administrative                                            31,854           31,794            32,235
                                                                ---------------  ---------------   ---------------
                                                                        167,529          182,894           257,971
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        63,047  $       117,205   $        (1,562)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                   Limited          General          Combining
                                                   Partners         Partners         Adjustment          Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       742,439   $         6,599  $        55,832     $      804,870

Income (Loss)                                           4,957             8,206          (14,725)            (1,562)

Cash Distributions                                    (93,600)          (10,666)              --           (104,266)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 653,796             4,139           41,107            699,042
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         103,601            19,066           (5,462)           117,205

Cash Distributions                                   (118,200)          (17,151)              --           (135,351)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 639,197             6,054           35,645            680,896
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          54,038            16,748           (7,739)            63,047

Cash Distributions                                   (133,300)          (22,728)              --           (156,028)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       559,935   $            74  $        27,906     $      587,915
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $           .30
                                              ===============
      1996                                    $          6.22
                                              ===============
      1997                                    $          3.25
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996            1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        63,047   $       117,205  $        (1,562)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           63,567            78,277          117,804
      Change in gas imbalance receivable
          and deferred revenues                                                           5,089              (527)          (6,357)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              19,113           (13,054)           6,974
        Increase (decrease) in accounts payable                                          (2,261)          (13,291)           3,129
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                    148,555           168,610          119,988
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (10,603)          (13,438)         (35,913)
    Proceeds from sales of oil and gas properties                                         3,364            48,177           40,158
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                     (7,239)           34,739            4,245
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (156,028)         (135,351)        (104,266)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (14,712)           67,998           19,967
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          115,396            47,398           27,431
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $       100,684   $       115,396  $        47,398
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                          NOTES TO FINANCIAL STATEMENTS

(1)  Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1988-3, Ltd., a Texas limited partnership ("the Partnership"), was formed on January 6, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 144 limited partners made total capital contributions of $1,665,200.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout occurred in 1996; therefore, for 1997 and each year remaining in the life of the Partnership, the continuing costs and revenues were (will be) shared 85 percent by the limited partners and 15 percent by the general partners.

(2)  Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3)  Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                            Year Ended December 31,
                                  -------------------------------------------
                                   1997              1996              1995
                                  --------          --------         --------
Acquisition of
  proved properties            $       --        $       --        $      --

Development                        10,603            13,438           35,913
                                  --------          --------         --------
                               $   10,603        $   13,438        $  35,913
                                  --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $23,784. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995, resulting in a valuation allowance of $14,629. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4)  Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $41,130 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $41,630 was paid to Swift in 1989 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995 the Partnership paid Swift $24,978, $24,978 and $24,978, respectively, as general and administrative overhead allowances.

         Effective February 10, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-2, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $126,721, $204,420 and $112,875, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.

                                      INDEX



                                                                                      PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                               3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997                  4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997                  5

         Notes to Financial Statements                                                 6

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       90,218       $      100,684
              Oil and gas sales receivable                                                     50,643               61,170
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        140,861              161,854
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              28,801               28,801
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,626,963            1,624,782
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,193,063)          (1,178,436)
                                                                                       ---------------     ----------------
                                                                                              433,900              446,346
                                                                                       ---------------     ----------------
                                                                                       $      603,562       $      637,001
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       16,937       $       22,079
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     27,007               27,007

         Limited Partners' Capital (16,652 Limited Partnership Units;
                                                   $100 per unit)                             558,944              587,841
         General Partners' Capital                                                                674                   74
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     559,618              587,915
                                                                                       ---------------     ----------------
                                                                                       $      603,562       $      637,001
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                       1998              1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        38,692   $        71,306
             Interest income                                                               1,207             1,306
             Other                                                                           273               543
                                                                                 ---------------   ---------------
                                                                                          40,172            73,155
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              11,095            14,416
             Production taxes                                                              2,000             3,333
             Depreciation, depletion
               and amortization                                                           14,627            18,037
             General and administrative                                                    6,706             8,308
                                                                                 ---------------   ---------------
                                                                                          34,428            44,094
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         5,744   $        29,061
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .34
                                              ===============
         March 31, 1997                       $          1.75
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          5,744        $        29,061
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            14,627                 18,037
      Change in gas imbalance receivable
          and deferred revenues                                                               --                 (2,044)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               10,527                   (157)
        Increase (decrease) in accounts payable                                           (5,142)                (2,528)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        25,756                 42,369
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                   (2,181)                (2,485)
    Proceeds from sales of oil and gas properties                                             --                    678
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        (2,181)                (1,807)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (34,041)               (46,298)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (10,466)                (5,736)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         100,684                115,396
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         90,218        $       109,660
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2) Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1988-3, Ltd., a Texas limited partnership ("the Partnership"), was formed on January 6, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 144 limited partners made total capital contributions of $1,665,200.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had occurred as of December 31, 1996; therefore, beginning in 1997 and for each year remaining in the life of the partnership, the continuing costs and revenues will be (were) shared 85 percent by the limited partners and 15 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $41,130 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $41,630 was paid to Swift for services performed for the Partnership.

                  Effective February 10, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-2, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

                    SWIFT ENERGY INCOME PARTNERS 1988-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.


                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.


                                                   Net Production
                                     --------------------------------------
                                                 For the Years Ended
                                                    December 31,
                                     --------------------------------------
                                       1997            1996          1995
                                     -------          -------       -------
Net Volumes (Equivalent MCFs)        144,654          188,273       221,899

Average Sales Price
   per Equivalent MCF                $2.75            $2.72         $1.92

Average Production Cost
   per Equivalent MCF
   (includes production taxes)       $0.90            $0.67         $0.85


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $274,700, $211,600, $121,100, $234,400 and $538,000, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------       ---------------------
                                                    Natural                    Natural                     Natural
                                        Oil           Gas          Oil          Gas           Oil           Gas
                                     -------      --------       -------      --------       -------      --------
                                      (BBLS)        (MMCF)        (BBLS)       (MMCF)        (BBLS)        (MMCF)
Proved developed
   reserves at end of year           32,841           808        41,738            918        60,153           987
                                     -------       -------       -------       -------       -------       -------
Proved reserves
   Balance at beginning
     of year                         50,281         1,052        69,531          1,144        98,063         1,293

   Extensions, discoveries
     and other additions                 --            --             6              1            54             2

   Revisions of previous
     estimates                       (2,113)           29        (5,608)            61       (13,822)            1

   Sales of minerals in
     place                               --            --        (4,676)           (20)       (3,145)           --

   Production                        (5,541)         (111)       (8,972)          (134)      (11,619)         (152)
                                     -------         -----       -------         -----       -------         -----

   Balance at end of year            42,627           970        50,281          1,052        69,531         1,144
                                     -------         -----       -------         -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.

                                  Selected Data

         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                  Wells
                                                         Oil                 Gas             -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------              -------          ------          -------
Mega, Northwind            TX                            3,018                54                7             0.040
Anderson, Samedan
   Oil, Strebor Oil
   & Lake Ronel Oil        TX                              188               171                6             0.193
Shell Oil Company          TX                           14,618               369               67             0.845
Union Pacific              AR, KS, NM,
                           OK, TX                       18,823                85              127             1.472
Allstate                   KS, LA,  OK                     245                84              158             4.491
Mission Oil
   Company                 TX                            3,194                90               47             0.489
Hardy Oil Company          TX                            1,192                50                4             0.019
Amoco                      OK                              790                67              108             0.091
Maxus                      WY                              559                --               11             0.011
                                                       -------             -----             ----            ------
                                                        42,627               970              535             7.651
                                                       -------             -----             ----            ------

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Income Partners 1988-D, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1988-D, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1988-D, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.




                                  ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------      ---------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       37,405       $       97,575
              Oil and gas sales receivable                                                    105,763              146,288
                                                                                       ---------------      ---------------
                  Total Current Assets                                                        143,168              243,863
                                                                                       ---------------      ---------------

         Gas Imbalance Receivable                                                              27,280               38,799
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,222,551            4,215,070
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,398,167)          (3,283,257)
                                                                                       ---------------      ---------------
                                                                                              824,384              931,813
                                                                                       ---------------      ---------------
                                                                                       $      994,832       $    1,214,475
                                                                                       ===============      ===============

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       40,725       $       58,572
                                                                                       ---------------      ---------------

         Deferred Revenues                                                                     19,696               22,912

         Limited Partners' Capital (43,610.70 Limited Partnership Units;
                                                   $100 per unit)                             934,340            1,122,365
         General Partners' Capital                                                                 71               10,626
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                     934,411            1,132,991
                                                                                       ---------------      ---------------
                                                                                       $      994,832       $    1,214,475
                                                                                       ===============      ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                     1997               1996            1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                         $          417,740  $       541,029   $       442,500
   Interest income                                                        2,085            1,817               161
   Other                                                                  1,728            4,930             4,623
                                                                ---------------  ---------------   ---------------
                                                                        421,553          547,776           447,284
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      106,603           96,559           162,294
   Production taxes                                                      23,483           30,058            26,257
   Depreciation, depletion
     and amortization -
        Normal provision                                                114,910          145,266           173,584
        Additional provision                                                 --               --            60,523
   General and administrative                                            72,867           81,981            67,228
   Interest expense                                                          --               --               174
                                                                ---------------  ---------------   ---------------
                                                                        317,863          353,864           490,060
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       103,690  $       193,912   $       (42,776)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                   Limited          General          Combining
                                                   Partners         Partners         Adjustment          Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     1,282,314   $        18,733  $        61,854     $    1,362,901

Income (Loss)                                         (27,385)           12,693          (28,084)           (42,776)

Cash Distributions                                   (121,100)          (18,636)              --           (139,736)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               1,133,829            12,790           33,770          1,180,389
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         173,927            27,546           (7,561)           193,912

Cash Distributions                                   (211,600)          (29,710)              --           (241,310)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,096,156            10,626           26,209          1,132,991
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          92,285            17,015           (5,610)           103,690

Cash Distributions                                   (274,700)          (27,570)              --           (302,270)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       913,741   $            71  $        20,599     $      934,411
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $          (.63)
                                              ================
      1996                                    $          3.99
                                              ================
      1997                                    $          2.12
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       103,690   $       193,912  $       (42,776)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          114,910           145,266          234,107
      Change in gas imbalance receivable
          and deferred revenues                                                           8,303                306         (16,193)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              40,525           (35,118)          17,962
        Increase (decrease) in accounts payable                                         (17,847)          (26,246)         (56,698)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   249,581           278,120          136,402
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (13,706)          (18,630)         (64,333)
    Proceeds from sales of oil and gas properties                                         6,225            78,243           67,730
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    (7,481)           59,613            3,397
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (302,270)         (241,310)        (139,736)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (60,170)           96,423               63
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           97,575             1,152            1,089
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $        37,405   $        97,575  $         1,152
                                                                                ===============   ===============  ===============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                      $            --   $            --  $           174
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1988-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1988, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 400 limited partners made total capital contributions of $4,361,070.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                              Year Ended December 31,
                                    -------------------------------------------
                                     1997               1996             1995
                                    ------             -------         --------
         Acquisition of
           proved properties     $       --        $       --      $        --

         Development                 13,706            18,630           64,333
                                     -------           -------        ---------
                                 $   13,706        $   18,630      $    64,333
                                     -------           -------        ---------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $60,523. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995, resulting in a valuation allowance of $42,359. This amount is included in the income (loss) attributable to the limited partners shown in the statements of partners' capital together with a "combining adjustment" for the differences between the limited partners' valuation allowances and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         An  affiliate  of the  Special  General  Partner,  as  Dealer  Manager,
received   $106,527  for  managing  and   overseeing  the  offering  of  limited
partnership units.

         A one-time management fee of $109,027 was paid to Swift in 1988 for services performed for the Partnership. During 1997, 1996 and 1995, the
Partnership paid Swift $56,063, $65,416 and $49,325 as a general and administrative overhead allowance.

         Effective December 31, 1988, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $211,347, $341,540 and $187,984, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.

                                      INDEX



FINANCIAL STATEMENTS:                                                               PAGE

         Balance Sheets

                     - March 31, 1998 and December 31, 1997                           3

         Statements of Operations

                     - Three month periods ended March 31, 1998 and 1997              4

         Statements of Cash Flows

                     - Three month periods ended March 31, 1998 and 1997              5

         Notes to Financial Statements                                                6

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------      ---------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        9,650       $       37,405
              Oil and gas sales receivable                                                     55,893              105,763
                                                                                       ---------------      ---------------
                  Total Current Assets                                                         65,543              143,168
                                                                                       ---------------      ---------------

         Gas Imbalance Receivable                                                              27,280               27,280
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,225,506            4,222,551
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,419,638)          (3,398,167)
                                                                                       ---------------      ---------------
                                                                                              805,868              824,384
                                                                                       ---------------      ---------------
                                                                                       $      898,691       $      994,832
                                                                                       ===============      ===============

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       10,975       $       40,725
                                                                                       ---------------      ---------------

         Deferred Revenues                                                                     19,696               19,696

         Limited Partners' Capital (43,610.70 Limited Partnership Units;
                                                   $100 per unit)                             867,757              934,340
         General Partners' Capital                                                                263                   71
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                     868,020              934,411
                                                                                       ---------------      ---------------
                                                                                       $      898,691       $      994,832
                                                                                       ===============      ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                        Three Months Ended
                                                                                            March  31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        58,244   $       135,835
             Interest income                                                                 231               749
             Other                                                                           285               605
                                                                                 ---------------   ---------------
                                                                                          58,760           137,189
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              18,926            25,264
             Production taxes                                                              2,822             7,248
             Depreciation, depletion
               and amortization                                                           21,471            33,896
             General and administrative                                                   17,621            16,128
                                                                                 ---------------   ---------------
                                                                                          60,840            82,536
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        (2,080)  $        54,653
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $          (.05)
                                              ===============
         March 31, 1997                       $          1.25
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $         (2,080)       $        54,653
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            21,471                 33,896
      Change in gas imbalance receivable
          and deferred reveneus                                                               --                   (999)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               49,870                 16,768
        Increase (decrease) in accounts payable                                          (29,750)               (33,049)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        39,511                 71,269
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                   (2,955)                (2,254)
    Proceeds from sales of oil and gas properties                                             --                  1,711
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        (2,955)                  (543)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (64,311)               (85,376)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (27,755)               (14,650)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          37,405                 97,575
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          9,650        $        82,925
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1988-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1988, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 400 limited partners made total capital contributions of $4,361,070.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

     Oil and Gas Properties --

                  The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $106,527 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $109,027 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1988-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  Effective December 31, 1988, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1988-C, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                    Net Production
                                      ----------------------------------------
                                                  For the Years Ended
                                                     December 31,
                                      ----------------------------------------
                                        1997             1996           1995
                                      ------           -------         -------
Net Volumes (Equivalent MCFs)         108,160          138,429         114,663

Average Sales Price
   per Equivalent MCF                 $2.96            $2.97           $2.07

Average Production Cost
   per Equivalent MCF
   (includes production taxes)        $0.92            $0.82           $1.00


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $200,300, $74,900, $47,700, $110,200 and $226,600, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------       ---------------------
                                                   Natural                     Natural                     Natural
                                       Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      ---------       -------      --------
                                      (BBLS)        (MMCF)        (BBLS)       (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           43,029           361        55,708            464        69,292           544
                                     -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         61,984           530        77,353            609        91,608           607

   Extensions, discoveries
     and other additions                 --            --           735             33           215             7

   Revisions of previous
     estimates                       (3,001)          (27)       (3,045)           (18)       (5,708)           65

   Sales of minerals in
     place                             (252)          (15)       (3,181)           (15)       (1,254)           --

   Production                        (9,398)          (52)       (9,878)           (79)       (7,508)          (70)
                                     -------         -----       -------          -----       -------         -----

   Balance at end of year            49,333           436        61,984            530        77,353           609
                                     -------         -----       -------          -----       -------         -----

         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                          Natural                   Wells
                                                        Oil                Gas             -----------------------
Acquisition                State(s)                    (BBLS)             (MMCF)            Gross            Net
-----------                ---------                  --------            -------          ------          -------
Shell Oil Company          TX                            7,947               201               67             0.459
Union Pacific              AR, KS, NM,
                           OK, TX                       10,234                46              127             0.800
Allstate                   KS, LA, OK                       77                26              158             1.417
Ellison                    OK                           25,199                 4               40             0.371
Cairn                      AL, AR, CA, KS,
                           LA, MI, MS, NM,
                           OK, TX, WY                    1,852                 9              177             0.226
Hyde                       AR, LA, OK, TX                2,140                97               25             0.248
Mission Oil
   Company                 TX                            1,246                35               47             0.191
Hardy Oil Company          TX                              451                18                4             0.007
Maxus                      WY                              187                --               11             0.004
                                                       -------             -----             ----            ------
                                                        49,333               436              656             3.723
                                                       -------             -----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1989-1, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-1, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-1, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                       ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       28,690       $       68,940
              Oil and gas sales receivable                                                     82,002              122,975
              Receivable due to property disposition                                               --               14,762
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        110,692              206,677
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              10,946               16,931
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,893,426            1,834,724
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,218,682)          (1,118,047)
                                                                                       ---------------     ----------------
                                                                                              674,744              716,677
                                                                                       ---------------     ----------------
                                                                                       $      796,382       $      940,285
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       30,030       $       49,673
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      4,982                6,132

         Limited Partners' Capital (19,083 Limited Partnership Units;
                                                   $100 per unit)                             756,424              872,179
         General Partners' Capital                                                              4,946               12,301
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     761,370              884,480
                                                                                       ---------------     ----------------
                                                                                       $      796,382       $      940,285
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       334,336  $       427,653   $       247,447
   Interest income                                                        2,554              369                97
   Other                                                                    723            4,158             1,864
                                                                ---------------  ---------------   ---------------
                                                                        337,613          432,180           249,408
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       82,188           92,349           101,065
   Production taxes                                                      17,556           21,815            14,079
   Depreciation, depletion
     and amortization -
        Normal provision                                                100,635           118,424           99,659
        Additional provision                                                 --               --             3,899
   General and administrative                                            36,559           36,418            33,559
   Interest expense                                                          --              947             4,576
                                                                ---------------  ---------------   ---------------
                                                                        236,938          269,953           256,837
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       100,675  $       162,227   $        (7,429)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       823,332   $         9,067  $        48,218     $      880,617

Income (Loss)                                         (27,290)            7,407           12,454             (7,429)

Cash Distributions                                    (47,700)           (8,709)              --            (56,409)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 748,342             7,765           60,672            816,779
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         145,961            24,162           (7,896)           162,227

Cash Distributions                                    (74,900)          (19,626)              --            (94,526)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 819,403            12,301           52,776            884,480
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          90,457            16,130           (5,912)           100,675

Cash Distributions                                   (200,300)          (23,485)              --           (223,785)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       709,560   $         4,946  $        46,864     $      761,370
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $         (1.43)
                                              ================
      1996                                    $          7.65
                                              ================
      1997                                    $          4.74
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996             1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       100,675   $       162,227  $        (7,429)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          100,635           118,424          103,558
      Change in gas imbalance receivable
          and deferred revenues                                                           4,835               607          (11,405)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              40,973           (58,895)           3,313
        Increase (decrease) in accounts payable                                         (19,643)          (63,400)          (3,676)
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                    227,475           158,963           84,361
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (63,118)          (59,264)         (37,777)
    Proceeds from sales of oil and gas properties                                         4,416            81,035           26,657
    (Increase) decrease in receivable due to property disposition                        14,762           (14,762)              --
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                    (43,940)            7,009          (11,120)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (223,785)          (94,526)         (56,409)
    Payments on note payable                                                                 --            (4,166)         (16,667)
                                                                                ---------------   ---------------  ---------------
                 Net cash provided by (used in) financing activities                   (223,785)          (98,692)         (73,076)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (40,250)           67,280              165
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           68,940             1,660            1,495
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $        28,690   $        68,940  $         1,660
                                                                                ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            --   $           982  $         4,713
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-1, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 181 limited partners made total capital contributions of $1,908,300.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                       Year Ended December 31,
                             -------------------------------------------
                              1997               1996             1995
                             --------          --------         --------
Acquisition of
  proved properties       $       --        $       --        $      --

Development                   63,118            59,264           37,777
                             --------          --------         --------
                          $   63,118        $   59,264        $  37,777
                             --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitaion" resulting in an additional provision for depreciation, depletion and amortization of $3,899. In addition, during 1995, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation", resulting in a valuation allowance of $21,084. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $47,708 for managing and overseeing the offering of limited partnership units.
         A one-time management fee of $47,708 was paid to Swift in 1989 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $28,625, $28,625 and $25,229, respectively, as general and administrative overhead allowances.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $183,429, $280,843, and $85,577, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.

                                      INDEX



                                                                                     PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                              3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997                 4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997                 5

         Notes to Financial Statements                                                6

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                         Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,179       $       28,690
              Oil and gas sales receivable                                                     55,925               82,002
                                                                                       ---------------     ----------------
                  Total Current Assets                                                         57,104              110,692
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              10,987               10,946
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,911,613            1,893,426
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,243,547)          (1,218,682)
                                                                                       ---------------     ----------------
                                                                                              668,066              674,744
                                                                                       ---------------     ----------------
                                                                                       $      736,157       $      796,382
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       23,264       $       30,030
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      4,982                4,982

         Limited Partners' Capital (19,083 Limited Partnership Units;
                                                   $100 per unit)                             703,845              756,424
         General Partners' Capital                                                              4,066                4,946
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     707,911              761,370
                                                                                       ---------------     ----------------
                                                                                       $      736,157       $      796,382
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998                1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        54,418   $        98,620
             Interest income                                                                  --               611
             Other                                                                           128               252
                                                                                 ---------------   ---------------
                                                                                          54,546            99,483
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              16,448            19,190
             Production taxes                                                              2,609             4,773
             Depreciation, depletion
               and amortization                                                           24,865            25,887
             General and administrative                                                    8,226            10,921
                                                                                 ---------------   ---------------
                                                                                          52,148            60,771
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         2,398   $        38,712
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .13
                                              ===============
         March 31, 1997                       $          2.03
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                  1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          2,398        $        38,712
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            24,865                 25,887
      Change in gas imbalance receivable
          and deferred revenues                                                              (41)                    --
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               26,077                  7,993
        (Increase) decrease in other current assets                                           --                 14,762
        Increase (decrease) in accounts payable                                           (6,766)               (21,387)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        46,533                 65,967
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (18,187)                (3,771)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (55,857)               (56,271)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (27,511)                 5,925
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          28,690                 68,940
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,179        $        74,865
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-1, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 181 limited partners made total capital contributions of $1,908,300.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $47,708 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $47,708 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1989-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                    -----------------------------------------
                                                For the Years Ended
                                                   December 31,
                                    -----------------------------------------
                                      1997             1996            1995
                                    -------           -------         -------
Net Volumes (Equivalent MCFs)       240,704           304,249         293,656

Average Sales Price
   per Equivalent MCF               $2.89             $2.90           $2.06

Average Production Cost
   per Equivalent MCF
   (includes production taxes)      $0.91             $0.73           $0.99


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $460,900, $228,200, $98,600, $240,100 and $492,500, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    -----------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------      ----------------------
                                                  Natural                     Natural                     Natural
                                      Oil          Gas           Oil           Gas           Oil           Gas
                                    -------      --------       -------      --------       -------      ---------
                                     (BBLS)       (MMCF)        (BBLS)        (MMCF)        (BBLS)        (MMCF)
Proved developed
   reserves at end of year           93,748           828       118,468          1,018       153,221         1,216
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        135,037         1,211       173,831          1,383       216,328         1,435

   Extensions, discoveries
     and other additions                 --            --           958             43           356            12

   Revisions of previous
     estimates                       (4,602)           (7)       (5,939)           (29)      (19,350)           99

   Sales of minerals in
     place                             (918)          (54)      (11,825)           (14)       (1,778)           --

   Production                       (19,490)         (124)      (21,988)          (172)      (21,725)         (163)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           110,027         1,026       135,037          1,211       173,831         1,383
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                            Natural                  Wells
                                                         Oil                 Gas             -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------              -------          ------          -------
Shell Oil Company          TX                           22,650               572               67             1.309
Union Pacific              AR, KS, NM,
                           OK, TX                       29,165               131              127             2.280
Ellison                    OK                           32,541                 5               40             0.480
Cairn                      AL, AR, CA, KS,
                           LA, MI, MS, NM,
                           OK, TX, WY                    6,740                31              177             0.822
Hyde                       AR, LA, OK, TX                2,763               125               25             0.320
Norcen Explorer            WY                           13,850                26               29             0.304
U.S. Companies             TX                               50                 3               19             0.116
Mission Oil
   Company                 TX                              818                23               47             0.125
Hardy Oil Company          TX                              305                13                4             0.005
Amoco                      OK                            1,145                97              108             0.132
                                                       -------             -----             ----            ------
                                                       110,027             1,026              643             5.893
                                                       -------             -----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1989-2, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-2, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-2, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                           ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      205,800       $      248,757
              Oil and gas sales receivable                                                    177,188              261,138
              Receivable due to property disposition                                               --               54,292
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        382,988              564,187
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              44,416               63,320
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,727,132            3,642,834
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,408,741)          (2,205,496)
                                                                                       ---------------     ----------------
                                                                                            1,318,391            1,437,338
                                                                                       ---------------     ----------------
                                                                                       $    1,745,795       $    2,064,845
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       59,564       $      104,230
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     29,492               34,124

         Limited Partners' Capital (36,512 Limited Partnership Units;
                                                   $100 per unit)                           1,634,355            1,887,361
         General Partners' Capital                                                             22,384               39,130
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,656,739            1,926,491
                                                                                       ---------------     ----------------
                                                                                       $    1,745,795       $    2,064,845
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997            1996               1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       719,445  $       905,252   $       621,328
   Interest income                                                       11,602            4,005               267
   Other                                                                  3,069            4,829             8,441
                                                                ---------------  ---------------   ---------------
                                                                        734,116          914,086           630,036
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      179,599          175,101           254,916
   Production taxes                                                      39,153           47,624            35,423
   Depreciation, depletion
     and amortization                                                   203,245          239,352           231,661
   General and administrative                                            68,167           67,687            68,433
   Interest expense                                                          --              197             4,043
                                                                ---------------  ---------------   ---------------
                                                                        490,164          529,961           594,476
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       243,952  $       384,125   $        35,560
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                    Limited          General          Combining
                                                   Partners         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
     December 31, 1994                         $    1,869,119   $        30,044  $            --     $    1,899,163

Income (Loss)                                         (51,415)           20,754           66,221             35,560

Cash Distributions                                    (98,600)          (21,421)              --           (120,021)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
     December 31, 1995                              1,719,104            29,377           66,221          1,814,702
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         335,506            53,889           (5,270)           384,125

Cash Distributions                                   (228,200)          (44,136)              --           (272,336)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,826,410            39,130           60,951          1,926,491
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         209,621            36,058           (1,727)           243,952

Cash Distributions                                   (460,900)          (52,804)              --           (513,704)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     1,575,131   $        22,384  $        59,224     $    1,656,739
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

     1995                                     $       (1.41)
                                              ===============
     1996                                     $        9.19
                                              ===============
     1997                                     $        5.74
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $       243,952   $       384,125  $        35,560
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           203,245           239,352          231,661
      Change in gas imbalance receivable
          and deferred revenues                                                           14,272             1,040          (30,235)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               83,950           (93,967)          11,931
        Increase (decrease) in accounts payable                                          (44,666)          (43,311)          (6,036)
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                     500,753           487,239          242,881
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (96,689)          (97,539)         (94,669)
    Proceeds from sales of oil and gas properties                                         12,391           196,570           22,137
    (Increase) decrease in receivable due to property disposition                         54,292           (54,292)              --
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                     (30,006)           44,739          (72,532)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (513,704)         (272,336)        (120,021)
    Payments on note payable                                                                  --           (12,500)         (50,000)
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) financing activities                    (513,704)         (284,836)        (170,021)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (42,957)          247,142              328
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           248,757             1,615            1,287
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $       205,800   $       248,757  $         1,615
                                                                                 ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                     $            --   $           302  $         4,455
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-2, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 250 limited partners made total capital contributions of $3,651,200.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1997, 1996, 1995 and 1994, the continuing costs and revenues were shared 90 percent by the limited partners and 10 percent by the general partners. Payout occurred in January 1998; therefore, for 1998 and each year remaining in the life of the partnership, the continuing costs and revenues will be shared 85 percent by the limited partners and 15 percent by the general partners.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                    Year Ended December 31,
                          -------------------------------------------
                           1997               1996             1995
                          --------          --------         --------
Acquisition of
  proved properties    $       --        $       --        $      --

Development                96,689            97,539           94,669
                          --------          --------         --------
                       $   96,689        $   97,539        $  94,669
                          --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation", resulting in a valuation allowance of $63,354. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $89,780 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $91,280 was paid to Swift in 1989 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $54,768, $54,768 and $54,768, respectively, as general and administrative overhead allowances.

         Effective June 30, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-1, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $474,452, $667,245 and $262,597, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.

                                      INDEX



                                                                                     PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                              3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997                 4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997                 5

         Notes to Financial Statements                                                6

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      120,803       $      205,800
              Oil and gas sales receivable                                                    145,071              177,188
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        265,874              382,988
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              44,565               44,416
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,750,998            3,727,132
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,456,152)          (2,408,741)
                                                                                       ---------------     ----------------
                                                                                            1,294,846            1,318,391
                                                                                       ---------------     ----------------
                                                                                       $    1,605,285       $    1,745,795
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       48,359       $       59,564
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     29,492               29,492

         Limited Partners' Capital (36,512 Limited Partnership Units;
                                                   $100 per unit)                           1,509,340            1,634,355
         General Partners' Capital                                                             18,094               22,384
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,527,434            1,656,739
                                                                                       ---------------     ----------------
                                                                                       $    1,605,285       $    1,745,795
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       117,017   $       224,853
             Interest income                                                               1,684             2,703
             Other                                                                           525             1,021
                                                                                 ---------------   ---------------
                                                                                         119,226           228,577
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              36,094            42,795
             Production taxes                                                              6,031            11,627
             Depreciation, depletion
               and amortization                                                           47,411            55,875
             General and administrative                                                   14,646            22,320
                                                                                 ---------------   ---------------
                                                                                         104,182           132,617
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        15,044   $        95,960
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .41
                                              ===============
         March 31, 1997                       $          2.63
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $         15,044        $        95,960
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            47,411                 55,875
      Change in gas imbalance receivable
          and deferred revenues                                                             (149)                (1,450)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               32,117                 24,148
        (Increase) decrease in other current assets                                           --                 54,292
        Increase (decrease) in accounts payable                                          (11,205)               (41,710)
                                                                                  --------------         --------------
              Net cash provided by (used in) operating activities                         83,218                187,115
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (23,866)                (7,276)
    Proceeds from sales of oil and gas properties                                             --                    439
                                                                                  --------------         --------------
              Net cash provided by (used in) investing activities                        (23,866)                (6,837)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (144,349)              (133,922)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (84,997)                46,356
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         205,800                248,757
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        120,803        $       295,113
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2) Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-2, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 250 limited partners made total capital contributions of $3,651,200.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1997, 1996 and 1995, the continuing costs and revenues were shared 90 percent by the limited partners and 10 percent by the general partners. Payout occurred in January, 1998; therefore, for 1998 and each year remaining in the life of the partnership, the continuing costs and revenues will be shared 85 percent by the limited partners and 15 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $89,780 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $91,280 was be paid to Swift for services performed for the Partnership.

                  Effective June 30, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-1, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

                    SWIFT ENERGY INCOME PARTNERS 1989-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                    Net Production
                                      -----------------------------------------
                                                  For the Years Ended
                                                     December 31,
                                      -----------------------------------------
                                       1997              1996            1995
                                      ------            -------         -------
Net Volumes (Equivalent MCFs)         92,461            175,305         185,223

Average Sales Price
   per Equivalent MCF                 $2.60             $2.52           $1.90

Average Production Cost
   per Equivalent MCF
   (includes production taxes)        $0.92             $0.60           $0.69


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $253,700, $145,700, $87,200, $144,500 and $275,400, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------      ----------------------
                                                   Natural                     Natural                     Natural
                                        Oil          Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      ---------      -------      ---------
                                      (BBLS)        (MMCF)       (BBLS)        (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           26,481           208        35,530            396        48,266           485
                                     -------         -----       -------          -----      -------         ------
Proved reserves
   Balance at beginning
     of year                         41,102           452        54,474            545        80,048           522

   Extensions, discoveries
     and other additions                 --            --             6              1            56             2

   Revisions of previous
     estimates                        1,404            31         6,059             49       (14,056)          137

   Sales of minerals in
     place                           (2,782)         (162)       (9,835)           (25)           --            --

   Production                        (7,196)          (49)       (9,602)          (118)      (11,574)         (116)
                                     -------         -----       -------          -----      -------         ------

   Balance at end of year            32,528           272        41,102            452        54,474           545
                                     -------         -----       -------          -----      -------         ------


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                    (BBLS)              (MMCF)            Gross            Net
-----------                ---------                   -------             -------          ------          -------
Cairn                      AL, AR, CA, KS,
                           LA, MI, MS, NM,
                           OK, TX, WY                   20,431                94              178             2.492
Norcen Explorer            WY                            4,900                 9               29             0.108
Mission Oil
   Company                 TX                            1,425                40               47             0.218
Hardy Oil Company          TX                              531                22                4             0.008
Amoco                      OK                            1,079                74              108             0.095
AWP                        TX                            4,162                33                1             0.012
                                                       -------             -----             ----            ------
                                                        32,528               272              367             2.933
                                                       -------             -----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1989-3, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-3, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-3, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                              ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      137,885       $       90,435
              Oil and gas sales receivable                                                     83,864              168,701
              Receivable due to property disposition                                               --              161,517
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        221,749              420,653
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              18,146               23,301
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,948,922            1,949,678
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,633,437)          (1,571,128)
                                                                                       ---------------     ----------------
                                                                                              315,485              378,550
                                                                                       ---------------     ----------------
                                                                                       $      555,380       $      822,504
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       23,670       $       87,438
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     11,039               12,122

         Limited Partners' Capital (21,812 Limited Partnership Units;
                                                   $100 per unit)                             520,643              709,073
         General Partners' Capital                                                                 28               13,871
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     520,671              722,944
                                                                                       ---------------     ----------------
                                                                                       $      555,380       $      822,504
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       259,269  $       468,963   $       377,136
   Interest income                                                        7,492              437               216
   Other                                                                    708            2,751             1,624
                                                                ---------------  ---------------   ---------------
                                                                        267,469          472,151           378,976
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       71,183           79,185           104,741
   Production taxes                                                      13,951           26,486            23,813
   Depreciation, depletion
     and amortization -
        Normal provision                                                 62,309          132,641           170,857
        Additional provision                                                 --               --             3,488
   General and administrative                                            41,209           40,921            41,425
   Interest expense                                                          --            1,302             6,096
                                                                ---------------  ---------------   ---------------
                                                                        188,652          280,535           350,420
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        78,817  $       191,616   $        28,556
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       697,536   $        10,153  $        67,896     $      775,585

Income (Loss)                                          29,795            15,900          (17,139)            28,556

Cash Distributions                                    (87,200)          (19,706)              --           (106,906)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 640,131             6,347           50,757            697,235
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         176,692            27,731          (12,807)           191,616

Cash Distributions                                   (145,700)          (20,207)              --           (165,907)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 671,123            13,871           37,950            722,944
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          75,193            13,547           (9,923)            78,817

Cash Distributions                                   (253,700)          (27,390)              --           (281,090)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       492,616   $            28  $        28,027     $      520,671
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $          1.37
                                              ===============
      1996                                    $          8.10
                                              ===============
      1997                                    $          3.45
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                ----------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $        78,817   $       191,616  $        28,556
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            62,309           132,641          174,345
      Change in gas imbalance receivable
          and deferred revenues                                                            4,072             1,815          (12,993)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               84,837           (86,534)          19,517
        Increase (decrease) in accounts payable                                          (63,768)          (39,413)         (42,166)
                                                                                ----------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                     166,267           200,125          167,259
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                   (7,158)          (12,389)         (26,832)
    Proceeds from sales of oil and gas properties                                          7,914           236,821               61
    (Increase) decrease in receivable due to property disposition                        161,517          (161,517)              --
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                     162,273            62,915          (26,771)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (281,090)         (165,907)        (106,906)
    Payments on note payable                                                                  --            (8,334)         (33,333)
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) financing activities                    (281,090)         (174,241)        (140,239)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      47,450            88,799              249
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                            90,435             1,636            1,387
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $       137,885   $        90,435  $         1,636
                                                                                 ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                     $            --   $         1,373  $         6,372
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-3, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 160 limited partners made total capital contributions of $2,181,200.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During, 1992 and 1991, the cash distribution rate exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996, 1995 and 1994, the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                   Year Ended December 31,
                          -------------------------------------------
                           1997               1996             1995
                          --------          --------         --------
Acquisition of
  proved properties    $       --        $       --        $      --

Development                 7,158            12,389           26,832
                          --------          --------         --------
                       $    7,158        $   12,389        $  26,832
                          --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation", resulting in an additional provision for depreciation, depletion and amortization of $3,488. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $54,530 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $54,530 was paid to Swift in 1989 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $32,718, $32,718 and $32,718, respectively, as general and administrative overhead allowances.

         Effective September 30, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with
Swift Energy Managed Pension Assets Partnership 1989-2, Ltd. ("Pension Partnership"), managed by Swift, for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $126,815, $309,518 and $169,907, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.

                                      INDEX



                                                                                   PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                            3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997               4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997               5

         Notes to Financial Statements                                              6

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      122,799       $      137,885
              Oil and gas sales receivable                                                     55,599               83,864
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        178,398              221,749
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              18,600               18,146
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,949,476            1,948,922
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,647,396)          (1,633,437)
                                                                                       ---------------     ----------------
                                                                                              302,080              315,485
                                                                                       ---------------     ----------------
                                                                                       $      499,078       $      555,380
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       20,597       $       23,670
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     11,039               11,039

         Limited Partners' Capital (21,812 Limited Partnership Units;
                                                   $100 per unit)                             467,387              520,643
         General Partners' Capital                                                                 55                   28
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     467,442              520,671
                                                                                       ---------------     ----------------
                                                                                       $      499,078       $      555,380
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        37,694   $        89,081
             Interest income                                                               1,665               995
             Other                                                                           112               217
                                                                                 ---------------   ---------------
                                                                                          39,471            90,293
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              12,689            19,921
             Production taxes                                                              1,899             4,401
             Depreciation, depletion
               and amortization                                                           13,959            17,510
             General and administrative                                                    8,756            12,356
                                                                                 ---------------   ---------------
                                                                                          37,303            54,188
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         2,168   $        36,105
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .10
                                              ===============
         March 31, 1997                       $          1.66
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                  1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          2,168        $        36,105
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            13,959                 17,510
      Change in gas imbalance receivable
          and deferred revenues                                                             (454)                (1,046)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               28,265                 68,596
        (Increase) decrease in other current assets                                           --                161,517
        Increase (decrease) in accounts payable                                           (3,073)               (55,969)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        40,865                226,713
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                     (554)                (9,982)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (55,397)               (82,131)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (15,086)               134,600
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         137,885                 90,435
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        122,799        $       225,035
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-3, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 160 limited partners made total capital contributions of $2,181,200.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996, 1995 and 1994, the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $54,530 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $54,530 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1989-3, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  Effective September 30, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-2, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                    -----------------------------------------
                                                For the Years Ended
                                                   December 31,
                                    -----------------------------------------
                                     1997              1996            1995
                                    ------            -------         -------
Net Volumes (Equivalent MCFs)       81,351            105,333         123,445

Average Sales Price
   per Equivalent MCF               $2.40             $2.45           $1.81

Average Production Cost
   per Equivalent MCF
   (includes production taxes)      $0.88             $0.97           $0.76


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $83,200, $50,500, $51,200, $187,600 and $272,800, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ---------------------        ---------------------
                                                  Natural                      Natural                     Natural
                                       Oil          Gas           Oil           Gas            Oil           Gas
                                     -------      --------       -------      --------        -------      --------
                                      (BBLS)      (MMCF)         (BBLS)        (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year            24,226          286        34,578            299        36,603           361
                                     -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         36,899           360        42,669            420        61,179           500

   Extensions, discoveries
     and other additions                 --            --            17              2           155             5

   Revisions of previous
     estimates                       (3,725)           76         3,079             22       (10,583)           (9)

   Sales of minerals in
     place                             (527)          (17)       (2,638)           (17)           (4)           (1)

   Production                        (5,444)          (49)       (6,228)           (67)       (8,078)          (75)
                                     -------         -----       -------          -----       -------         -----

   Balance at end of year            27,203           370        36,899            360        42,669           420
                                     -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
----------                 ---------                    ------             -------          ------          -------
Norcen Explorer            WY                           21,362                40               29             0.469
U.S. Companies             TX                               82                 6               19             0.192
Mission Oil
   Company                 TX                            2,261                64               47             0.346
Hardy Oil Company          TX                              844                35                4             0.013
Amoco                      OK                            2,282               192              108             0.263
Sugarland                  OK, TX                          372                33               56             0.265
                                                        ------             -----             ----            ------
                                                        27,203               370              263             1.548
                                                        ------             -----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1989-4, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-4, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-4, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                    ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,184       $        1,124
              Oil and gas sales receivable                                                     56,754               71,532
                                                                                       ---------------     ----------------
                  Total Current Assets                                                         57,938               72,656
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              25,028               28,301
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,533,340            1,545,108
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,208,865)          (1,150,496)
                                                                                       ---------------     ----------------
                                                                                              324,475              394,612
                                                                                       ---------------     ----------------
                                                                                       $      407,441       $      495,569
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       23,419       $       64,215
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     31,275               34,289

         Limited Partners' Capital (15,158 Limited Partnership Units;
                                                   $100 per unit)                             342,792              381,775
         General Partners' Capital                                                              9,955               15,290
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     352,747              397,065
                                                                                       ---------------     ----------------
                                                                                       $      407,441       $      495,569
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       209,575  $       279,790   $       242,146
   Interest income                                                          345              326               412
   Other                                                                  2,511            3,021             3,895
                                                                ---------------  ---------------   ---------------
                                                                        212,431          283,137           246,453
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       58,389           83,214            76,088
   Production taxes                                                      13,528           18,637            18,119
   Depreciation, depletion
     and amortization                                                    58,369           85,591            92,226
   General and administrative                                            28,889           28,720            29,096
   Interest expense                                                         109            7,298            11,212
                                                                ---------------  ---------------   ---------------
                                                                        159,284          223,460           226,741
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        53,147  $        59,677   $        19,712
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                   Limited           General
                                                                   Partners          Partners             Total
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1994                             $       430,587  $        15,515     $      446,102

               Income (Loss)                                              5,569           14,143             19,712

               Cash Distributions                                       (51,200)         (14,177)           (65,377)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1995                                     384,956           15,481            400,437
                                                                ---------------  ---------------     ---------------

               Income (Loss)                                             47,319           12,358             59,677

               Cash Distributions                                       (50,500)         (12,549)           (63,049)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1996                                     381,775           15,290            397,065
                                                                ---------------  ---------------     ---------------

               Income (Loss)                                             44,217            8,930             53,147

               Cash Distributions                                       (83,200)         (14,265)           (97,465)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1997                             $       342,792  $         9,955     $      352,747
                                                                ===============  ===============     ===============



               Limited Partners' net income (loss)
                   per unit

                      1995                                      $           .37
                                                                ===============
                      1996                                      $          3.12
                                                                ===============
                      1997                                      $          2.92
                                                                ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $        53,147   $        59,677  $        19,712
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            58,369            85,591           92,226
      Change in gas imbalance receivable
          and deferred revenues                                                              259            (1,345)           1,857
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               14,778            (9,713)          (7,683)
        Increase (decrease) in accounts payable                                          (40,796)         (110,482)          23,979
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) operating activities                      85,757            23,728          130,091
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (10,502)           (6,420)         (18,482)
    Proceeds from sales of oil and gas properties                                         22,270            56,280               --
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) investing activities                      11,768            49,860          (18,482)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (97,465)          (63,049)         (65,377)
    Payments on note payable                                                                  --           (11,459)         (45,838)
                                                                                 ---------------   ---------------  ---------------
                 Net cash provided by (used in) financing activities                     (97,465)          (74,508)        (111,215)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          60              (920)             394
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                             1,124             2,044            1,650
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $         1,184   $         1,124  $         2,044
                                                                                 ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                     $           109   $         7,489  $        11,937
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                          NOTES TO FINANCIAL STATEMENTS

(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-4, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 107 limited partners made total capital contributions of $1,515,800.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1994, 1993 and 1992, the cash distribution rate exceeded 17.5 percent and thus, in 1995, 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996 and 1995, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997 and 1996 the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                     Year Ended December 31,
                           -------------------------------------------
                             1997              1996             1995
                           --------          --------         --------
Acquisition of
  proved properties     $       --        $       --        $      --

Development                 10,502             6,420           18,482
                           --------          --------         --------
                        $   10,502        $    6,420        $  18,482
                           --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $37,520 for managing and overseeing the offering of limited partnership units.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         A one-time management fee of $37,895 was paid to Swift in 1989 for services performed for the Partnership in 1990. During 1997, 1996 and 1995, the Partnership paid Swift $22,737, $22,737 and $22,737, respectively, as general and administrative overhead allowances.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $112,638, $170,659 and $99,551, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.

                                      INDEX



                                                                                    PAGE

FINANCIAL STATEMENTS:
         Balance Sheets

                  - March 31, 1998 and December 31, 1997                             3

         Statements of Operations

                  - Three month periods ended March 31, 1998 and 1997                4

         Statements of Cash Flows

                  - Three month periods ended March 31, 1998 and 1997                5

         Notes to Financial Statements                                               6

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,189       $        1,184
              Oil and gas sales receivable                                                     56,515               56,754
                                                                                       ---------------     ----------------
                  Total Current Assets                                                         57,704               57,938
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              25,026               25,028
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,515,404            1,533,340
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,220,441)          (1,208,865)
                                                                                       ---------------     ----------------
                                                                                              294,963              324,475
                                                                                       ---------------     ----------------
                                                                                       $      377,693       $      407,441
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       14,288       $       23,419
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     31,275               31,275

         Limited Partners' Capital (15,158 Limited Partnership Units;
                                                   $100 per unit)                             324,437              342,792
         General Partners' Capital                                                              7,693                9,955
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     332,130              352,747
                                                                                       ---------------     ----------------
                                                                                       $      377,693       $      407,441
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998                1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        30,984   $        68,837
             Interest income                                                                  94                69
             Other                                                                           414               792
                                                                                 ---------------   ---------------
                                                                                          31,492            69,698
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                               9,841            13,586
             Production taxes                                                              2,235             4,389
             Depreciation, depletion
               and amortization                                                           11,576            17,076
             General and administrative                                                    6,088             6,728
             Interest expense                                                                 --                65
                                                                                 ---------------   ---------------
                                                                                          29,740            41,844
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         1,752   $        27,854
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .12
                                              ===============
         March 31, 1997                       $          1.84
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                       1998                  1997
                                                                                  --------------        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          1,752        $        27,854
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            11,576                 17,076
      Change in gas imbalance receivable
          and deferred revenues                                                                2                 (2,886)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                                  239                  6,488
        Increase (decrease) in accounts payable                                           (9,131)               (18,842)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                         4,438                 29,690
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                      (63)                (3,937)
    Proceeds from sales of oil and gas properties                                         17,999                     77
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        17,936                 (3,860)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (22,369)               (25,825)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           5                      5
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,184                  1,124
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,189        $         1,129
                                                                                  ==============         ==============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $             --        $            65
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-4, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 107 limited partners made total capital contributions of $1,515,800.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1994, 1993 and 1992, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1995, 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996 and 1995, the cash distribution rate fell below 17.5 percent and thus in 1998, 1997 and 1996, the continuing costs and revenues will be
        (were) shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $37,520 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $37,895 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1989-4, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                    ------------------------------------------
                                                For the Years Ended
                                                   December 31,
                                    ------------------------------------------
                                      1997             1996              1995
                                    -------           -------          -------
Net Volumes (Equivalent MCFs)       367,176           446,039          384,629

Average Sales Price
   per Equivalent MCF               $2.86             $2.93            $2.05

Average Production Cost
   per Equivalent MCF
   (includes production taxes)      $0.89             $0.75            $0.97


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $692,700, $317,200, $143,700, $332,700 and $668,200, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                      Natural                     Natural
                                      Oil          Gas           Oil            Gas           Oil           Gas
                                    -------      --------       -------       --------       -------      --------
                                     (BBLS)       (MMCF)        (BBLS)         (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year          152,549         1,118       197,700          1,397       244,153         1,627
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        219,749         1,626       272,257          1,819       326,694         1,804

   Extensions, discoveries
     and other additions                 --            --         2,013             91           668            23

   Revisions of previous
     estimates                      (11,895)          (41)       (5,118)           (24)      (22,167)          196

   Sales of minerals in
     place                           (1,059)          (62)      (14,611)           (23)       (2,826)           --

   Production                       (33,079)         (169)      (34,792)          (237)      (30,112)         (204)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           173,716         1,354       219,749          1,626       272,257         1,819
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.

                                  Selected Data

         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                          Natural                   Wells
                                                         Oil                Gas            ------------------------
Acquisition                State(s)                     (BBLS)            (MMCF)            Gross            Net
-----------                ---------                    ------            -------          ------          --------
Shell Oil Company          TX                           25,095               634               67             1.450
Union Pacific              AR, KS, NM,
                           OK, TX                       32,314               146              127             2.527
Allstate                   KS, LA, OK                      105                36              158             1.925
Ellison                    OK                           68,695                11               40             1.012
Cairn                      AL, AR, CA, KS
                           LA, MI, MS, NM
                           OK, TX, WY                    7,777                36              177             0.948
Hyde                       AK, LA, OK, TX                5,833               264               25             0.675
Norcen Explorer            WY                           30,626                57               29             0.672
Mission Oil
   Company                 TX                            1,423                40               47             0.218
Hardy Oil Company          TX                              531                22                4             0.008
Amoco                      OK                            1,201               101              108             1.138
U.S. Companies             TX                              116                 7               19             0.268
                                                       -------             -----             ----            ------
                                                       173,716             1,354              801            10.841
                                                       -------             -----             ----            ------

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Income Partners 1989-A, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-A, Ltd., (a Texas limited partnership) as of December 31, 1997and 1996 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-A, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                 ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------

         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      143,645       $      262,455
              Oil and gas sales receivable                                                    264,694              395,329
              Receivable due to property disposition                                               --               62,443
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        408,339              720,227
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              48,599               69,545
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,402,779            5,227,499
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,464,374)          (3,160,355)
                                                                                       ---------------     ----------------
                                                                                            1,938,405            2,067,144
                                                                                       ---------------     ----------------
                                                                                       $    2,395,343       $    2,856,916
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       94,176       $      152,366
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     31,763               36,875

         Limited Partners' Capital (51,792.81 Limited Partnership Units;
                                                   $100 per unit)                           2,245,932            2,621,172
         General Partners' Capital                                                             23,472               46,503
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,269,404            2,667,675
                                                                                       ---------------     ----------------
                                                                                       $    2,395,343       $    2,856,916
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $     1,084,962  $     1,346,380   $       816,124
   Interest income                                                       10,531            3,047               289
   Other                                                                  4,918            9,515             9,416
                                                                ---------------  ---------------   ---------------
                                                                      1,100,411        1,358,942           825,829
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      267,085          263,980           322,689
   Production taxes                                                      59,096           71,422            48,934
   Depreciation, depletion
     and amortization                                                   304,019          339,769           295,199
   General and administrative                                            97,272           96,863            97,975
   Interest expense                                                          --              263             6,814
                                                                ---------------  ---------------   ---------------
                                                                        727,472          772,297           771,611
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       372,939  $       586,645   $        54,218
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                    Limited           General
                                                                    Partners          Partners             Total
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1994                             $     2,550,262  $        27,447     $    2,577,709

               Income (Loss)                                             26,342           27,876             54,218

               Cash Distributions                                      (143,700)         (24,982)          (168,682)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1995                                   2,432,904           30,341          2,463,245
                                                                ---------------  ---------------     ---------------

               Income (Loss)                                            505,468           81,177            586,645

               Cash Distributions                                      (317,200)         (65,015)          (382,215)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1996                                   2,621,172           46,503          2,667,675
                                                                ---------------  ---------------     ---------------

               Income (Loss)                                            317,460           55,479            372,939

               Cash Distributions                                      (692,700)         (78,510)          (771,210)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1997                             $     2,245,932  $        23,472     $    2,269,404
                                                                ===============  ===============     ===============



               Limited Partners' net income (loss)
                   per unit

                      1995                                      $           .51
                                                                ===============
                      1996                                      $          9.76
                                                                ===============
                      1997                                      $          6.13
                                                                ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       372,939   $       586,645  $        54,218
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          304,019           339,769          295,199
      Change in gas imbalance receivable
          and deferred revenues                                                          15,834             1,297          (33,968)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             130,635          (173,273)             855
        Increase (decrease) in accounts payable                                         (58,190)          (85,245)         (12,827)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   765,237           669,193          303,477
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                (186,309)         (175,505)        (112,528)
    Proceeds from sales of oil and gas properties                                        11,029           228,521           44,711
    (Increase) decrease in receivable due to property disposition                        62,443           (62,443)              --
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                  (112,837)           (9,427)         (67,817)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (771,210)         (382,215)        (168,682)
    Payments on note payable                                                                 --           (16,666)         (66,667)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                  (771,210)         (398,881)        (235,349)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (118,810)          260,885              311
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          262,455             1,570            1,259
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $       143,645   $       262,455  $         1,570
                                                                                ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            --   $           403  $         7,364
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 455 limited partners made total capital contributions of $5,179,281.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1997, 1996, 1995 and 1994 the continuing costs and revenues were shared 90 percent by the limited partners and 10 percent by the general partners. Payout occurred as of January 1998; therefore, for 1998 and each year remaining in the life of the partnership, the continuing costs and revenues will be shared 85 percent by the limited partners and 15 percent by the general partners.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                     Year Ended December 31,
                           -------------------------------------------
                             1997             1996             1995
                           --------          --------         --------
Acquisition of
  proved properties     $       --        $       --        $      --

Development                186,309           175,505          112,528
                           --------          --------         --------
                        $  186,309        $  175,505        $ 112,528
                           --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of the properties.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         An  affiliate  of the  Special  General  Partner,  as  Dealer  Manager,
received   $127,700  for  managing  and   overseeing  the  offering  of  limited
partnership units.

         A one-time management fee of $129,482 was paid to Swift in 1989 for services performed for the Partnership. During 1997, 1996 and 1995, the
Partnership paid Swift $77,689, $77,689 and $77,689 as a general and administrative overhead allowance.

         Effective March 31, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-A, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $670,846, $937,415 and $312,826, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.

                                      INDEX

                                                                                       PAGE
FINANCIAL STATEMENTS:
         Balance Sheets

                - March 31, 1998 and December 31, 1997                                  3

         Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                     4

         Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                     5

         Notes to Financial Statements                                                  6

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       15,108       $      143,645
              Oil and gas sales receivable                                                    219,736              264,694
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        234,844              408,339
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              48,772               48,599
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,450,942            5,402,799
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,537,613)          (3,464,374)
                                                                                       ---------------     ----------------
                                                                                            1,913,329            1,938,405
                                                                                       ---------------     ----------------
                                                                                       $    2,196,945       $    2,395,343
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       73,165       $       94,176
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     31,763               31,763

         Limited Partners' Capital (51,792.81 Limited Partnership Units;
                                                   $100 per unit)                           2,067,674            2,245,932
         General Partners' Capital                                                             24,343               23,472
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,092,017            2,269,404
                                                                                       ---------------     ----------------
                                                                                       $    2,196,945       $    2,395,343
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March  31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       173,191   $       330,229
             Interest income                                                                 523             2,610
             Other                                                                           846             1,595
                                                                                 ---------------   ---------------
                                                                                         174,560           334,434
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              55,945            63,331
             Production taxes                                                              8,945            16,895
             Depreciation, depletion
               and amortization                                                           73,239            80,421
             General and administrative                                                   20,876            32,647
                                                                                 ---------------   ---------------
                                                                                         159,005           193,294
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        15,555   $       141,140
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .30
                                              ================
         March 31, 1997                       $          2.73
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                  -------------------------------------
                                                                                       1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $         15,555        $       141,140
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            73,239                 80,421
      Change in gas imbalance receivable
          and deferred revenues                                                             (173)                (1,521)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               44,958                 27,973
        (Increase) decrease in other current assets                                           --                 62,443
        Increase (decrease) in accounts payable                                          (21,011)               (61,029)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       112,568                249,427
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (48,163)               (15,514)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (192,942)              (191,279)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (128,537)                42,634
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         143,645                262,455
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         15,108        $       305,089
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are
        required   to   contribute   up  to  1/99th  of  limited   partner   net
        contributions.
        The 449 limited partners made total capital contributions of $5,179,281.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1997, 1996, 1995 and 1994, the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout occurred in January, 1998; therefore, for 1998 and each year remaining in the life of the partnership, the continuing costs and revenues will be shared 85 percent by the limited partners and 15 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $128,607 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $129,482 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1989-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  Effective March 31, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-A, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.


                                               Net Production
                                    ------------------------------------
                                             For the Years Ended
                                                 December 31,
                                    ------------------------------------
                                      1997       1996            1995
                                     ------    -------          -------
Net Volumes (Equivalent MCFs)       179,475    341,474          361,718

Average Sales Price
   per Equivalent MCF               $2.59        $2.52           $1.91

Average Production Cost
   per Equivalent MCF
   (includes production taxes)      $0.91        $0.61           $0.70


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $475,500, $282,200, $189,100, $292,400 and $527,600, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    --------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    -------------------         -----------------------      -----------------------
                                                    Natural                     Natural                     Natural
                                        Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------       --------       -------       --------
                                      (BBLS)        (MMCF)       (BBLS)         (MMCF)        (BBLS)         (MMCF)
Proved developed
   reserves at end of year           54,393           371        73,359            730        99,870           910
                                     -------         -----       -------          -----      -------         -----
Proved reserves
   Balance at beginning
     of year                         84,520           839       111,648          1,013       164,218           952

   Extensions, discoveries
     and other additions                 --            --            13              1           116             4

   Revisions of previous
     estimates                        1,324            49        12,063             98       (29,078)          277

   Sales of minerals in
     place                           (5,439)         (317)      (19,738)           (49)           --            --

   Production                       (14,681)          (91)      (19,466)          (224)      (23,608)         (220)
                                     -------         -----       -------          -----      -------         -----

   Balance at end of year            65,724           480        84,520            839       111,648         1,013
                                     -------         -----       -------          -----      -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                  Wells
                                                         Oil                 Gas            ___________________
Acquisition                 State(s)                   (BBLS)              (MMCF)            Gross            Net
-----------                 ---------                  ------              -------          ------          -------
Cairn                      AL, AR, CA,
                           KS, LA, MI,
                           MS, NM, OK
                           TX, WY                       39,940               184              178             4.871
Norcen Explorer            WY                           13,820                26               29             0.303
Mission Oil
   Company                 TX                            1,252                35               47             0.192
Hardy Oil Company          TX                              467                20                4             0.007
Amoco                      OK                            2,191               152              108             0.196
AWP                        TX                            8,054                63                1             0.021
                                                       -------             -----             ----            ------
                                                        65,724               480              367             5.590
                                                       -------             -----             ----            ------

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Income Partners 1989-C, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-C, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-C, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                           ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      302,308       $      193,408
              Oil and gas sales receivable                                                    136,384              326,704
              Receivable due to property disposition                                               --              315,837
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        438,692              835,949
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              36,428               46,629
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,669,178            3,670,111
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,076,893)          (2,957,967)
                                                                                       ---------------     ----------------
                                                                                              592,285              712,144
                                                                                       ---------------     ----------------
                                                                                       $    1,067,405       $    1,594,722
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       21,111       $      171,796
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     22,741               24,971

         Limited Partners' Capital (40,899 Limited Partnership Units;
                                                   $100 per unit)                           1,023,551            1,371,116
         General Partners' Capital                                                                  2               26,839
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,023,553            1,397,955
                                                                                       ---------------     ----------------
                                                                                       $    1,067,405       $    1,594,722
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       495,140  $       906,467   $       732,612
   Interest income                                                       16,038            1,026               359
   Other                                                                  1,849            4,528             3,875
                                                                ---------------  ---------------   ---------------
                                                                        513,027          912,021           736,846
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      136,065          156,277           204,906
   Production taxes                                                      26,527           51,365            46,772
   Depreciation, depletion
     and amortization                                                   118,926          254,594           328,140
   General and administrative                                            77,610           77,456            78,476
   Interest expense                                                          --            2,033             9,907
                                                                ---------------  ---------------   ---------------
                                                                        359,128          541,725           668,201
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       153,899  $       370,296   $        68,645
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     1,320,434   $        19,833  $       167,577     $    1,507,844

Income (Loss)                                          67,807            31,106          (30,268)            68,645

Cash Distributions                                   (189,100)          (38,741)              --           (227,841)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               1,199,141            12,198          137,309          1,348,648
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         346,738            53,430          (29,872)           370,296

Cash Distributions                                   (282,200)          (38,789)              --           (320,989)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,263,679            26,839          107,437          1,397,955
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         149,898            25,964          (21,963)           153,899

Cash Distributions                                   (475,500)          (52,801)              --           (528,301)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       938,077   $             2  $        85,474     $    1,023,553
                                              ===============   ===============  ---============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $          1.66
                                              ===============
      1996                                    $          8.48
                                              ===============
      1997                                    $          3.67
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996             1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       153,899   $       370,296  $        68,645
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          118,926           254,594          328,140
      Change in gas imbalance receivable
          and deferred revenues                                                           7,971             3,493          (25,151)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             190,320          (165,935)          35,465
        Increase (decrease) in accounts payable                                        (150,685)          (53,670)         (60,287)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   320,431           408,778          346,812
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (14,535)          (25,285)         (52,105)
    Proceeds from sales of oil and gas properties                                        15,468           461,702              119
        (Increase) decrease in receivable due to property disposition                   315,837          (315,837)              --
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                   316,770           120,580          (51,986)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (528,301)         (320,989)        (227,841)
    Payments on note payable                                                                 --           (16,667)         (66,667)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                  (528,301)         (337,656)        (294,508)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    108,900           191,702              318
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          193,408             1,706            1,388
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $       302,308   $       193,408  $         1,706
                                                                                ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            --   $         2,173  $        10,456
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-C, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 449 limited partners made total capital contributions of $4,089,900.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996, 1995 and 1994 the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners.
Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                     Year Ended December 31,
                            -------------------------------------------
                             1997             1996              1995
                            ------           ------            --------
Acquisition of
  proved properties      $       --        $       --        $      --

Development                  14,535            25,285           52,105
                            --------          --------         --------
                         $   14,535        $   25,285        $  52,105
                            --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

(4) Related-Party Transactions -

         An  affiliate  of the  Special  General  Partner,  as  Dealer  Manager,
received   $100,788  for  managing  and   overseeing  the  offering  of  limited
partnership units.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         A one-time management fee of $102,247 was paid to Swift in 1989 for services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $61,349, $61,349 and $61,349, respectively, as general and administrative overhead allowances.

         Effective September 30, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $242,858, $581,050 and $325,520, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.

                                      INDEX


                                                                                    PAGE
FINANCIAL STATEMENTS:

         Balance Sheets

                - March 31, 1998 and December 31, 1997                               3

         Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                  4

         Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                  5

         Notes to Financial Statements                                               6

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      270,302       $      302,308
              Oil and gas sales receivable                                                     92,582              136,384
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        362,884              438,692
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              37,315               36,428
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,670,035            3,669,178
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,104,075)          (3,076,893)
                                                                                       ---------------     ----------------
                                                                                              565,960              592,285
                                                                                       ---------------     ----------------
                                                                                       $      966,159       $    1,067,405
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       26,249       $       21,111
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     22,741               22,741

         Limited Partners' Capital (40,899 Limited Partnership Units;
                                                   $100 per unit)                             917,110            1,023,551
         General Partners' Capital                                                                 59                    2
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     917,169            1,023,553
                                                                                       ---------------     ----------------
                                                                                       $      966,159       $    1,067,405
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        71,928   $       170,540
             Interest income                                                               3,676             2,202
             Other                                                                           293               569
                                                                                 ---------------   ---------------
                                                                                          75,897           173,311
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              25,428            38,425
             Production taxes                                                              3,632             8,293
             Depreciation, depletion
               and amortization                                                           27,182            32,977
             General and administrative                                                   16,572            23,222
                                                                                 ---------------   ---------------
                                                                                          72,814           102,917
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         3,083   $        70,394
                                                                                 ===============   ===============

         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .08
                                              ===============
         March 31, 1997                       $          1.72
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                        1998                  1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          3,083        $        70,394
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            27,182                 32,977
      Change in gas imbalance receivable
          and defered revenues                                                              (887)                (2,157)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               43,802                161,858
        (Increase) decrease in other current assets                                           --                315,837
        Increase (decrease) in accounts payable                                            5,138               (137,819)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        78,318                441,090
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                     (857)               (19,596)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (109,467)              (154,840)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (32,006)               266,654
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         302,308                193,408
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        270,302        $       460,062
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-C, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are
        required   to   contribute   up  to  1/99th  of  limited   partner   net
        contributions.
        The 449 limited partners made total capital contributions of $4,089,900.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1992 and 1991, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1993 and 1992, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995, 1994 and 1993, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996, 1995 and 1994, the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $100,788 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $102,247 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1989-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  Effective September 30, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                 Net Production
                                  -----------------------------------------
                                               For the Years Ended
                                                  December 31,
                                  -----------------------------------------
                                   1997              1996            1995
                                  -------           -------         -------
Net Volumes (Equivalent MCFs)     218,388           279,570         328,062

Average Sales Price
   per Equivalent MCF             $2.40             $2.45           $1.80

Average Production Cost
   per Equivalent MCF
   (includes production taxes)    $0.88             $0.98           $0.77


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $219,600, $132,800, $151,700, $505,300 and $720,800, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil           Gas           Oil           Gas           Oil           Gas
                                    -------      --------       -------      ---------       -------      --------
                                     (BBLS)       (MMCF)         (BBLS)       (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           66,113           763        94,221            783       100,512           948
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        100,481           936       117,087          1,101       167,420         1,303

   Extensions, discoveries
     and other additions                 --            --            46              5           428            14

   Revisions of previous
     estimates                      (10,374)          210         7,237             54       (28,950)          (17)

   Sales of minerals in
     place                             (942)          (31)       (7,186)           (45)           (7)           (2)

   Production                       (14,826)         (129)      (16,703)          (179)      (21,804)         (197)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year            74,339           986       100,481            936       117,087         1,101
                                    -------         -----       -------          -----       -------         -----

         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.

                                  Selected Data

         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                    (BBLS)              (MMCF)            Gross            Net
-----------                ---------                   ------              -------          ------          -------
Norcen Explorer            WY                           58,621               109               29             1.287
U.S. Companies             TX                              226                15               19             0.528
Mission Oil
   Company                 TX                            6,218               175               47             0.953
Hardy Oil Company          TX                            2,320                97                4             0.037
Amoco                      OK                            6,291               529              108             0.724
Sugarland                  OK, TX                          663                61               56             0.473
                                                       -------             -----             ----            ------
                                                        74,339               986              263             4.002
                                                       -------             -----             ----            ------


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Income Partners 1989-D, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1989-D, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1989-D, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                            ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       10,173       $        1,015
              Oil and gas sales receivable                                                    139,699              188,662
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        149,872              189,677
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              68,976               78,001
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,027,187            4,041,279
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,185,789)          (3,035,286)
                                                                                       ---------------     ----------------
                                                                                              841,398            1,005,993
                                                                                       ---------------     ----------------
                                                                                       $    1,060,246       $    1,273,671
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       33,990       $      133,508
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     85,388               93,668

         Limited Partners' Capital (39,938.01 Limited Partnership Units;
                                                   $100 per unit)                             914,457            1,006,511
         General Partners' Capital                                                             26,411               39,984
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     940,868            1,046,495
                                                                                       ---------------     ----------------
                                                                                       $    1,060,246       $    1,273,671
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996            1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       563,290  $       743,649   $       642,114
   Interest income                                                          839              807               958
   Other                                                                  6,795           10,607            10,508
                                                                ---------------  ---------------   ---------------
                                                                        570,924          755,063           653,580
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      155,816          223,090           202,915
   Production taxes                                                      36,682           49,722            48,162
   Depreciation, depletion
     and amortization                                                   150,503          218,702           235,623
   General and administrative                                            75,870           75,801            76,763
   Interest expense                                                          --           17,119            27,640
                                                                ---------------  ---------------   ---------------
                                                                        418,871          584,434           591,103
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       152,053  $       170,629   $        62,477
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                    Limited           General
                                                                    Partners          Partners            Total
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1994                             $     1,128,957  $        40,216     $    1,169,173

               Income (Loss)                                             24,698           37,779             62,477

               Cash Distributions                                      (151,700)         (37,880)          (189,580)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1995                                   1,001,955           40,115          1,042,070
                                                                ---------------  ---------------     ---------------

               Income (Loss)                                            137,356           33,273            170,629

               Cash Distributions                                      (132,800)         (33,404)          (166,204)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1996                                   1,006,511           39,984          1,046,495
                                                                ---------------  ---------------     ---------------

               Income (Loss)                                            127,546           24,507            152,053

               Cash Distributions                                      (219,600)         (38,080)          (257,680)
                                                                ---------------  ---------------     ---------------
               Balance,
                  December 31, 1997                             $       914,457  $        26,411     $      940,868
                                                                ===============  ===============     ===============



               Limited Partners' net income (loss)
                   per unit

                      1995                                      $           .62
                                                                ===============
                      1996                                      $          3.44
                                                                ===============
                      1997                                      $          3.19
                                                                ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997              1996             1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       152,053   $       170,629  $        62,477
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          150,503           218,702          235,623
      Change in gas imbalance receivable
          and deferred revenues                                                             745            (3,769)           5,268
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              48,963           (25,097)         (17,833)
        Increase (decrease) in accounts payable                                         (99,518)         (300,404)          76,555
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   252,746            60,061          362,090
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (28,967)          (17,436)         (47,878)
    Proceeds from sales of oil and gas properties                                        43,059           153,821               --
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    14,092           136,385          (47,878)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (257,680)         (166,204)        (189,580)
    Payments on note payable                                                                 --           (31,092)        (124,367)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                  (257,680)         (197,296)        (313,947)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      9,158              (850)             265
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                            1,015             1,865            1,600
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $        10,173   $         1,015  $         1,865
                                                                                ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            --   $        17,736  $        29,508
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1989-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 447 limited partners made total capital contributions of $3,993,801.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1994, 1993 and 1992, the cash distribution rate exceeded 17.5 percent and thus, in 1995, 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996 and 1995, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997 and 1996 the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                      Year Ended December 31,
                             -------------------------------------------
                              1997              1996             1995
                             --------          --------         --------
Acquisition of
  proved properties       $       --        $       --        $      --

Development                   28,967            17,436           47,878
                             --------          --------         --------
                          $   28,967        $   17,436        $  47,878
                             --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $99,845 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $99,845 was paid to Swift in 1989 for services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $59,907, $59,907 and $59,907, respectively, as a general and administrative overhead allowance.

         Effective December 31, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-D, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $314,072, $450,392 and $279,813, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATMENTS:
         Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

         Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                   4

         Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

         Notes to Financial Statements                                                6

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        9,422       $       10,173
              Oil and gas sales receivable                                                    152,235              139,699
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        161,657              149,872
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              68,971               68,976
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,995,218            4,027,187
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,216,214)          (3,185,789)
                                                                                       ---------------     ----------------
                                                                                              779,004              841,398
                                                                                       ---------------     ----------------
                                                                                       $    1,009,632       $    1,060,246
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       38,300       $       33,990
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     85,388               85,388

         Limited Partners' Capital (39,938.01 Limited Partnership Units;
                                                   $100 per unit)                             865,539              914,457
         General Partners' Capital                                                             20,405               26,411
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     885,944              940,868
                                                                                       ---------------     ----------------
                                                                                       $    1,009,632       $    1,060,246
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        84,346   $       183,772
             Interest income                                                                 253               180
             Other                                                                         1,128             2,149
                                                                                 ---------------   ---------------
                                                                                          85,727           186,101
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              26,639            36,299
             Production taxes                                                              6,152            11,723
             Depreciation, depletion
               and amortization                                                           30,425            43,424
             General and administrative                                                   16,181            16,962
                                                                                 ---------------   ---------------
                                                                                          79,397           108,408
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         6,330   $        77,693
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .16
                                              ===============
         March 31, 1997                       $          1.95
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          6,330        $        77,693
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            30,425                 43,424
      Change in gas imbalance receivable
          and deferred revenues                                                                5                 (7,957)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (12,536)                14,971
        Increase (decrease) in accounts payable                                            4,310                (49,278)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        28,534                 78,853
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                     (189)               (10,877)
    Proceeds from sales of oil and gas properties                                         32,158                    137
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        31,969                (10,740)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (61,254)               (68,108)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        (751)                     5
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          10,173                  1,015
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          9,422        $         1,020
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1989-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1989, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are
        required   to   contribute   up  to  1/99th  of  limited   partner   net
        contributions.
        The 447 limited partners made total capital contributions of $3,993,801.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1994, 1993 and 1992, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1995, 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996 and 1995, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997 and 1996, the continuing costs and revenues will be shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $99,845 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $99,845 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1989-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  Effective December 31, 1989, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1989-D, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                   -----------------------------------------
                                                For the Years Ended
                                                   December 31,
                                   -----------------------------------------
                                     1997             1996            1995
                                   -------           -------         -------
Net Volumes (Equivalent MCFs)      100,531           125,800         140,944

Average Sales Price
   per Equivalent MCF              $2.64             $2.35           $1.67

Average Production Cost
   per Equivalent MCF
   (includes production taxes)     $0.73             $0.65           $0.67


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $132,800, $55,000, $73,400, $179,700 and $258,400, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ---------------------        ---------------------
                                                   Natural                     Natural                     Natural
                                       Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      ---------       -------      --------
                                      (BBLS)       (MMCF)          (BBLS)      (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year            7,690           471         8,950            468        16,084           604
                                     -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         10,362           582        18,264            685        19,998           810

   Extensions, discoveries
     and other additions                 --            --            39              4           364            12

   Revisions of previous
     estimates                          976           122        (2,962)            83         1,870           (20)

   Sales of minerals in
     place                             (659)          (23)       (2,804)           (78)           (1)           --

   Production                        (1,500)          (92)       (2,175)          (112)       (3,967)         (117)
                                     -------         -----       -------          -----       -------         -----

   Balance at end of year             9,179           589        10,362            582        18,264           685
                                     -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                    Wells
                                                         Oil                 Gas             -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------             -------           ------          -------
Amoco                      OK                            5,350               450              108             0.616
Bill Fenn, et al           TX                            2,918                47               32             0.949
Mission III                TX                              467                18                6             0.028
Commercial National
   Bank                    LA                               --                20               13             0.139
Richer                     TX                                1                 3                4             0.005
Sugarland                  OK, TX                          436                40               56             0.311
Arkla                      TX                                7                11                2             0.021
                                                        ------             -----             ----             -----
                                                         9,179               589              221             2.069
                                                        ------             -----             ----             -----

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1990-1, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1990-1, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1990-1, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                      ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------      ---------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      109,771       $       48,238
              Oil and gas sales receivable                                                     86,103               88,112
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        195,874              136,350
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              59,604               70,410
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,732,433            1,765,066
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,389,253)          (1,316,090)
                                                                                       ---------------     ----------------
                                                                                              343,180              448,976
                                                                                       ---------------     ----------------
                                                                                       $      598,658       $      655,736
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       17,794       $       18,908
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     72,604               82,060

         Limited Partners' Capital (14,767.50 Limited Partnership Units;
                                                   $100 per unit)                             489,329              528,741
         General Partners' Capital                                                             18,931               26,027
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     508,260              554,768
                                                                                       ---------------     ----------------
                                                                                       $      598,658       $      655,736
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       277,117  $       322,243   $       256,753
   Interest income                                                        3,262            1,994               763
   Other                                                                    656            1,168             1,462
                                                                ---------------  ---------------   ---------------
                                                                        281,035          325,405           258,978
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       56,137           63,194            78,363
   Production taxes                                                      17,040           18,052            15,575
   Depreciation, depletion
     and amortization -
        Normal provision                                                 73,163          102,295           110,573
        Additional provision                                                 --               --           121,993
   General and administrative                                            28,407           28,384            28,837
   Interest expense                                                          --              105             3,589
                                                                ---------------  ---------------   ---------------
                                                                        174,747          212,030           358,930
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       106,288  $       113,375   $       (99,952)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment          Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       621,921   $        79,192  $        44,500     $      745,613

Income (Loss)                                         (84,488)            7,544          (23,008)           (99,952)

Cash Distributions                                    (73,400)           (7,536)              --            (80,936)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 464,033            79,200           21,492            564,725
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         102,112            15,159           (3,896)           113,375

Cash Distributions                                    (55,000)          (68,332)              --           (123,332)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 511,145            26,027           17,596            554,768
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          95,623            12,900           (2,235)           106,288

Cash Distributions                                   (132,800)          (19,996)              --           (152,796)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       473,968   $        18,931  $        15,361     $      508,260
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $         (5.72)
                                              ================
      1996                                    $          6.91
                                              ================
      1997                                    $          6.48
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996             1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       106,288   $       113,375  $       (99,952)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           73,163           102,295          232,566
      Change in gas imbalance receivable
          and deferred revenues                                                           1,350            (3,746)           3,940
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               2,009           (12,120)           4,595
        Increase (decrease) in accounts payable                                          (1,114)          (51,377)          38,136
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   181,696           148,427          179,285
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (1,903)          (14,193)         (48,736)
    Proceeds from sales of oil and gas properties                                        34,536            48,322            1,000
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    32,633            34,129          (47,736)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (152,796)         (123,332)         (80,936)
    Payments on note payable                                                                 --           (12,572)         (50,297)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                  (152,796)         (135,904)        (131,233)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     61,533            46,652              316
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         48,238             1,586            1,270
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $       109,771   $        48,238  $         1,586
                                                                                ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            --   $           314  $         4,385
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1990-1, Ltd., a Texas limited partnership ("the Partnership"), was formed on April 17, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 140 limited partners made total capital contributions of $1,476,650.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1993 and 1992, the cash distribution rate exceeded 17.5 percent and thus, in 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996 and 1995 the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                     Year Ended December 31,
                           -------------------------------------------
                             1997              1996             1995
                           -------           --------         --------
Acquisition of
  proved properties     $       --        $       --        $      --

Development                  1,903            14,193           48,736
                           --------          --------         --------
                        $    1,903        $   14,193        $  48,736
                           --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $121,993. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995, resulting in a valuation allowance of $103,533. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $36,916 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $36,916 was paid to Swift in 1990 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $22,150, $22,150 and $22,150, respectively, as a general and administrative overhead allowance.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $183,160, $214,083 and $90,326, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

            Statements of Operations

                    - Three month periods ended March 31, 1998 and 1997               4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

            Notes to Financial Statements                                             6

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------      ---------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      101,035       $      109,771
              Oil and gas sales receivable                                                    130,463               86,103
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        231,498              195,874
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              59,600               59,604
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,673,813            1,732,433
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,401,235)          (1,389,253)
                                                                                       ---------------     ----------------
                                                                                              272,578              343,180
                                                                                       ---------------     ----------------
                                                                                       $      563,676       $      598,658
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       16,167       $       17,794
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     72,604               72,604

         Limited Partners' Capital (14,767.50 Limited Partnership Units;
                                                   $100 per unit)                             459,469              489,329
         General Partners' Capital                                                             15,436               18,931
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     474,905              508,260
                                                                                       ---------------     ----------------
                                                                                       $      563,676       $      598,658
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        44,095   $        97,675
             Interest income                                                               1,442               634
             Other                                                                          110                187
                                                                                 ---------------   ---------------
                                                                                          45,647            98,496
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              12,072            13,274
             Production taxes                                                              2,643             5,510
             Depreciation, depletion
               and amortization                                                           11,982            25,392
             General and administrative                                                    5,964             8,548
                                                                                 ---------------   ---------------
                                                                                          32,661            52,724
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        12,986   $        45,772
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .88
                                              ===============
         March 31, 1997                       $          3.10
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $         12,986        $        45,772
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            11,982                 25,392
      Change in gas imbalance receivable
          and deferred revenues                                                                4                 (6,771)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (44,360)                (5,964)
        Increase (decrease) in accounts payable                                           (1,627)                (3,712)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       (21,015)                54,717
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                   (4,206)               (15,128)
    Proceeds from sales of oil and gas properties                                         62,826                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        58,620                (15,128)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (46,341)               (36,172)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      (8,736)                 3,417
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         109,771                 48,238
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        101,035        $        51,655
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1990-1, Ltd., a Texas limited partnership ("the Partnership"), was formed on April 17, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 140 limited partners made total capital contributions of $1,476,650.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1993 and 1992, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996 and 1995, the continuing costs and revenues will be
        (were) shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $36,916 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $36,916 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1990-1, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                    -----------------------------------------
                                                For the Years Ended
                                                   December 31,
                                    -----------------------------------------
                                     1997             1996              1995
                                    ------           -------          -------
Net Volumes (Equivalent MCFs)       72,421            91,601          107,244

Average Sales Price
   per Equivalent MCF               $2.66             $2.37           $1.71

Average Production Cost
   per Equivalent MCF
   (includes production taxes)      $0.73             $0.67           $0.69


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $79,500, $32,600, $55,600, $130,800 and $173,200, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------       ---------------------
                                                   Natural                     Natural                     Natural
                                       Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------       --------       -------      --------
                                      (BBLS)       (MMCF)         (BBLS)        (MMCF)        (BBLS)        (MMCF)
Proved developed
   reserves at end of year            6,134           339         7,002            333        14,589           433
                                     -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                          7,979           408        16,378            485        17,927           581

   Extensions, discoveries
     and other additions                 --            --            26              2           239             8

   Revisions of previous
     estimates                          799            89        (4,771)            56         1,792           (18)

   Sales of minerals in
     place                             (461)          (16)       (1,962)           (54)           (1)           --

   Production                        (1,176)          (65)       (1,692)           (81)       (3,579)          (86)
                                     -------         -----       -------          -----       -------         -----

   Balance at end of year             7,141           416         7,979            408        16,378           485
                                     -------         -----       -------          -----       -------         -----

         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------             -------          ------          -------
Amoco                      OK                            3,515               296              108             0.404
Bill Fenn, et al           TX                            2,858                46               32             0.930
Mission III                TX                              457                18                6             0.027
Commercial National
   Bank                    LA                               --                19               13             0.136
Richer                     TX                               --                 2                4             0.003
Sugarland                  OK, TX                          305                28               56             0.218
Arkla                      TX                                6                 7                2             0.015
                                                        ------             -----             ----             -----
                                                         7,141               416              221             1.733
                                                        ------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Income Partners 1990-2, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1990-2, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1990-2, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                        ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       49,115       $        1,024
              Oil and gas sales receivable                                                     60,881               63,525
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        109,996               64,549
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              39,195               47,247
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,381,086            1,407,069
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,135,400)          (1,081,368)
                                                                                       ---------------     ----------------
                                                                                              245,686              325,701
                                                                                       ---------------     ----------------
                                                                                       $      394,877       $      437,497
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       12,498       $       28,704
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     47,748               54,697

         Limited Partners' Capital (10,265 Limited Partnership Units;
                                                   $100 per unit)                             321,268              334,615
         General Partners' Capital                                                             13,363               19,481
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     334,631              354,096
                                                                                       ---------------     ----------------
                                                                                       $      394,877       $      437,497
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       200,470  $       234,686   $       198,293
   Interest income                                                          663              483               554
   Other                                                                    473              934             1,092
                                                                ---------------  ---------------   ---------------
                                                                        201,606          236,103           199,939
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                       40,550           47,898            62,846
   Production taxes                                                      12,216           13,019            11,548
   Depreciation, depletion
     and amortization -
        Normal provision                                                 54,032           75,235            85,275
        Additional provision                                                 --               --            86,586
   General and administrative                                            19,987           19,902            20,107
   Interest expense                                                          --            1,160             5,463
                                                                ---------------  ---------------   ---------------
                                                                        126,785          157,214           271,825
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        74,821  $        78,889   $       (71,886)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $       405,466   $        60,543  $        25,547     $      491,556

Income (Loss)                                         (61,215)            5,144          (15,815)           (71,886)

Cash Distributions                                    (55,600)           (5,838)              --            (61,438)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 288,651            59,849            9,732            358,232
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          71,073            10,057           (2,241)            78,889

Cash Distributions                                    (32,600)          (50,425)              --            (83,025)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                                 327,124            19,481            7,491            354,096
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          67,541             8,668           (1,388)            74,821

Cash Distributions                                    (79,500)          (14,786)              --            (94,286)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $       315,165   $        13,363  $         6,103     $      334,631
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $         (5.96)
                                              ===============
      1996                                    $          6.92
                                              ===============
      1997                                    $          6.58
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $        74,821   $        78,889  $       (71,886)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            54,032            75,235          171,861
      Change in gas imbalance receivable
          and deferred revenues                                                            1,103            (2,320)           2,272
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                                2,644            (7,218)          (5,111)
        Increase (decrease) in accounts payable                                          (16,206)          (87,153)          41,868
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                    116,394            57,433          139,004
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                       --           (12,339)         (39,489)
    Proceeds from sales of oil and gas properties                                         25,983            46,748              965
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                     25,983            34,409          (38,524)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (94,286)          (83,025)         (61,438)
    Payments on note payable                                                                  --            (9,675)         (38,697)
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                    (94,286)          (92,700)        (100,135)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      48,091              (858)             345
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,024             1,882            1,537
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $        49,115   $         1,024  $         1,882
                                                                                 ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                     $            --   $         1,321  $         6,075
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1990-2, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 78 limited partners made total capital contributions of $1,026,500.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the Managing General Partner. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, revenues and continuing costs will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1993 and 1992, the cash distribution rate exceeded 17.5 percent and thus, in 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996 and 1995, the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                       Year Ended December 31,
                             -------------------------------------------
                               1997             1996             1995
                             --------          --------         --------
Acquisition of
  proved properties       $       --        $       --        $      --

Development                       --            12,339           39,489
                             --------          --------         --------
                          $       --        $   12,339        $  39,489
                             --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $86,586. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995, resulting in a valuation allowance of $73,601. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $25,663 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $25,663 was paid to Swift in 1990 for services related to the evaluation of oil and gas properties and for general services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $15,398, $15,398 and $15,398, respectively, as a general and administrative overhead allowance.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $133,671, $153,842 and $65,626, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.

                                      INDEX



                                                                                     PAGE

FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                 3

            Statements of Operations

                    - Three month periods ended March 31, 1998 and 1997                4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                    5

            Notes to Financial Statements                                              6

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       47,012       $       49,115
              Oil and gas sales receivable                                                     98,463               60,881
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        145,475              109,996
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              39,193               39,195
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    1,332,436            1,381,086
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,143,770)          (1,135,400)
                                                                                       ---------------     ----------------
                                                                                              188,666              245,686
                                                                                       ---------------     ----------------
                                                                                       $      373,334       $      394,877
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       11,690       $       12,498
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     47,748               47,748

         Limited Partners' Capital (10,265 Limited Partnership Units;
                                                   $100 per unit)                             303,243              321,268
         General Partners' Capital                                                             10,653               13,363
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                     313,896              334,631
                                                                                       ---------------     ----------------
                                                                                       $      373,334       $      394,877
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        31,605   $        70,673
             Interest income                                                                 735               102
             Other                                                                            78               140
                                                                                 ---------------   ---------------
                                                                                          32,418            70,915
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                               8,809             9,742
             Production taxes                                                              1,836             3,959
             Depreciation, depletion
               and amortization                                                            8,370            19,289
             General and administrative                                                    4,112             6,246
                                                                                 ---------------   ---------------
                                                                                          23,127            39,236
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $         9,291   $        31,679
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .91
                                              ===============
         March 31, 1997                       $          3.09
                                              ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $          9,291        $        31,679
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                             8,370                 19,289
      Change in gas imbalance receivable
          and deferred revenues                                                                2                 (4,448)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (37,582)                (4,135)
        Increase (decrease) in accounts payable                                             (808)                (6,042)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       (20,727)                36,343
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                   (2,986)               (13,419)
    Proceeds from sales of oil and gas properties                                         51,636                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        48,650                (13,419)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (30,026)               (22,920)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      (2,103)                     4
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          49,115                  1,024
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         47,012        $         1,028
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1990-2, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Partners, Ltd. ("VJM"), a Texas limited partnership, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The Managing General Partner is required to contribute up to 1/99th of limited partner net contributions. The 78 limited partners made total capital contributions of $1,026,500.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1993 and 1992, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996 and 1995, the continuing costs and revenues will be
        (were) shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Affiliates of the Special General Partner, as Dealer Manager, received $25,662 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $25,662 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1990-2, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.

                          (a Texas Limited Partnership)

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                   Net Production
                                     -----------------------------------------
                                                 For the Years Ended
                                                    December 31,
                                     -----------------------------------------
                                      1997              1996             1995
                                     -------           -------         -------
Net Volumes (Equivalent MCFs)        247,614           311,820         365,182

Average Sales Price
   per Equivalent MCF                $2.66             $2.38           $1.72

Average Production Cost
   per Equivalent MCF
   (includes production taxes)       $0.73             $0.66           $0.69


Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $268,500, $101,300, $208,800, $459,800 and $597,600, respectively, to the Limited Partners. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Limited Partners can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     -----------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------      ---------------------
                                                   Natural                     Natural                     Natural
                                       Oil          Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      --------       -------      --------
                                     (BBLS)        (MMCF)         (BBLS)       (MMCF)         (BBLS)       (MMCF)
Proved developed
   reserves at end of year           21,043         1,159        23,959          1,135        49,688         1,469
                                     -------        -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         27,300         1,394        55,868          1,649        61,000         1,974

   Extensions, discoveries
     and other additions                  1            --            89             10           824            27

   Revisions of previous
     estimates                        2,734           305       (16,697)           186         6,201           (59)

   Sales of minerals in
     place                           (1,469)          (52)       (6,251)          (173)           (4)           (1)

   Production                        (4,047)         (223)       (5,709)          (278)      (12,153)         (292)
                                     -------        -----       -------          -----       -------         -----

   Balance at end of year            24,519         1,424        27,300          1,394        55,868         1,649
                                     -------        -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------             -------          ------          -------
Amoco                      OK                           12,108             1,018              111             1.393
Bill Fenn, et al           TX                            9,845               158               32             3.203
Mission III                TX                            1,576                62                6             0.094
Commercial National
   Bank                    LA                               --                65               13             0.468
Richer                     TX                                1                 7                4             0.011
Sugarland                  OK, TX                          973                89               56             0.694
Arkla                      TX                               16                25                2             0.047
                                                       -------             -----              ---             -----
                                                        24,519             1,424              224             5.910
                                                       -------             -----              ---             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Income Partners 1990-B, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1990-B, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1990-B, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                      ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      132,431       $        1,447
              Oil and gas sales receivable                                                    207,126              217,393
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        339,557              218,840
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                             134,839              162,538
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,696,100            4,780,031
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,850,287)          (3,666,667)
                                                                                       ---------------     ----------------
                                                                                              845,813            1,113,364
                                                                                       ---------------     ----------------
                                                                                       $    1,320,209       $    1,494,742
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       42,691       $      133,790
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                    164,245              188,145

         Limited Partners' Capital (34,642.06 Limited Partnership Units;
                                                   $100 per unit)                           1,066,971            1,105,835
         General Partners' Capital                                                             46,302               66,972
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,113,273            1,172,807
                                                                                       ---------------     ----------------
                                                                                       $    1,320,209       $    1,494,742
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       685,687  $       801,897   $       679,072
   Interest income                                                        1,695            1,411             2,028
   Other                                                                  1,606            3,454             3,792
                                                                ---------------  ---------------   ---------------
                                                                        688,988          806,762           684,892
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      138,167          162,799           213,782
   Production taxes                                                      41,845           44,389            39,439
   Depreciation, depletion
    and amortization
       Normal provision                                                 183,620          254,375           290,190
       Additional provision                                                  --               --           293,850
   General and administrative                                            65,680           65,743            66,581
   Interest expense                                                          --           11,606            30,939
                                                                ---------------  ---------------   ---------------
                                                                        429,312          538,912           934,781
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       259,676  $       267,850   $      (249,889)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment           Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     1,362,608   $        88,494  $        88,223     $    1,539,325

Income (Loss)                                        (214,789)           18,003          (53,103)          (249,889)

Cash Distributions                                   (208,800)          (33,113)              --           (241,913)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 939,019            73,384           35,120          1,047,523
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         240,638            34,854           (7,642)           267,850

Cash Distributions                                   (101,300)          (41,266)              --           (142,566)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,078,357            66,972           27,478          1,172,807
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         234,316            30,040           (4,680)           259,676

Cash Distributions                                   (268,500)          (50,710)              --           (319,210)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     1,044,173   $        46,302  $        22,798     $    1,113,273
                                              ===============   ===============  ===============    ===============



Limited Partners' net income (loss)
    per unit

      1995                                    $         (6.20)
                                              ================
      1996                                    $          6.95
                                              ================
      1997                                    $          6.76
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       259,676   $       267,850  $      (249,889)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          183,620           254,375          584,040
      Change in gas imbalance receivable
          and deferred revenues                                                           3,799            (7,816)           7,789
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              10,267           (26,437)         (20,163)
        Increase (decrease) in accounts payable                                         (91,099)         (427,301)         175,624
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   366,263            60,671          497,401
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                      --           (42,511)        (135,438)
    Proceeds from sales of oil and gas properties                                        83,931           155,434            3,313
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    83,931           112,923         (132,125)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (319,210)         (142,566)        (241,913)
    Payments on note payable                                                                 --           (30,936)        (123,745)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                  (319,210)         (173,502)        (365,658)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    130,984                92             (382)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          1,447             1,355            1,737
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $       132,431   $         1,447  $         1,355
                                                                                ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            --   $        12,121  $        32,897
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                          NOTES TO FINANCIAL STATEMENTS

(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1990-B, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 375 limited partners made total capital contributions of $3,464,206.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate (as defined in the Partnership Agreement) for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1993 and 1992, the cash distribution rate exceeded 17.5 percent and thus, in 1994 and 1993, the continuing costs and revenues were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996 and 1995, the continuing costs and revenues will be (were) shared 90 percent by the limited partners and 10 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                    Year Ended December 31,
                          -------------------------------------------
                            1997             1996             1995
                          --------          --------         --------
Acquisition of
  proved properties    $       --        $       --        $      --

Development                    --            42,511          135,438
                          --------          --------         --------
                       $       --        $   42,511        $ 135,438
                          --------          --------         --------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $293,850. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995, resulting in a valuation allowance of $250,257. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $86,605 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $86,605 was paid to Swift in 1990 for services performed for the Partnership. During 1997, 1996 and 1995, the Partnership paid Swift $51,963, $51,963 and $51,963, respectively, as a general and administrative overhead allowance.

         Effective June 30, 1990, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1990-B, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $467,819, $530,235 and $301,687, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
         Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

         Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                   4

         Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

         Notes to Financial Statements                                                6

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      125,710       $      132,431
              Oil and gas sales receivable                                                    325,143              207,126
              Other                                                                             6,169                   --
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        457,022              339,557
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                             134,831              134,839
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,534,878            4,696,100
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,879,291)          (3,850,287)
                                                                                       ---------------     ----------------
                                                                                              655,587              845,813
                                                                                       ---------------     ----------------
                                                                                       $    1,247,440       $    1,320,209
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       39,916       $       42,691
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                    164,245              164,245

         Limited Partners' Capital (34,642.06 Limited Partnership Units;
                                                   $100 per unit)                           1,006,129            1,066,971
         General Partners' Capital                                                             37,150               46,302
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,043,279            1,113,273
                                                                                       ---------------     ----------------
                                                                                       $    1,247,440       $    1,320,209
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       108,621   $       241,552
             Interest income                                                               1,902               344
             Other                                                                           267               477
                                                                                 ---------------   ---------------
                                                                                         110,790           242,373
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              30,138            33,149
             Production taxes                                                              6,299            13,514
             Depreciation, depletion
               and amortization                                                           29,004            64,516
             General and administrative                                                   14,019            19,573
                                                                                 ---------------   ---------------
                                                                                          79,460           130,752
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        31,330   $       111,621
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per unit

         March 31, 1998                       $           .90
                                               ==============
         March 31, 1997                       $          3.22
                                               ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $         31,330        $       111,621
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            29,004                 64,516
      Change in gas imbalance receivable
          and deferred revenues                                                                8                (15,320)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             (118,017)               (13,906)
        (Increase) decrease in other current assets                                       (6,169)                    --
        Increase (decrease) in accounts payable                                           (2,775)               (23,288)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       (66,619)               123,623
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (10,287)               (46,248)
    Proceeds from sales of oil and gas properties                                        171,509                     --
                                                                                  --------------        ---------------
              Net cash provided by (used in) investing activities                        161,222                (46,248)
                                                                                  --------------        ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (101,324)               (77,369)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      (6,721)                     6
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         132,431                  1,447
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        125,710        $         1,453
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1990-B, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are
        required   to   contribute   up  to  1/99th  of  limited   partner   net
        contributions.
        The 375 limited partners made total capital contributions of $3,464,206.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. During 1993 and 1992, the cash distribution rate (as defined in the Partnership Agreement) exceeded 17.5 percent and thus, in 1994 and 1993, the continuing costs and revenues are were shared 85 percent by the limited partners and 15 percent by the general partners. During 1997, 1996, 1995 and 1994, the cash distribution rate fell below 17.5 percent and thus, in 1998, 1997, 1996 and 1995, the continuing costs and revenues will be shared 90 percent by the limited partners and 10 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $86,605 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $86,605 was paid to Swift for services performed for the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1990-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


                  Effective June 30, 1990, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1990-B, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                 Net Production
                                   ------------------------------------------
                                               For the Years Ended
                                                  December 31,
                                   ------------------------------------------
                                     1997             1996              1995
                                   ------            -------          -------
Net Volumes (Equivalent MCFs)      274,767           381,636          387,474

Average Sales Price
   Equivalent MCF                  $2.55             $2.57            $1.81

Average Production Costs
   per Equivalent MCf
   (includes production taxes)     $1.06             $0.80            $0.78


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $334,000, $245,000, $277,300, $493,200 and $723,600, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil          Gas           Oil           Gas            Oil           Gas
                                    -------      --------       -------      ---------       -------      --------
                                    (BBLS)        (MMCF)        (BBLS)        (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year          112,392         1,216       139,751          1,513       150,966         1,509
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        153,901         1,728       193,146          1,917       227,292         1,733

   Extensions, discoveries
     and other additions                 --            --            --             --           493            16

   Revisions of previous
     estimates                      (18,632)         (182)      (12,730)           189        (8,189)          398

   Sales of minerals in
     place                             (805)          (26)       (3,878)          (132)         (215)           --

   Production                       (17,001)         (173)      (22,637)          (246)      (26,235)         (230)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           117,463         1,347       153,901          1,728       193,146         1,917
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.

                                  Selected Data

         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------             -------          ------          -------
Prudential                 MS                            9,445                --                5             0.175
Hardy Oil & Gas            TX                           16,728               601                9             0.617
Lyne Trust                 TX                           82,340                54               18             0.015
First Energy               AL, AR, CO,
                           LA, MS, OK,
                           TX                              450                39               80             0.624
Maxus                      WY                            1,461                --               11             0.028
Barney, et al              AL, AR, CO,
                           LA, MS, OK,
                           TX                            7,039               653              304             1.727
                                                       -------             -----             ----             -----
                                                       117,463             1,347              427             3.186
                                                       -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1991-C, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1991-C, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1991-C, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                    ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,649       $        1,566
              Oil and gas sales receivable                                                    176,351              282,914
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        178,000              284,480
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              79,419               90,350
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,109,574            5,137,153
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,530,952)          (3,310,790)
                                                                                       ---------------     ----------------
                                                                                            1,578,622            1,826,363
                                                                                       ---------------     ----------------
                                                                                       $    1,836,041       $    2,201,193
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       69,828       $      186,026
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                    100,767              112,594

         Interest Holders' Capital (4,453,469 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             1,604,364            1,815,565
         General Partners' Capital                                                             61,082               87,008
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,665,446            1,902,573
                                                                                       ---------------     ----------------
                                                                                       $    1,836,041       $    2,201,193
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997              1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       776,129  $     1,119,088   $       787,876
   Interest income                                                          985              862               982
   Other                                                                  2,905            6,846             5,909
                                                                ---------------  ---------------   ---------------
                                                                        780,019        1,126,796           794,767
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      245,692          239,898           257,807
   Production taxes                                                      45,712           64,307            45,129
   Depreciation, depletion
     and amortization -
        Normal provision                                                220,162          307,285           337,795
        Additional provision                                                 --               --           315,978
   General and administrative                                            89,452           94,550            98,779
   Interest expense                                                          --           19,892            26,487
                                                                ---------------  ---------------   ---------------
                                                                        601,018          725,932         1,081,975
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       179,001  $       400,864   $      (287,208)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                 Interest          General          Combining
                                                  Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     2,108,012   $        42,475  $       271,394     $    2,421,881

Income (Loss)                                        (250,475)           52,803          (89,536)          (287,208)

Cash Distributions                                   (277,300)          (33,636)              --           (310,936)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               1,580,237            61,642          181,858          1,823,737
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         278,218           102,394           20,252            400,864

Cash Distributions                                   (245,000)          (77,028)              --           (322,028)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,613,455            87,008          202,110          1,902,573
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         124,076            56,202           (1,277)           179,001

Cash Distributions                                   (334,000)          (82,128)              --           (416,128)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     1,403,531   $        61,082  $       200,833     $    1,665,446
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.06)
                                              ===============
      1996                                    $           .06
                                              ===============
      1997                                    $           .03
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       179,001   $       400,864  $      (287,208)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          220,162           307,285          653,773
      Change in gas imbalance receivable
          and deferred revenues                                                            (896)          (11,974)           5,832
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             106,563           (58,159)          (4,722)
        Increase (decrease) in accounts payable                                        (116,198)         (386,993)          62,871
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   388,632           251,023          430,546
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (12,923)         (104,449)        (119,589)
    Proceeds from sales of oil and gas properties                                        40,502           175,531               60
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    27,579            71,082         (119,529)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (416,128)         (322,028)        (310,936)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                         83                77               81
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          1,566             1,489            1,408
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         1,649   $         1,566  $         1,489
                                                                                ===============   ===============  ===============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                      $            --   $        19,892  $        26,487
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1991-C,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on December 30, 1991, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $512,149, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 325 Interest Holders made total capital contributions of $4,453,469.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                    Year Ended December 31,
                          -------------------------------------------
                           1997              1996             1995
                          --------         ---------        ---------
Acquisition of
  proved properties    $       --        $       --        $      --

Development                12,923           104,449          119,589
                          --------         ---------        ---------
                       $   12,923        $  104,449        $ 119,589
                          --------         ---------        ---------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $315,978. In addition, during 1995, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation", resulting in a valuation allowance of $216,949. This amount is included in the income (loss) attributable to the Interest Holders shown in the statements of partners' capital together with a "combining adjustment" for the differences between the Interest Holders' valuation allowances and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $66,802, $66,802 and $77,936, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $6,614 in 1997, $12,228 in 1996 and $5,818 in 1995 and are included in general and administrative expenses.

         Effective December 30, 1991, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1991-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $364,337, $772,199 and $337,274, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
         Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

         Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                   4

         Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

         Notes to Financial Statements                                                6

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                         (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,657       $        1,649
              Oil and gas sales receivable                                                    149,073              176,351
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        150,730              178,000
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              79,419               79,419
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,076,560            5,109,574
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,575,920)          (3,530,952)
                                                                                       ---------------     ----------------
                                                                                            1,500,640            1,578,622
                                                                                       ---------------     ----------------
                                                                                       $    1,730,789       $    1,836,041
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       42,945       $       69,828
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                    100,563              100,767

         Interest Holders' Capital (4,453,469 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             1,537,707            1,604,364
         General Partners' Capital                                                             54,574               61,082
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,587,281            1,665,446
                                                                                       ---------------     ----------------
                                                                                       $    1,730,789       $    1,836,041
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       124,987   $       265,525
             Interest income                                                                 290               209
             Other                                                                           387               978
                                                                                 ---------------   ---------------
                                                                                         125,664           266,712
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              35,195            63,207
             Production taxes                                                              6,093            15,859
             Depreciation, depletion
               and amortization                                                           44,968            76,393
             General and administrative                                                   18,068            26,922
                                                                                 ---------------   ---------------
                                                                                         104,324           182,381
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        21,340   $        84,331
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $            --
                                               ==============
         March 31, 1997                       $           .02
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                  1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $         21,340        $        84,331
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            44,968                 76,393
      Change in gas imbalance receivable
          and deferred revenues                                                             (204)                (9,152)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               27,278                 31,360
        Increase (decrease) in accounts payable                                          (26,883)               (58,149)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        66,499                124,783
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (13,142)               (10,283)
    Proceeds from sales oil and gas properties                                            46,156                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        33,014                (10,283)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (99,505)              (114,493)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           8                      7
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,649                  1,566
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,657        $         1,573
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1991-C, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 30, 1991, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 325 Interest Holders made total capital contributions of $4,453,469.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective December 30, 1991, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1991-C, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1991-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                 Net Production
                                   ------------------------------------------
                                               For the Years Ended
                                                  December 31,
                                   ------------------------------------------
                                     1997             1996              1995
                                   ------           -------          --------
Net Volumes (Equivalent MCFs)      273,887          367,713           438,317

Average Sales Price
   price per Equivalent MCF        $2.51            $2.47             $1.72

Average Production Cost
   per Equivalent MCF
   (includes production taxes)     $0.96            $0.79             $0.72


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $452,400, $407,200, $399,000, $672,800 and $875,800, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997 ,1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     -----------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------      ---------------------
                                                   Natural                     Natural                     Natural
                                       Oil           Gas           Oil           Gas           Oil           Gas
                                     -------      --------       -------      ---------      -------      --------
                                      (BBLS)       (MMCF)         (BBLS)       (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           17,520         1,110        55,364          1,075        83,362         1,401
                                     -------         -----       -------         -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         60,229         1,324        89,013          1,496       200,931         1,785

   Extensions, discoveries
     and other additions                 --            --            --             --           971            32

   Revisions of previous
     estimates                      (27,806)          246        (8,354)           167       (84,780)          (51)

   Sales of minerals in
     place                           (1,587)          (52)       (2,347)           (80)         (130)           --

   Production                       (11,362)         (206)      (18,083)          (259)      (27,979)         (270)
                                     -------         -----       -------         -----       -------         -----

   Balance at end of year            19,474         1,312        60,229          1,324        89,013         1,496
                                     -------         -----       -------         -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                 Gas            -----------------------
Acquisition                State(s)                     (BBLS)              (MMCF)            Gross            Net
-----------                ---------                    ------             -------          ------          -------
Maxus                      WY                            5,326                --               11             0.103
Barney, et al              AL, AR, CO,
                           LA, MS, OK,
                           TX                           14,148             1,312              304             3.404
                                                       -------             -----             ----             -----
                                                        19,474             1,312              315             3.507
                                                       -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1992-A, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1992-A, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996, and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1992-A, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                      ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      110,328       $      168,316
              Oil and gas sales receivable                                                    217,520              262,338
              Other                                                                             5,100                   --
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        332,948              430,654
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                             157,041              178,587
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,967,181            5,012,598
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,893,374)          (3,660,301)
                                                                                       ---------------     ----------------
                                                                                            1,073,807            1,352,297
                                                                                       ---------------     ----------------
                                                                                       $    1,563,796       $    1,961,538
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       75,509       $       69,779
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                    194,680              215,408

         Interest Holders' Capital (4,639,621 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             1,255,347            1,619,935
         General Partners' Capital                                                             38,260               56,416
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,293,607            1,676,351
                                                                                       ---------------     ----------------
                                                                                       $    1,563,796       $    1,961,538
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996            1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       719,828  $       983,610   $       813,764
   Interest income                                                        4,578            2,046             3,281
   Other                                                                  8,261           20,420            17,350
                                                                ---------------  ---------------   ---------------
                                                                        732,667        1,006,076           834,395
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      221,276          233,823           264,331
   Production taxes                                                      42,951           55,941            50,283
   Depreciation, depletion
     and amortization
        Normal provision                                                233,073          330,090           352,641
        Additional provision                                                 --               --           366,069
   General and administrative                                            93,145           96,524           104,117
                                                                ---------------  ---------------   ---------------
                                                                        590,445          716,378         1,137,441
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       142,222  $       289,698   $      (303,046)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                  Interest          General          Combining
                                                   Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     2,368,775   $        42,511  $       216,585     $    2,627,871

Income (Loss)                                        (273,392)           57,606          (87,260)          (303,046)

Cash Distributions                                   (399,000)          (51,938)              --           (450,938)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               1,696,383            48,179          129,325          1,873,887
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         197,951            88,271            3,476            289,698

Cash Distributions                                   (407,200)          (80,034)              --           (487,234)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,487,134            56,416          132,801          1,676,351
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          98,707            54,410          (10,895)           142,222

Cash Distributions                                   (452,400)          (72,566)              --           (524,966)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     1,133,441   $        38,260  $       121,906     $    1,293,607
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.06)
                                              ================
      1996                                    $           .04
                                              ================
      1997                                    $           .02
                                              ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       142,222   $       289,698  $      (303,046)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          233,073           330,090          718,710
      Change in gas imbalance receivable
          and deferred revenues                                                             818           (12,063)          10,212
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              44,818           (29,824)          54,667
         (Increase) decrease in other current assets                                     (5,100)               --               --
        Increase (decrease) in accounts payable                                           5,730           (30,407)           4,447
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   421,561           547,494          484,990
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (19,236)          (18,104)         (86,538)
    Proceeds from sales of oil and gas properties                                        64,653           111,958              326
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    45,417            93,854          (86,212)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (524,966)         (487,234)        (450,938)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (57,988)          154,114          (52,160)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        168,316            14,202           66,362
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $       110,328   $       168,316  $        14,202
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Operating Partners 1992-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1992, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $545,155, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 366 Interest Holders made total capital contributions of $4,639,621.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                   Year Ended December 31,
                         -------------------------------------------
                           1997              1996            1995
                         --------          --------         --------
Acquisition of
  proved properties   $       --        $       --        $      --

Development               19,236            18,104           86,538
                         --------          --------         --------
                      $   19,236        $   18,104        $  86,538
                         --------          --------         --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $366,069. In addition, during 1995, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation", resulting in a valuation allowance of $275,136. This amount is included in the income (loss) attributable to the Interest Holders shown in the statements of partners' capital together with a "combining adjustment" for the differences between the Interst Holders' valuation allowances and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total amortization provision is more or less than combined amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $69,594, $69,594 and $81,193, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $6,664 in 1997, $10,353 in 1996 and $6,501 in 1995 and are included in general and administrative expenses.

         Effective March 31, 1992, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1992-A, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995, was $333,900, $596,912 and $357,002, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                 3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                    4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                    5

            Notes to Financial Statements                                              6

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       47,629       $      110,328
              Oil and gas sales receivable                                                    267,036              217,520
              Other                                                                             6,252                5,100
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        320,917              332,948
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                             157,041              157,041
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,886,132            4,967,181
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,941,861)          (3,893,374)
                                                                                       ---------------     ----------------
                                                                                              944,271            1,073,807
                                                                                       ---------------     ----------------
                                                                                       $    1,422,229       $    1,563,796
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       55,507       $       75,509
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                    194,680              194,680

         Interest Holders' Capital (4,639,621 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             1,144,012            1,255,347
         General Partners' Capital                                                             28,030               38,260
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,172,042            1,293,607
                                                                                       ---------------     ----------------
                                                                                       $    1,422,229       $    1,563,796
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                               March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       106,619   $       265,605
             Interest income                                                               1,192             1,663
             Other                                                                         1,193             2,830
                                                                                 ---------------   ---------------
                                                                                         109,004           270,098
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              42,461            55,109
             Production taxes                                                              5,921            14,357
             Depreciation, depletion
               and amortization                                                           48,487            82,985
             General and administrative                                                   19,132            25,202
                                                                                 ---------------   ---------------
                                                                                         116,001           177,653
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        (6,997)  $        92,445
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $            --
                                               ==============
         March 31, 1997                       $           .02
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                  1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $         (6,997)       $        92,445
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            48,487                 82,985
      Change in gas imbalance receivable
          and deferred revenues                                                               --                (18,038)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (49,516)               (38,987)
        (Increase) decrease in other current assets                                       (1,152)                    --
        Increase (decrease) in accounts payable                                          (20,002)                 3,454
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       (29,180)               121,859
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (10,716)               (15,769)
    Proceeds from sales of oil and gas properties                                         91,765                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                        81,049               (15,769)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (114,568)              (155,011)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (62,699)               (48,921)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         110,328                168,316
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         47,629        $       119,395
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2) Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1992-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1992, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 366 Interest Holders made total capital contributions of $4,639,621.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates -

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different form the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective March 31, 1992, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1992-A, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1992-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                   ------------------------------------------
                                               For the Years Ended
                                                   December 31,
                                   ------------------------------------------
                                     1997            1996             1995
                                   ---------       ---------        ---------
Net Volumes (Equivalent MCFs)      229,128          221,950          265,695

Average Sales Price
   price per Equivalent MCF        $2.82            $2.85            $1.98

Average Production Cost
   per Equivalent MCF
   (includes production taxes)     $0.70            $0.89            $0.86


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $304,500, $255,700, $283,900, $488,100 and $218,700, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     -----------------------------------------------------------------------------
                                            1997                          1996                        1995
                                     ---------------------       ----------------------      ---------------------
                                                  Natural                       Natural                   Natural
                                       Oil          Gas           Oil            Gas           Oil          Gas
                                     -------      --------       -------       --------      -------      --------
                                      (BBLS)      (MMCF)          (BBLS)        (MMCF)        (BBLS)       (MMCF)
Proved developed
   reserves at end of year           40,295           694        48,888          1,049        45,439           918
                                     -------         -----       -------         -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         69,225         1,655        93,537          1,920       115,104         2,359

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                        3,873          (267)       (8,624)           (50)       (3,891)         (263)

   Sales of minerals in
     place                           (3,560)           (6)       (4,779)           (59)       (2,205)           (3)

   Production                       (11,980)         (157)      (10,909)          (156)      (15,471)         (173)
                                     -------        -----       -------          -----       -------         -----

   Balance at end of year            57,558         1,225        69,225          1,655        93,537         1,920
                                     -------        -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                          Natural                   Wells
                                                         Oil                Gas            -----------------------
Acquisition                State(s)                     (BBLS)             (MMCF)            Gross            Net
-----------                ---------                    ------            -------          ------          -------
American Cometra           AL, CO, LA,
                           ND, NM, NV,
                           OK, TX, WY                   30,169                86              793             5.036
AMC - So. Louisiana        LA                           14,708             1,100               49             0.590
Genesis                    TX                            5,087                31               15             0.127
Camterra                   MS                            7,594                 8               19             0.241
                                                       -------             -----             ----             -----
                                                        57,558             1,225              876             5.994
                                                       -------             -----             ----             -----

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1992-D, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1992-D, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1992-D, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                         ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       51,891       $       70,301
              Oil and gas sales receivable                                                    143,153              187,651
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        195,044              257,952
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              16,525               16,732
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,460,820            3,359,095
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,784,011)          (1,543,878)
                                                                                       ---------------     ----------------
                                                                                            1,676,809            1,815,217
                                                                                       ---------------     ----------------
                                                                                       $    1,888,378       $    2,089,901
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       40,921       $       62,931
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     17,983               17,983

         Interest Holders' Capital (3,431,267 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             1,801,799            1,987,080
         General Partners' Capital                                                             27,675               21,907
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,829,474            2,008,987
                                                                                       ---------------     ----------------
                                                                                       $    1,888,378       $    2,089,901
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                       1997            1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       646,666  $       633,568   $       527,687
   Interest income                                                        1,146            2,620             5,137
   Other                                                                  4,033           10,749             8,532
                                                                ---------------  ---------------   ---------------
                                                                        651,845          646,937           541,356
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      128,483          163,496           193,483
   Production taxes                                                      32,825           33,400            35,232
   Depreciation, depletion
     and amortization -
        Normal provision                                                240,133          226,188           245,656
        Additional provision                                                 --          340,310            76,592
   General and administrative                                            70,921           70,712            76,538
                                                                ---------------  ---------------   ---------------
                                                                        472,362          834,106           627,501
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       179,483  $      (187,169)  $       (86,145)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Interest          General          Combining
                                                   Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     2,515,513   $        16,416  $       376,109     $    2,908,038

Income (Loss)                                         (97,110)           35,315          (24,350)           (86,145)

Cash Distributions                                   (283,900)          (39,949)              --           (323,849)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               2,134,503            11,782          351,759          2,498,044
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (132,093)           56,313         (111,389)          (187,169)

Cash Distributions                                   (255,700)          (46,188)              --           (301,888)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               1,746,710            21,907          240,370          2,008,987
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         113,078            60,264            6,141            179,483

Cash Distributions                                   (304,500)          (54,496)              --           (358,996)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     1,555,288   $        27,675  $       246,511     $    1,829,474
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.03)
                                              ===============
      1996                                    $          (.04)
                                              ===============
      1997                                    $           .03
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996              1995
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $       179,483   $      (187,169) $       (86,145)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          240,133           566,498          322,248
      Change in gas imbalance receivable
          and deferred revenues                                                             207             1,784             (533)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              44,498           (35,088)          50,924
        Increase (decrease) in accounts payable                                         (22,010)           (3,684)          (5,173)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   442,311           342,341          281,321
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                (132,596)         (135,409)         (21,532)
    Proceeds from sales of oil and gas properties                                        30,871            66,660           11,216
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                  (101,725)          (68,749)         (10,316)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (358,996)         (301,888)        (323,849)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (18,410)          (28,296)         (52,844)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         70,301            98,597          151,441
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        51,891   $        70,301  $        98,597
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1992-D,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on December 28, 1992, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $446,065, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 290 Interest Holders made total capital contributions of $3,431,267.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

                                        Year Ended December 31,
                               -----------------------------------------------
                                1997              1996                 1995
                               -------           -------             ---------
      Acquisition of
        proved properties   $       --        $       --         $          --

      Development              132,596           135,409                21,532

                               -------           -------             ---------
                            $  132,596        $  135,409         $      21,532
                               -------           -------             ---------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         During 1996 and 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $340,310 and $76,592, respectively. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1996 and 1995, resulting in a valuation allowance of $223,265 and $46,773, respectively. These amounts are included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $51,469, $51,469 and $60,047, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $6,518 in 1997, $6,459 in 1996 and $4,048 in 1995 and are included in general and administrative expenses.

         Effective December 28, 1992, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1992-D, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $362,453, $483,125 and $187,746, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                   4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

            Notes to Financial Statements                                             6

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,041       $       51,891
              Oil and gas sales receivable                                                    100,480              143,153
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        101,521              195,044
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              16,525               16,525
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    3,476,194            3,460,820
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,818,300)          (1,784,011)
                                                                                       ---------------     ----------------
                                                                                            1,657,894            1,676,809
                                                                                       ---------------     ----------------
                                                                                       $    1,775,940       $    1,888,378
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       47,759       $       40,921
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     17,983               17,983

         Interest Holders' Capital (3,431,267 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             1,696,956            1,801,799
         General Partners' Capital                                                             13,242               27,675
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   1,710,198            1,829,474
                                                                                       ---------------     ----------------
                                                                                       $    1,775,940       $    1,888,378
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998                1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        48,147   $       247,040
             Interest income                                                                 208               380
             Other                                                                           626             1,526
                                                                                 ---------------   ---------------
                                                                                          48,981           248,946
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              35,165            40,802
             Production taxes                                                                548            13,942
             Depreciation, depletion
               and amortization                                                           34,289            75,767
             General and administrative                                                   12,912            17,490
                                                                                 ---------------   ---------------
                                                                                          82,914           148,001
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $       (33,933)  $       100,945
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $          (.01)
                                              ===============
         March 31, 1997                       $           .03
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        (33,933)       $       100,945
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            34,289                 75,767
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               42,673                (45,827)
        Increase (decrease) in accounts payable                                            6,838                 (9,627)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        49,867                121,258
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (16,950)               (35,568)
    Proceeds from sales of oil and gas properties                                          1,576                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (15,374)               (35,568)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (85,343)              (101,998)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (50,850)               (16,308)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          51,891                 70,301
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,041        $        53,993
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2) Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1992-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 28, 1992, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership.
        The 290 Interest Holders made total capital contributions of $3,431,267.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

       Use of Estimates -

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different form the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective December 28, 1992, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1992-D, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1992-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                Net Production
                                 ------------------------------------------
                                             For the Years Ended
                                                 December 31,
                                 ------------------------------------------
                                   1997            1996             1995
                                 ---------       ---------        ---------
Net Volumes (Equivalent MCFs)    331,724          307,443          341,381

Average Sales Price
   price per Equivalent MCF      $2.78            $2.83            $1.97

Average Production Cost
   per Equivalent MCF
   (includes production taxes)   $0.78            $0.93            $1.09


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $350,700, $272,900, $326,700, $534,900 and $109,600, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                     -----------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                      Natural
                                      Oil          Gas           Oil           Gas            Oil           Gas
                                    -------      --------       -------       --------       -------      --------
                                    (BBLS)        (MMCF)        (BBLS)        (MMCF)          (BBLS)       (MMCF)
Proved developed
   reserves at end of year           57,024           999        73,044          1,485        75,882         1,230
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        126,680         2,336       160,610          2,646       217,408         3,232

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                        8,030          (354)      (10,494)           (76)      (31,220)         (393)

   Sales of minerals in
     place                           (4,843)           (9)       (5,975)           (31)         (680)           (1)

   Production                       (18,262)         (222)      (17,461)          (203)      (24,898)         (192)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           111,605         1,751       126,680          2,336       160,610         2,646
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                          Natural                  Wells
                                                         Oil                Gas            ------------------------
Acquisition                State(s)                     (BBLS)            (MMCF)            Gross            Net
-----------                ---------                    ------            -------          ------          --------
American Cometra           AL, CO, LA,
                           ND, NM, NV,
                           OK, TX, WY                    9,299                27              793             1.553
AMC - So. Louisiana        LA                           20,463             1,531               49             0.821
Genesis                    TX                           14,919                91               15             0.372
L L & E                    AL, MS                       46,488                82               19             0.281
Camterra                   MS                           20,436                20               19             0.648
                                                       -------             -----             ----             -----
                                                       111,605             1,751              895             3.675
                                                       -------            -----              ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1993-A, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1993-A, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1993-A, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                          ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        3,334       $        1,319
              Oil and gas sales receivable                                                    222,953              216,634
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        226,287              217,953
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              20,677               20,741
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,646,076            4,502,247
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,258,584)          (1,921,583)
                                                                                       ---------------     ----------------
                                                                                            2,387,492            2,580,664
                                                                                       ---------------     ----------------
                                                                                       $    2,634,456       $    2,819,358
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       74,703       $       89,190
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     24,984               24,984

         Interest Holders' Capital (4,384,150 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,463,364            2,650,818
         General Partners' Capital                                                             71,405               54,366
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,534,769            2,705,184
                                                                                       ---------------     ----------------
                                                                                       $    2,634,456       $    2,819,358
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                       1997            1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       926,488  $       869,463   $       674,073
   Interest income                                                           70               65             1,449
   Other                                                                  3,771           16,136             5,844
                                                                ---------------  ---------------   ---------------
                                                                        930,329          885,664           681,366
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      208,325          237,697           325,106
   Production taxes                                                      49,614           48,309            46,426
   Depreciation, depletion
     and amortization -
        Normal provision                                                337,001          317,124           314,373
        Additional provision                                                 --          711,212                --
   General and administrative                                            90,704           90,144            79,428
                                                                ---------------  ---------------   ---------------
                                                                        685,644        1,404,486           765,333
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       244,685  $      (518,822)  $       (83,967)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Interest        General          Combining
                                                  Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     3,454,333   $        17,931  $       506,149     $    3,978,413

Income (Loss)                                        (143,042)           33,284           25,791            (83,967)

Cash Distributions                                   (326,700)          (27,866)              --           (354,566)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               2,984,591            23,349          531,940          3,539,880
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (414,653)           73,991         (178,160)          (518,822)

Cash Distributions                                   (272,900)          (42,974)              --           (315,874)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               2,297,038            54,366          353,780          2,705,184
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         150,992            81,439           12,254            244,685

Cash Distributions                                   (350,700)          (64,400)              --           (415,100)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     2,097,330   $        71,405  $       366,034     $    2,534,769
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.03)
                                              ===============
      1996                                    $          (.09)
                                              ===============
      1997                                    $           .03
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       244,685   $      (518,822) $       (83,967)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          337,001         1,028,336          314,373
      Change in gas imbalance receivable
          and deferred revenues                                                              64             2,536            1,707
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (6,319)          (46,991)          89,127
        Increase (decrease) in accounts payable                                         (14,487)           (4,660)         (16,643)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   560,944           460,399          304,597
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                (195,294)         (204,035)        (102,582)
    Proceeds from sales of oil and gas properties                                        51,465            59,574            8,213
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                  (143,829)         (144,461)         (94,369)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (415,100)         (315,874)        (354,566)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      2,015                64         (144,338)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          1,319             1,255          145,593
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         3,334   $         1,319  $         1,255
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Operating Partners 1993-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $569,940, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 333 Interest Holders made total capital contributions of $4,384,150.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                          Year Ended December 31,
                               -----------------------------------------------
                                1997              1996                 1995
                               -------           -------             ---------
      Acquisition of
        proved properties   $       --        $       --         $          --

      Development              195,294           204,035               102,582
                               -------           -------             ---------
                            $  195,294        $  204,035         $     102,582
                               -------           -------             ---------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1996, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $711,212. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1996 and 1995, resulting in a valuation allowance of $521,784 and $13,944, respectively. These amounts are included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowances and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $65,762, $65,762 and $63,210, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $9,048 in 1997, $8,240 in 1996 and $3,976 in 1995 and are included in general and administrative expenses.

         Effective March 31, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-A, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $486,252, $578,089 and $199,880, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.

                                      INDEX



                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                 3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                    4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                    5

            Notes to Financial Statements                                              6

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                         (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,007       $        3,334
              Oil and gas sales receivable                                                     94,473              222,953
                                                                                       ---------------     ----------------
                  Total Current Assets                                                         95,480              226,287
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              20,677               20,677
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,669,685            4,646,076
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,311,780)          (2,258,584)
                                                                                       ---------------     ----------------
                                                                                            2,357,905            2,387,492
                                                                                       ---------------     ----------------
                                                                                       $    2,474,062       $    2,634,456
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       59,649       $       74,703
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     24,984               24,984

         Interest Holders' Capital (4,384,150 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,336,410            2,463,364
         General Partners' Capital                                                             53,019               71,405
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,389,429            2,534,769
                                                                                       ---------------     ----------------
                                                                                       $    2,474,062       $    2,634,456
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998                1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        77,101   $       341,582
             Interest income                                                                   7                 6
             Other                                                                           628             2,327
                                                                                 ---------------   ---------------
                                                                                          77,736           343,915
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              43,754            67,195
             Production taxes                                                              1,593            19,920
             Depreciation, depletion
                and amortization                                                          53,196           103,176
             General and administrative                                                   16,613            22,797
                                                                                 ---------------   ---------------
                                                                                         115,156           213,088
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $       (37,420)  $       130,827
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $          (.01)
                                              ===============
         March 31, 1997                       $           .03
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        (37,420)       $       130,827
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            53,196                103,176
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              128,480                (71,223)
        Increase (decrease) in accounts payable                                          (15,054)                (2,753)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       129,202                160,027
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (24,274)               (46,083)
    Proceeds from sales of oil and gas properties                                            665                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (23,609)               (46,083)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (107,920)              (113,938)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      (2,327)                     6
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           3,334                  1,319
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,007        $         1,325
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1993-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 333 Interest Holders made total capital contributions of $4,384,150.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective March 31, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-A, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1993-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                Net Production
                                 ------------------------------------------
                                              For the Years Ended
                                                 December 31,
                                 ------------------------------------------
                                    1997           1996              1995
                                 ---------      ---------         ---------
Net Volumes (Equivalent MCFs)    359,411          372,962          483,922

Average Sales Price
   price per Equivalent MCF      $2.78            $2.86            $2.00

Average Production Cost
   per Equivalent MCF
   (includes production taxes)   $0.86            $1.01            $0.99


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $493,800, $401,000, $483,800, $748,100 and $0, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                      Natural                     Natural
                                      Oil          Gas           Oil            Gas           Oil           Gas
                                    -------      --------       -------       --------       -------      --------
                                    (BBLS)        (MMCF)        (BBLS)         (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           80,971           911       101,780          1,342       113,011         1,281
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        153,206         1,956       204,139          2,333       257,549         3,061

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                       10,683          (271)      (19,075)           (21)      (17,725)         (426)

   Sales of minerals in
     place                          (11,248)          (20)       (8,683)          (122)       (4,397)           (6)

   Production                       (22,342)         (225)      (23,175)          (234)      (31,288)         (296)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           130,299         1,440       153,206          1,956       204,139         2,333
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                  Wells
                                                         Oil                Gas            ------------------------
Acquisition                State(s)                     (BBLS)             (MMCF)           Gross             Net
-----------                ---------                    ------            -------          ------           -------
American Cometra           AL, CO, LA,
                           ND, NM, NV,
                           OK, TX, WY                   60,168               172              793            10.043
AMC - So. Louisiana        LA                           14,901             1,115               49             0.598
Genesis                    TX                           14,901                91               15             0.371
L L & E                    AL, MS                       28,905                51               19             0.175
Camterra                   MS                           11,424                11               19             0.362
                                                       -------             -----             ----             -----
                                                       130,299             1,440              895            11.549
                                                       -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1993-C, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1993-C, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1993-C, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                           ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      108,137       $      171,415
              Oil and gas sales receivable                                                    306,015              287,696
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        414,152              459,111
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              18,839               19,252
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,800,890            5,746,045
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,432,630)          (2,987,389)
                                                                                       ---------------     ----------------
                                                                                            2,368,260            2,758,656
                                                                                       ---------------     ----------------
                                                                                       $    2,801,251       $    3,237,019
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       104,625      $      104,625
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     18,247               18,247

         Interest Holders' Capital (5,810,456 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,652,469            3,088,110
         General Partners' Capital                                                             25,910               26,037
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,678,379            3,114,147
                                                                                       ---------------     ----------------
                                                                                       $    2,801,251       $    3,237,019
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $     1,002,406  $     1,066,158   $       970,103
   Interest income                                                        3,098            5,341             7,733
   Other                                                                  9,269           22,633            17,599
                                                                ---------------  ---------------   ---------------
                                                                      1,014,773        1,094,132           995,435
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      252,319          312,989           413,443
   Production taxes                                                      56,772           63,259            64,881
   Depreciation, depletion
     and amortization -
        Normal provision                                                410,105          413,260           471,767
        Additional provision                                             35,136          470,529                --
   General and administrative                                           118,038          118,412           126,209
                                                                ---------------  ---------------   ---------------
                                                                        872,370        1,378,449         1,076,300
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       142,403  $      (284,317)  $       (80,865)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Interest         General          Combining
                                                   Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     3,906,271   $        25,933  $       577,481     $    4,509,685

Income (Loss)                                        (143,626)           57,278            5,483            (80,865)

Cash Distributions                                   (483,800)          (67,398)              --           (551,198)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               3,278,845            15,813          582,964          3,877,622
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (188,436)           88,382         (184,263)          (284,317)

Cash Distributions                                   (401,000)          (78,158)              --           (479,158)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               2,689,409            26,037          398,701          3,114,147
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          89,924            84,244          (31,765)           142,403

Cash Distributions                                   (493,800)          (84,371)              --           (578,171)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     2,285,533   $        25,910  $       366,936     $    2,678,379
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.02)
                                              ===============
      1996                                    $          (.03)
                                              ===============
      1997                                    $           .02
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996             1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       142,403   $      (284,317) $       (80,865)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          445,241           883,789          471,767
      Change in gas imbalance receivable
          and deferred revenues                                                             413             4,795           (5,800)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             (18,319)          (18,715)          64,103
        Increase (decrease) in accounts payable                                              --           (23,584)         (15,909)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   569,738           561,968          433,296
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                (162,864)         (162,448)        (116,822)
    Proceeds from sales of oil and gas properties                                       108,019           130,669           21,390
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                   (54,845)          (31,779)         (95,432)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (578,171)         (479,158)        (551,198)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (63,278)           51,031         (213,334)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        171,415           120,384          333,718
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $       108,137   $       171,415  $       120,384
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1993-C,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on September 30, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $755,359, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 434 Interest Holders made total capital contributions of $5,810,456.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                          Year Ended December 31,
                               -----------------------------------------------
                                1997             1996                  1995
                               -------          -------              ---------
      Acquisition of
        proved properties   $       --        $       --         $          --

      Development              162,864           162,448               116,822
                               -------           -------             ---------
                            $  162,864        $  162,448         $     116,822
                               -------           -------             ---------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1997 and 1996, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additioinal provision for depreciation, depletion and amortization of $35,136 and $470,529, respectively. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1996, resulting in a valuation allowance of $280,931. This amount is included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $87,157, $87,157 and $101,683, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $10,171 in 1997, $10,607 in 1996, and $6,731 in 1995 and are included in general and administrative expenses.

         Effective September 30, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $504,103, $617,010 and $319,518, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         The Partnership extends credit to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                Net Production
                                 ------------------------------------------
                                              For the Years Ended
                                                 December 31,
                                 ------------------------------------------
                                    1997           1996              1995
                                 ---------      ---------         ---------
Net Volumes (Equivalent MCFs)    359,411          372,962          483,922

Average Sales Price
   price per Equivalent MCF      $2.78            $2.86            $2.00

Average Production Cost
   per Equivalent MCF
   (includes production taxes)   $0.86            $1.01            $0.99


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $493,800, $401,000, $483,800, $748,100 and $0, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                      Natural                     Natural
                                      Oil          Gas           Oil            Gas           Oil           Gas
                                    -------      --------       -------       --------       -------      --------
                                    (BBLS)        (MMCF)        (BBLS)         (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           80,971           911       101,780          1,342       113,011         1,281
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        153,206         1,956       204,139          2,333       257,549         3,061

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                       10,683          (271)      (19,075)           (21)      (17,725)         (426)

   Sales of minerals in
     place                          (11,248)          (20)       (8,683)          (122)       (4,397)           (6)

   Production                       (22,342)         (225)      (23,175)          (234)      (31,288)         (296)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           130,299         1,440       153,206          1,956       204,139         2,333
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                  Wells
                                                         Oil                Gas            ------------------------
Acquisition                State(s)                     (BBLS)             (MMCF)           Gross             Net
-----------                ---------                    ------            -------          ------           -------
American Cometra           AL, CO, LA,
                           ND, NM, NV,
                           OK, TX, WY                   60,168               172              793            10.043
AMC - So. Louisiana        LA                           14,901             1,115               49             0.598
Genesis                    TX                           14,901                91               15             0.371
L L & E                    AL, MS                       28,905                51               19             0.175
Camterra                   MS                           11,424                11               19             0.362
                                                       -------             -----             ----             -----
                                                       130,299             1,440              895            11.549
                                                       -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1993-C, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1993-C, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1993-C, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                           ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      108,137       $      171,415
              Oil and gas sales receivable                                                    306,015              287,696
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        414,152              459,111
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              18,839               19,252
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,800,890            5,746,045
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,432,630)          (2,987,389)
                                                                                       ---------------     ----------------
                                                                                            2,368,260            2,758,656
                                                                                       ---------------     ----------------
                                                                                       $    2,801,251       $    3,237,019
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       104,625      $      104,625
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     18,247               18,247

         Interest Holders' Capital (5,810,456 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,652,469            3,088,110
         General Partners' Capital                                                             25,910               26,037
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,678,379            3,114,147
                                                                                       ---------------     ----------------
                                                                                       $    2,801,251       $    3,237,019
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $     1,002,406  $     1,066,158   $       970,103
   Interest income                                                        3,098            5,341             7,733
   Other                                                                  9,269           22,633            17,599
                                                                ---------------  ---------------   ---------------
                                                                      1,014,773        1,094,132           995,435
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      252,319          312,989           413,443
   Production taxes                                                      56,772           63,259            64,881
   Depreciation, depletion
     and amortization -
        Normal provision                                                410,105          413,260           471,767
        Additional provision                                             35,136          470,529                --
   General and administrative                                           118,038          118,412           126,209
                                                                ---------------  ---------------   ---------------
                                                                        872,370        1,378,449         1,076,300
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       142,403  $      (284,317)  $       (80,865)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Interest         General          Combining
                                                   Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     3,906,271   $        25,933  $       577,481     $    4,509,685

Income (Loss)                                        (143,626)           57,278            5,483            (80,865)

Cash Distributions                                   (483,800)          (67,398)              --           (551,198)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               3,278,845            15,813          582,964          3,877,622
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (188,436)           88,382         (184,263)          (284,317)

Cash Distributions                                   (401,000)          (78,158)              --           (479,158)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               2,689,409            26,037          398,701          3,114,147
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          89,924            84,244          (31,765)           142,403

Cash Distributions                                   (493,800)          (84,371)              --           (578,171)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     2,285,533   $        25,910  $       366,936     $    2,678,379
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.02)
                                              ===============
      1996                                    $          (.03)
                                              ===============
      1997                                    $           .02
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       1997             1996             1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       142,403   $      (284,317) $       (80,865)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          445,241           883,789          471,767
      Change in gas imbalance receivable
          and deferred revenues                                                             413             4,795           (5,800)
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             (18,319)          (18,715)          64,103
        Increase (decrease) in accounts payable                                              --           (23,584)         (15,909)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   569,738           561,968          433,296
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                (162,864)         (162,448)        (116,822)
    Proceeds from sales of oil and gas properties                                       108,019           130,669           21,390
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                   (54,845)          (31,779)         (95,432)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (578,171)         (479,158)        (551,198)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (63,278)           51,031         (213,334)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        171,415           120,384          333,718
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $       108,137   $       171,415  $       120,384
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1993-C,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on September 30, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $755,359, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 434 Interest Holders made total capital contributions of $5,810,456.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                          Year Ended December 31,
                               -----------------------------------------------
                                1997             1996                  1995
                               -------          -------              ---------
      Acquisition of
        proved properties   $       --        $       --         $          --

      Development              162,864           162,448               116,822
                               -------           -------             ---------
                            $  162,864        $  162,448         $     116,822
                               -------           -------             ---------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1997 and 1996, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additioinal provision for depreciation, depletion and amortization of $35,136 and $470,529, respectively. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1996, resulting in a valuation allowance of $280,931. This amount is included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $87,157, $87,157 and $101,683, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $10,171 in 1997, $10,607 in 1996, and $6,731 in 1995 and are included in general and administrative expenses.

         Effective September 30, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $504,103, $617,010 and $319,518, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         The Partnership extends credit to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                 3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                    4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                    5

            Notes to Financial Statements                                              6

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                           1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       70,981       $      108,137
              Oil and gas sales receivable                                                    177,628              306,015
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        248,609              414,152
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              18,839               18,839
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,821,420            5,800,890
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,656,451)          (3,432,630)
                                                                                       ---------------     ----------------
                                                                                            2,164,969            2,368,260
                                                                                       ---------------     ----------------
                                                                                       $    2,432,417       $    2,801,251
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $        76,507      $      104,625
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     18,247               18,247

         Interest Holders' Capital (5,810,456 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,329,648            2,652,469
         General Partners' Capital                                                              8,015               25,910
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,337,663            2,678,379
                                                                                       ---------------     ----------------
                                                                                       $    2,432,417       $    2,801,251
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $        92,745   $       347,924
             Interest income                                                                 892             1,174
             Other                                                                         1,503             3,114
                                                                                 ---------------   ---------------
                                                                                          95,140           352,212
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              55,283            72,157
             Production taxes                                                              3,489            20,641
             Depreciation, depletion
                and amortization -
                   Normal provision                                                       64,818           120,708
                   Additional provision                                                  159,003                --
             General and administrative                                                   21,955            27,136
                                                                                 ---------------   ---------------
                                                                                         304,548           240,642
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $      (209,408)  $       111,570
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $          (.04)
                                               ==============
         March 31, 1997                       $           .02
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                   1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       (209,408)       $       111,570
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           223,821                120,708
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              128,387                (67,060)
        Increase (decrease) in accounts payable                                          (28,118)                (8,812)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       114,682                156,406
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (23,736)               (43,527)
    Proceeds from sales of oil and gas properties                                          3,206                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (20,530)               (43,527)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (131,308)              (158,292)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (37,156)               (45,143)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         108,137                171,415
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         70,981        $       126,272
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2) Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1993-C, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership.
        The 434 Interest Holders made total capital contributions of $5,810,456.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective September 30, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-C, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1993-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                  Net Production
                                   ------------------------------------------
                                                For the Years Ended
                                                   December 31,
                                   ------------------------------------------
                                      1997           1996              1995
                                   ---------      ---------         ---------
Net Volumes (Equivalent MCFs)      372,995          367,473          446,740

Average Sales Price
   price per Equivalent MCF        $2.62            $2.69            $1.87

Average Production Cost
   per Equivalent MCF
   (includes production taxes)     $0.82            $0.88            $1.01


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995, 1994 and 1993, the Partnership distributed a total of $366,100, $320,800, $435,300, $501,800 and $0, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil           Gas           Oil           Gas           Oil           Gas
                                    -------      --------       -------      ---------       -------      --------
                                    (BBLS)        (MMCF)         (BBLS)       (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year           74,701         1,085        93,180          1,396       129,091         1,359
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        167,967         1,954       213,009          2,256       285,870         2,834

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                        6,045          (113)      (21,271)           (33)      (44,274)         (303)

   Sales of minerals in
     place                           (4,372)           (9)       (4,432)           (17)           --            --

   Production                       (17,959)         (265)      (19,339)          (252)      (28,587)         (275)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           151,681         1,567       167,967          1,954       213,009         2,256
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil               Gas             -------------------------
Acquisition                State(s)                     (BBLS)            (MMCF)            Gross              Net
----------                 ---------                    ------            -------          ------            -------
Genesis                    TX                           54,434               332               15             1.357
Corexcal                   LA                            8,567               681               28             0.321
Cox Exploration            TX                            8,125               425               52             0.555
L L & E                    AL, MS                       63,102               111               19             0.381
Camterra                   MS                           17,453                18               19             0.553
                                                       -------             -----             ----             -----
                                                       151,681             1,567              133             3.167
                                                       -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1993-D, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1993-D, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1993-D, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                     ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,383       $        1,313
              Oil and gas sales receivable                                                    211,490              152,044
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        212,873              153,357
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                               8,594                8,594
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,611,347            5,545,111
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,384,516)          (2,987,028)
                                                                                       ---------------     ----------------
                                                                                            2,226,831            2,558,083
                                                                                       ---------------     ----------------
                                                                                       $    2,448,298       $    2,720,034
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       99,439       $      113,206
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     20,532               20,532

         Interest Holders' Capital (5,324,435 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,265,961            2,533,355
         General Partners' Capital                                                             62,366               52,941
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,328,327            2,586,296
                                                                                       ---------------     ----------------
                                                                                       $    2,448,298       $    2,720,034
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996             1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       990,033  $       992,663   $       847,929
   Interest income                                                           70               64                59
   Other                                                                  4,572           17,462             7,692
                                                                ---------------  ---------------   ---------------
                                                                        994,675        1,010,189           855,680
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      245,055          261,212           395,487
   Production taxes                                                      61,460           62,951            56,947
   Depreciation, depletion
     and amortization -
       Normal provision                                                 397,488          386,456           410,873
       Additional provision                                                  --          266,553           105,234
   General and administrative                                           109,268          108,046           105,366
   Interest expense                                                       1,276            5,031                --
                                                                ---------------  ---------------   ---------------
                                                                        814,547        1,090,249         1,073,907
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       180,128  $       (80,060)  $      (218,227)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Interest         General          Combining
                                                  Holders          Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     3,191,079   $        21,540  $       523,278     $    3,735,897

Income (Loss)                                        (204,266)           42,887          (56,848)          (218,227)

Cash Distributions                                   (435,300)          (32,548)              --           (467,848)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               2,551,513            31,879          466,430          3,049,822
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         (71,671)           83,728          (92,117)           (80,060)

Cash Distributions                                   (320,800)          (62,666)              --           (383,466)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               2,159,042            52,941          374,313          2,586,296
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          90,806            81,422            7,900            180,128

Cash Distributions                                   (366,100)          (71,997)              --           (438,097)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     1,883,748   $        62,366  $       382,213     $    2,328,327
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.04)
                                              ================
      1996                                    $          (.01)
                                              ================
      1997                                    $           .02
                                              ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                        1997             1996             1995
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $       180,128   $       (80,060) $      (218,227)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           397,488           653,009          516,107
      Change in gas imbalance receivable
          and deferred revenues                                                               --             2,694            7,415
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (59,446)          (86,161)         269,066
        Increase (decrease) in accounts payable                                          (13,767)          (10,266)         (14,360)
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                    504,403           479,216          560,001
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (115,188)         (140,113)         (96,655)
    Proceeds from sales of oil and gas properties                                         48,952            44,427            4,586
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    (66,236)          (95,686)         (92,069)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (438,097)         (383,466)        (467,848)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          70                64               84
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,313             1,249            1,165
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $         1,383   $         1,313  $         1,249
                                                                                 ===============   ===============  ===============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                       $         1,276   $         5,031  $         3,137
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1993-D,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on December 31, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $692,177, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 406 Interest Holders made total capital contributions of $5,324,435.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                          Year Ended December 31,
                               -----------------------------------------------
                                1997              1996                 1995
                               -------           -------             ---------
      Acquisition of
        proved properties   $       --        $       --         $          --

      Development              115,188           140,113                96,655
                               -------           -------             ---------
                            $  115,188        $  140,113         $      96,655
                               -------           -------             ---------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1996 and 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $266,553 and $105,234 respectively. In addition, the Interest Holder's share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1996 and 1995, resulting in a valuation allowance of $159,925 and $37,510, respectively. These amounts are included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $79,867, $79,867 and $82,987, respectively, as a general and administrative overhead allowance.

         During 1997, 1996, and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $9,198 in 1997, $9,068 in 1996 and $5,059 in 1995 and are included in general and administrative expenses.

         Effective December 31, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-D, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for years ended December 31, 1997, 1996 and 1995 was $491,826, $540,346 and $229,175, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:

            Balance Sheets

                - March 31, 1998 and December 31, 1997                                 3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                    4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                    5

            Notes to Financial Statements                                              6

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,389       $        1,383
              Oil and gas sales receivable                                                    121,869              211,490
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        123,258              212,873
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                               8,594                8,594
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,625,570            5,611,347
         Less-Accumulated depreciation, depletion
              and amortization                                                             (3,464,434)          (3,384,516)
                                                                                       ---------------     ----------------
                                                                                            2,161,136            2,226,831
                                                                                       ---------------     ----------------
                                                                                       $    2,292,988       $    2,448,298
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       72,827       $       99,439
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     20,532               20,532

         Interest Holders' Capital (5,324,435 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,151,311            2,265,961
         General Partners' Capital                                                             48,318               62,366
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,199,629            2,328,327
                                                                                       ---------------     ----------------
                                                                                       $    2,292,988       $    2,448,298
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       129,132   $       319,228
             Interest income                                                                   6                 6
             Other                                                                           754             2,417
                                                                                 ---------------   ---------------
                                                                                         129,892           321,651
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              41,969            78,922
             Production taxes                                                              7,263            20,250
             Depreciation, depletion
                and amortization                                                          79,918           108,495
             General and administrative                                                   20,695            25,300
             Interest expense                                                                 --               416
                                                                                 ---------------   ---------------
                                                                                         149,845           233,383
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $       (19,953)  $        88,268
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $            --
                                               ==============
         March 31, 1997                       $           .02
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                          Three Months Ended
                                                                                                March 31,
                                                                                  -------------------------------------
                                                                                      1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        (19,953)       $        88,268
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            79,918                108,495
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               89,621                (36,688)
        Increase (decrease) in accounts payable                                          (26,612)               (12,709)
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       122,974                147,366
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (14,956)               (26,795)
    Proceeds from sales of oil and gas properties                                            733                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (14,223)               (26,795)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (108,745)              (120,565)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           6                      6
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,383                  1,313
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,389        $         1,319
                                                                                  ==============         ==============
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $             --        $           416
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1993-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 31, 1993, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 406 Interest Holders made total capital contributions of $5,324,435.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective December 31, 1993, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1993-D, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1993-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                               Net Production
                                 ------------------------------------------
                                             For the Years Ended
                                                December 31,
                                 ------------------------------------------
                                  1997              1996              1995
                                 -------           -------          -------
Net Volumes (Equivalent MCFs)    274,030           314,334          416,631

Average Sales Price
   Equivalent MCF                $2.70             $2.82            $2.03

Average Production Costs
   per Equivalent MCf
   (includes production taxes)   $1.11             $0.92            $1.07


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995 and 1994, the Partnership distributed a total of $398,200, $337,700, $492,400 and $166,100, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil           Gas           Oil           Gas           Oil           Gas
                                    -------      --------       -------       --------       -------      --------
                                    (BBLS)        (MMCF)         (BBLS)        (MMCF)        (BBLS)        (MMCF)
Proved developed
   reserves at end of year          105,721         1,457       117,211          1,604       186,058         1,885
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        218,632         2,317       264,641          2,722       336,470         3,062

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                       12,370           (17)      (22,093)          (183)      (39,970)         (115)

   Sales of minerals in
     place                               --            --        (4,075)           (26)           --            --

   Production                       (18,891)         (161)      (19,841)          (196)      (31,859)         (225)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           212,111         2,139       218,632          2,317       264,641         2,722
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                  Wells
                                                         Oil                Gas            -------------------------
Acquisition                State(s)                     (BBLS)             (MMCF)           Gross              Net
-----------                ---------                    ------            -------          ------            -------
Genesis                    TX                           10,445                64               15             0.260
Corexcal                   LA                            1,643               131               28             0.062
Cox Exploration            TX                           18,811               984               52             1.286
L L & E                    AL, MS                       99,915               176               19             0.603
Camterra                   MS                           15,400                16               19             0.488
Parker & Parsley           AL, LA                       65,897               768               41             0.130
                                                       -------             -----             ----             -----
                                                       212,111             2,139              174             2.829
                                                       -------             -----             ----             -----

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1994-A, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1994-A, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1994-A, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                         ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                             1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,263       $        1,199
              Oil and gas sales receivable                                                    195,628              231,056
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        196,891              232,255
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                               1,648                1,648
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,773,434            4,713,326
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,145,143)          (1,687,139)
                                                                                       ---------------     ----------------
                                                                                            2,628,291            3,026,187
                                                                                       ---------------     ----------------
                                                                                       $    2,826,830       $    3,260,090
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $      182,928       $      119,100
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      7,137                8,154

         Interest Holders' Capital (4,487,431 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,596,493            3,097,799
         General Partners' Capital                                                             40,272               35,037
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,636,765            3,132,836
                                                                                       ---------------     ----------------
                                                                                       $    2,826,830       $    3,260,090
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997              1996             1995
                                                                ---------------  ---------------   ---------------

REVENUES:
   Oil and gas sales                                            $       806,012  $       961,293   $       916,389
   Interest income                                                           64               58                61
   Other                                                                  4,562           18,838             5,208
                                                                ---------------  ---------------   ---------------
                                                                        810,638          980,189           921,658
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      255,536          233,648           390,209
   Production taxes                                                      48,274           56,971            56,734
   Depreciation, depletion
     and amortization -
       Normal provision                                                 265,851          308,534           358,582
       Additional provision                                             192,153               --            30,751
   General and administrative                                            89,752           92,777           100,301
   Interest expense                                                       1,555              673                --
                                                                ---------------  ---------------   ---------------
                                                                        853,121          692,603           936,577
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       (42,483) $       287,586   $       (14,919)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                  Interest        General          Combining
                                                  Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     3,258,424   $        34,757  $       539,986     $    3,833,167

Income (Loss)                                         (78,007)           54,755            8,333            (14,919)

Cash Distributions                                   (492,400)          (56,549)              --           (548,949)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               2,688,017            32,963          548,319          3,269,299
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         190,851            88,423            8,312            287,586

Cash Distributions                                   (337,700)          (86,349)              --           (424,049)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               2,541,168            35,037          556,631          3,132,836
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          28,571            60,623         (131,677)           (42,483)

Cash Distributions                                   (398,200)          (55,388)              --           (453,588)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     2,171,539   $        40,272  $       424,954     $    2,636,765
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.02)
                                              ================
      1996                                    $           .04
                                              ================
      1997                                    $           .01
                                              ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                     1997             1996              1995
                                                                               ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                              $       (42,483)  $       287,586  $       (14,919)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                         458,004           308,534          389,333
      Change in gas imbalance receivable
          and deferred revenues                                                         (1,017)            4,268            2,238
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                             35,428             7,002          159,248
        Increase (decrease) in accounts payable                                         63,828          (127,867)         144,122
                                                                               ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                  513,760           479,523          680,022
                                                                               ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                (60,108)         (107,046)        (135,059)
    Proceeds from sales of oil and gas properties                                           --            51,631            4,047
                                                                               ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                  (60,108)          (55,415)        (131,012)
                                                                               ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                    (453,588)         (424,049)        (548,949)
                                                                               ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        64                59               61
                                                                               ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         1,199             1,140            1,079
                                                                               ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $         1,263   $         1,199  $         1,140
                                                                               ===============   ===============  ===============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                     $         1,555   $           673  $         2,339
                                                                               ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Operating Partners 1994-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on April 20, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $650,677, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 331 Interest Holders made total capital contributions of $4,487,431.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                       Year Ended December 31,
                              ------------------------------------------
                               1997              1996             1995
                              --------         --------        ---------
Acquisition of
  proved properties        $       --        $       --     $     85,927

Development                    60,108           107,046           49,132
                              --------         --------        ---------
                           $   60,108        $  107,046     $    135,059
                              --------         --------        ---------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         In 1995, the Partnership acquired interests in producing oil and gas properties for $85,927, which included $15,324 of costs incurred by Swift in the evaluation and acquisition effort, including costs related to properties not acquired.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1997 and 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $192,153 and $30,751, respectively. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1997 and 1995, resulting in a valuation allowance of $52,258 and $27,333, respectively. These amounts are included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $67,311, $67,311 and $78,530, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $6,316 in 1997, $9,257 in 1996 and $5,285 in 1995 and are included in general and administrative expenses.

         Effective April 20, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-A, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for years ended December 31, 1997, 1996 and 1995 was $362,072, $530,166 and $289,917, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                   4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

            Notes to Financial Statements                                             6

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,269       $        1,263
              Oil and gas sales receivable                                                    130,558              195,628
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        131,827              196,891
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                               1,648                1,648
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    4,790,712            4,773,434
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,386,626)          (2,145,143)
                                                                                       ---------------     ----------------
                                                                                            2,404,086            2,628,291
                                                                                       ---------------     ----------------
                                                                                       $    2,537,561       $    2,826,830
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $      152,446       $      182,928
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      7,137                7,137

         Interest Holders' Capital (4,487,431 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             2,341,717            2,596,493
         General Partners' Capital                                                             36,261               40,272
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   2,377,978            2,636,765
                                                                                       ---------------     ----------------
                                                                                       $    2,537,561       $    2,826,830
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       138,756   $       222,875
             Interest income                                                                   6                 5
             Other                                                                           853             2,216
                                                                                 ---------------   ---------------
                                                                                         139,615           225,096
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              37,605            71,263
             Production taxes                                                              8,198            13,742
             Depreciation, depletion
              and amortization -
                 Normal provision                                                         61,209            65,525
                 Additional provision                                                    180,274           192,153
             General and administrative                                                   17,753            23,592
             Interest expense                                                                 56                --
                                                                                 ---------------   ---------------
                                                                                         305,095           366,275
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $      (165,480)  $      (141,179)
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $          (.04)
                                               ==============
         March 31, 1997                       $          (.03)
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       (165,480)       $      (141,179)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           241,483                257,678
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               65,070                 21,923
        Increase (decrease) in accounts payable                                          (30,482)                 9,846
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       110,591                148,268
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (17,419)               (20,485)
    Proceeds from sales of oil and gas properties                                            141                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (17,278)               (20,485)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                       (93,307)              (127,778)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           6                      5
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,263                  1,199
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,269        $         1,204
                                                                                  ==============         ==============
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $             56        $            --
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1994-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on April 20, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 331 Interest Holders made total capital contributions of $4,487,431.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective April 20, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-A, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1994-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                   Net Production
                                     ------------------------------------------
                                                 For the Years Ended
                                                    December 31,
                                     ------------------------------------------
                                       1997             1996              1995
                                     -------           -------          -------
Net Volumes (Equivalent MCFs)        387,488           427,336          533,852

Average Sales Price
   Equivalent MCF                    $2.66             $2.75            $1.97

Average Production Costs
   per Equivalent MCf
   (includes production taxes)       $1.03             $0.88            $1.06

Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995 and 1994, the Partnership distributed a total of $555,600, $547,100, $603,900 and $71,200, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil          Gas           Oil           Gas            Oil           Gas
                                    -------      --------       -------       --------       -------      --------
                                    (BBLS)        (MMCF)        (BBLS)         (MMCF)        (BBLS)        (MMCF)
Proved developed
   reserves at end of year          114,813         1,753       130,025          1,985       203,126         2,184
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        268,160         2,972       310,941          3,378       405,550         3,859

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                       20,061           (25)      (15,822)           (83)      (58,498)         (164)

   Sales of mineral in
     place                               --            --        (3,165)           (38)           --            --

   Production                       (23,503)         (246)      (23,794)          (285)      (36,111)         (317)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           264,718         2,701       268,160          2,972       310,941         3,378
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                          Natural                    Wells
                                                         Oil               Gas            -------------------------
Acquisition                State(s)                     (BBLS)            (MMCF)            Gross             Net
-----------                ---------                    ------           -------          ------            -------
Genesis                    TX                           16,523               101               15             0.412
Corexcal                   LA                            2,599               207               28             0.097
Cox Exploration            TX                           29,759             1,556               52             2.035
L L & E                    AL, MS                      158,038               279               19             0.955
Camterra                   MS                           10,891                11               19             0.345
Parker & Parsley           AL, LA                       46,908               547               41             0.092
                                                       -------             -----             ----             -----
                                                       264,718             2,701              174             3.936
                                                       -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1994-B, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1994-B, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995,. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1994-B, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                       ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,276       $        1,212
              Oil and gas sales receivable                                                    270,176              316,197
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        271,452              317,409
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                               2,607                2,607
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,954,955            5,869,316
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,624,675)          (2,239,618)
                                                                                       ---------------     ----------------
                                                                                            3,330,280            3,629,698
                                                                                       ---------------     ----------------
                                                                                       $    3,604,339       $    3,949,714
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $      255,568       $      172,243
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      7,042                7,766

         Interest Holders' Capital (5,698,300 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             3,284,397            3,724,301
         General Partners' Capital                                                             57,332               45,404
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   3,341,729            3,769,705
                                                                                       ---------------     ----------------
                                                                                       $    3,604,339       $    3,949,714
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $     1,095,823  $     1,240,622   $     1,130,801
   Interest income                                                           65               59               115
   Other                                                                  6,922           22,206             4,794
                                                                ---------------  ---------------   ---------------
                                                                      1,102,810        1,262,887         1,135,710
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      334,041          301,162           498,238
   Production taxes                                                      65,697           75,406            69,723
   Depreciation, depletion
     and amortization                                                   385,057          417,155           463,364
   General and administrative                                           113,845          116,803           118,984
   Interest expense                                                       3,190              357                --
                                                                ---------------  ---------------   ---------------
                                                                        901,830          910,883         1,150,309
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $       200,980  $       352,004   $       (14,599)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                 Interest        General          Combining
                                                 Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     4,057,874   $        37,389  $       658,866     $    4,754,129

Income (Loss)                                         (93,468)           64,929           13,940            (14,599)

Cash Distributions                                   (603,900)          (66,669)              --           (670,569)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               3,360,506            35,649          672,806          4,068,961
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         226,061           113,915           12,028            352,004

Cash Distributions                                   (547,100)         (104,160)              --           (651,260)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               3,039,467            45,404          684,834          3,769,705
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         113,999            85,284            1,697            200,980

Cash Distributions                                   (555,600)          (73,356)              --           (628,956)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     2,597,866   $        57,332  $       686,531     $    3,341,729
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $          (.02)
                                              ===============
      1996                                    $           .04
                                              ===============
      1997                                    $           .02
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $       200,980   $       352,004  $       (14,599)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          385,057           417,155          463,364
      Change in gas imbalance receivable
          and deferred revenues                                                            (724)            6,753           24,119
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              46,021           (24,916)         176,204
        Increase (decrease) in accounts payable                                          83,325             8,370           55,232
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   714,659           759,366          704,320
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (85,639)         (165,849)         (48,300)
    Proceeds from sales of oil and gas properties                                            --            57,803            2,862
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                   (85,639)         (108,046)         (45,438)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (628,956)         (651,260)        (670,569)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                         64                60          (11,687)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          1,212             1,152           12,839
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         1,276   $         1,212  $         1,152
                                                                                ===============   ===============  ===============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                      $         3,190   $           357  $            --
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Operating Partners 1994-B, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $826,254, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 354 Interest Holders made total capital contributions of $5,698,300.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                   Year Ended December 31,
                          ------------------------------------------
                           1997              1996            1995
                          --------         ---------        --------
Acquisition of
  proved properties    $       --        $       --     $         --

Development                85,639           165,849           48,300
                          --------         ---------        --------
                       $   85,639        $  165,849     $     48,300
                          --------         ---------        --------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $85,475, $85,475 and $99,720, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $8,749 in 1997, $11,797 in 1996 and $4,201 in 1995 and are included in general and administrative expenses.

         Effective June 30, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-B, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for years ended December 31, 1997, 1996 and 1995 was $512,835, $697,435 and $333,757, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.

                                      INDEX


                                                                                    PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                               3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                  4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                  5

            Notes to Financial Statements                                            6

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                         (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,282       $        1,276
              Oil and gas sales receivable                                                    176,718              270,176
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        178,000              271,452
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                               2,607                2,607
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,978,231            5,954,955
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,788,100)          (2,624,675)
                                                                                       ---------------     ----------------
                                                                                            3,190,131            3,330,280
                                                                                       ---------------     ----------------
                                                                                       $    3,370,738       $    3,604,339
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $      207,491       $      255,568
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      7,042                7,042

         Interest Holders' Capital (5,698,300 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             3,105,762            3,284,397
         General Partners' Capital                                                             50,443               57,332
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   3,156,205            3,341,729
                                                                                       ---------------     ----------------
                                                                                       $    3,370,738       $    3,604,339
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       188,018   $       298,954
             Interest income                                                                   6                 5
             Other                                                                         1,349             2,509
                                                                                 ---------------   ---------------
                                                                                         189,373           301,468
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              48,632            92,734
             Production taxes                                                             11,300            18,546
             Depreciation, depletion
              and amortization -
                  Normal provision                                                        90,444            89,373
                  Additional provision                                                    72,981                --
             General and administrative                                                   22,582            30,105
             Interest expense                                                                144                --
                                                                                 ---------------   ---------------
                                                                                         246,083           230,758
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $       (56,710)  $        70,710
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $          (.01)
                                               ==============
         March 31, 1997                       $           .01
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                  March 31,
                                                                                  -------------------------------------
                                                                                       1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        (56,710)       $        70,710
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           163,425                 89,373
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               93,458                 35,789
        Increase (decrease) in accounts payable                                          (48,077)                14,077
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       152,096                209,949
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (23,498)               (28,010)
    Proceeds from sales of oil and gas properties                                            222                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (23,276)               (28,010)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (128,814)              (181,934)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           6                      5
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,276                  1,212
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,282        $         1,217
                                                                                  ==============         ==============
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $            144        $            --
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1994-B, Ltd., a Texas limited partnership ("the Partnership"), was formed on June 30, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 354 Interest Holders made total capital contributions of $5,698,300.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective June 30, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-b, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1994-B, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(6)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.

                                  Selected Data

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                Net Production
                                 ------------------------------------------
                                              For the Years Ended
                                                 December 31,
                                 ------------------------------------------
                                   1997             1996             1995
                                 ------            -------          -------
Net Volumes (Equivalent MCFs)    226,886           355,568          436,674

Average Sales Price
   Equivalent MCF                $2.88             $2.93            $2.17

Average Production Costs
   per Equivalent MCf

   (includes production taxes)   $1.59             $1.01            $0.94


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995 and 1994, the Partnership distributed a total of $551,000, $498,400, $402,300, and $0, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.

                                  Selected Data

Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    ---------------------       ----------------------       ---------------------
                                                  Natural                     Natural                     Natural
                                      Oil          Gas           Oil           Gas            Oil           Gas
                                    -------      --------       -------      ---------       -------      --------
                                    (BBLS)        (MMCF)        (BBLS)        (MMCF)         (BBLS)        (MMCF)
Proved developed
   reserves at end of year          210,025         2,366       228,102          2,500       330,331         3,289
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        340,560         3,315       417,438          4,209       343,344         3,651

   Purchase of minerals
     in place                             --           --            --             --       116,334           796

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                      (11,053)          (81)      (48,606)          (703)      (11,230)           13

Sales of minerals in
     place                               --            --           (78)            (5)           --            --

   Production                       (20,072)         (106)      (28,194)          (186)      (31,010)         (251)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           309,435         3,128       340,560          3,315       417,438         4,209
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                   Wells
                                                         Oil                Gas             -----------------------
Acquisition                State(s)                     (BBLS)             (MMCF)            Gross            Net
-----------                ---------                    ------             -------          ------          -------
Genesis                    TX                            2,513                15               15             0.063
Corexcal                   LA                              395                31               28             0.015
Cox Exploration            TX                            4,527               237               52             0.309
L L & E                    AL, MS                       24,067                42               19             0.145
Parker & Parsley           AL, LA                      190,781             2,228               41             0.375
Cabot Oil & Gas            WY                           58,918                --               14             0.916
Bracken II                 TX                           28,234               575               58             1.665
                                                       -------             -----             ----             -----
                                                       309,435             3,128              227             3.488
                                                       -------             -----             ----             -----

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1994-C, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1994-C, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1994-C, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                     ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                            1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $       28,762       $      210,403
              Oil and gas sales receivable                                                    185,051              257,280
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        213,813              467,683
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                                 397                  397
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,257,507            5,208,893
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,972,763)            (879,263)
                                                                                       ---------------     ----------------
                                                                                            3,284,744            4,329,630
                                                                                       ---------------     ----------------
                                                                                       $    3,498,954       $    4,797,710
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $      118,816       $       56,925
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      9,988               12,933

         Interest Holders' Capital (5,125,411 Interest Holders' SDIs;
                                                 $100 per SDI)                              3,324,611            4,674,150
         General Partners' Capital                                                             45,539               53,702
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   3,370,150            4,727,852
                                                                                       ---------------     ----------------
                                                                                       $    3,498,954       $    4,797,710
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997              1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       795,489  $     1,232,353   $     1,060,663
   Interest income                                                        4,010           11,355            39,385
   Other                                                                  7,672           20,467            12,476
                                                                ---------------  ---------------   ---------------
                                                                        807,171        1,264,175         1,112,524
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      319,447          297,461           342,358
   Production taxes                                                      41,845           61,537            68,700
   Depreciation, depletion
     and amortization -
       Normal provision                                                 183,646          316,302           329,220
       Additional provision                                             909,854               --           130,948
   General and administrative                                           100,621          106,444           114,807
                                                                ---------------  ---------------   ---------------
                                                                      1,555,413          781,744           986,033
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $      (748,242) $       482,431   $       126,491
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                 Interest        General          Combining
                                                 Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     4,551,679   $        21,834  $       616,529     $    5,190,042

Income (Loss)                                          18,905            83,818           23,768            126,491

Cash Distributions                                   (402,300)          (60,980)              --           (463,280)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               4,168,284            44,672          640,297          4,853,253
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         345,994           118,462           17,975            482,431

Cash Distributions                                   (498,400)         (109,432)              --           (607,832)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               4,015,878            53,702          658,272          4,727,852
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (665,874)           50,297         (132,665)          (748,242)

Cash Distributions                                   (551,000)          (58,460)              --           (609,460)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     2,799,004   $        45,539  $       525,607     $    3,370,150
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $            --
                                              ===============
      1996                                    $           .07
                                              ===============
      1997                                    $          (.13)
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                     1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $      (748,242)  $       482,431  $       126,491
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                        1,093,500           316,302          460,168
      Change in gas imbalance receivable
          and deferred revenues                                                          (2,945)            1,029              100
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              72,229            73,420          (31,480)
        (Increase) decrease in acquisitions receivable                                       --                --          137,395
        Increase (decrease) in accounts payable                                          61,891          (276,491)         265,702
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   476,433           596,691          958,376
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (48,614)         (161,137)      (1,181,492)
    Proceeds from sales of oil and gas properties                                            --             5,860               --
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                   (48,614)         (155,277)      (1,181,492)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (609,460)         (607,832)        (463,280)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (181,641)         (166,418)        (686,396)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        210,403           376,821        1,063,217
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        28,762   $       210,403  $       376,821
                                                                                ===============   ===============  ===============
Supplemental disclosure of non-cash investing and financing activities:
    Oil and gas properties acquired which were paid for in a
    subsequent period                                                           $            --   $            --  $       112,992
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1994-C,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on September 30, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $743,185, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 364 Interest Holders made total capital contributions of $5,125,411.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                    Year Ended December 31,
                          -------------------------------------------
                           1997              1996              1995
                          --------         ---------       ----------
Acquisition of
  proved properties    $       --        $       --     $  1,132,544

Development                48,614            48,145          161,940
                          --------         ---------       ----------

                       $   48,614        $   48,145     $  1,294,484
                          --------         ---------       ----------

         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         In 1995, the Partnership acquired interests in producing oil and gas properties for $1,132,544, which included $128,785 of costs incurred by Swift in the evaluation and acquisition effort, including costs related to properties not acquired.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         During 1997 and 1995 , the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $909,854 and $130,948, respectively. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1997 and 1995, resulting in a valuation allowance of $769,961 and $133,378, respectively. These amounts are included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $76,881, $76,881 and $89,695, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $5,573 in 1997, $11,388 in 1996 and $3,626 in 1995 and are included in general and administrative expenses.

         Effective September 30, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-C, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $298,724, $683,114 and $509,957, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.

                                      INDEX


                                                                                     PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                                3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                   4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                   5

            Notes to Financial Statements                                             6

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,016       $       28,762
              Oil and gas sales receivable                                                    138,346              185,051
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        139,362              213,813
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                                 397                  397
                                                                                       ---------------     ----------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,275,616            5,257,507
         Less-Accumulated depreciation, depletion
              and amortization                                                             (2,075,599)          (1,972,763)
                                                                                       ---------------     ----------------
                                                                                            3,200,017            3,284,744
                                                                                       ---------------     ----------------
                                                                                       $    3,339,776       $    3,498,954
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $      113,919       $      118,816
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      9,988                9,988

         Interest Holders' Capital (5,125,411 Interest Holders' SDIs;
                                                 $100 per SDI)                              3,171,282            3,324,611
         General Partners' Capital                                                             44,587               45,539
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   3,215,869            3,370,150
                                                                                       ---------------     ----------------
                                                                                       $    3,339,776       $    3,498,954
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                     1998                1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       145,163   $       223,016
             Interest income                                                                  16             2,065
             Other                                                                         1,414             2,272
                                                                                 ---------------   ---------------
                                                                                         146,593           227,353
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              59,208            90,651
             Production taxes                                                              6,817            11,907
             Depreciation, depletion
              and amortization -
                 Normal provision                                                         40,498            50,264
                 Additional provision                                                     62,338           845,128
             General and administrative                                                   19,859            29,265
                                                                                 ---------------   ---------------
                                                                                         188,720         1,027,125
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $       (42,127)  $      (799,862)
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $          (.01)
                                               ==============
         March 31, 1997                       $          (.16)
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                      1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $        (42,127)       $      (799,862)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           102,836                895,392
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               46,705                 44,106
        Increase (decrease) in accounts payable                                           (4,897)                36,354
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                       102,517                175,990
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (18,143)               (19,203)
    Proceeds from sales of oil and gas properties                                             34                     --
                                                                                  --------------         --------------
               Net cash provided by (used in) investing activities                       (18,109)               (19,203)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (112,154)              (183,561)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (27,746)                (26,774)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          28,762                210,403
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,016        $       183,629
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1994-C, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 364 Interest Holders made total capital contributions of $5,125,411.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective September 30, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-C, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1994-C, LTD.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.

                          (a Texas Limited Partnership)

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.

                                  Selected Data


Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                               Net Production
                                 ---------------------------------------
                                             For the Years Ended
                                                December 31,
                                 ---------------------------------------
                                   1997          1996            1995
                                 ---------      ---------      ---------
Net Volumes (Equivalent MCFs)    248,029        327,613         352,059

Average Sales Price
   per equivalent MCF            $2.85          $2.92           $2.22

Average Production Cost
   per Equivalent MCF
   (includes production taxes)   $1.19          $0.91           $0.73


Distributions

         The Partnership generally makes distributions to Interest Holders on a quarterly basis, subject to restrictions set forth in the Limited Partnership Agreement. For the years ending December 31, 1997, 1996, 1995 and 1994, the Partnership distributed a total of $579,000, $508,600, $248,400 and $0, respectively, to the Interest Holders. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to Interest Holders can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1998, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.

                                  Selected Data


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1997, 1996 and 1995. All of the Partnership's proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1997                          1996                        1995
                                    -------------------         ---------------------       ----------------------
                                                  Natural                     Natural                     Natural
                                      Oil          Gas           Oil           Gas           Oil           Gas
                                    -------      --------       -------      --------       -------       --------
                                    (BBLS)        (MMCF)        (BBLS)        (MMCF)        (BBLS)        (MMCF)
Proved developed
   reserves at end of year          180,714         2,214       193,609          2,359       276,346         2,692
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                        279,372         3,000       343,217          3,385       259,776         2,784

   Purchase of minerals
     in place                            --            --         1,872            375       109,818           751

   Extensions, discoveries
     and other additions                 --            --            --             --            --            --

   Revisions of previous
     estimates                      (12,187)          (78)      (41,881)          (575)       (1,369)           52

   Sales of minerals in
     place                               --            --            --             --            --            --

   Production                       (16,734)         (148)      (23,836)          (185)      (25,008)         (202)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year           250,451         2,774       279,372          3,000       343,217         3,385
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.

                                  Selected Data


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1997:

                                                                 Reserves
                                                             December 31, 1997
                                                           ---------------------

                                                                           Natural                  Wells
                                                         Oil                Gas             -----------------------
Acquisition                State(s)                     (BBLS)             (MMCF)            Gross            Net
-----------                ---------                   -------             -------          ------          -------
Parker & Parsley           AL, LA                      166,687             1,946               41             0.328
Cabot Oil & Gas            WY                           55,618                --               14             0.865
Bracken II                 TX                           26,651               542               58             1.572
BHP Petroleum              LA                            1,495               286               15             0.016
                                                       -------             -----             ----             -----
                                                       250,451             2,774              128             2.781
                                                       -------             -----             ----             -----

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1997 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1997 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Operating Partners 1994-D, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Operating Partners 1994-D, Ltd., (a Texas limited partnership) as of December 31, 1997 and 1996 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Managing General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Operating Partners 1994-D, Ltd., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.






                                     ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1998

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                                           1997                 1996
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      393,495       $      485,796
              Oil and gas sales receivable                                                    204,187              247,342
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        597,682              733,138
                                                                                       ---------------     ----------------
         Oil and Gas Properties, using full cost
              accounting                                                                    4,546,962            4,509,703
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,527,279)            (549,631)
                                                                                       ---------------     ----------------
                                                                                            3,019,683            3,960,072
                                                                                       ---------------     ----------------
                                                                                       $    3,617,365       $    4,693,210
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       87,057       $       23,912
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      8,093               10,666

         Interest Holders' Capital (4,775,604 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             3,477,005            4,605,842
         General Partners' Capital                                                             45,210               52,790
                                                                                       ---------------      ---------------
                  Total Partners' Capital                                                   3,522,215            4,658,632
                                                                                       ---------------     ----------------
                                                                                       $    3,617,365       $    4,693,210
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      1997             1996              1995
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       866,674  $     1,125,712   $       863,755
   Interest income                                                       20,389           46,875            89,294
   Other                                                                  6,295           16,232             9,131
                                                                ---------------  ---------------   ---------------
                                                                        893,358        1,188,819           962,180
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      259,070          236,679           197,547
   Production taxes                                                      37,130           60,748            59,549
   Depreciation, depletion
     and amortization -
        Normal provision                                                208,739          293,447           256,183
        Additional provision                                            768,909               --                --
   General and administrative                                            96,021          100,143           184,321
                                                                ---------------  ---------------   ---------------
                                                                      1,369,869          691,017           697,600
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $      (476,511) $       497,802   $       264,580
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                 Interest        General          Combining
                                                 Holders         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                         $     4,775,604   $            --  $            --     $    4,775,604

Income (Loss)                                         200,425            64,155               --            264,580

Cash Distributions                                   (248,400)          (27,202)              --           (275,602)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                               4,727,629            36,953               --          4,764,582
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                         292,536           110,989           94,277            497,802

Cash Distributions                                   (508,600)          (95,152)              --           (603,752)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                               4,511,565            52,790           94,277          4,658,632
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (522,408)           73,326          (27,429)          (476,511)

Cash Distributions                                   (579,000)          (80,906)              --           (659,906)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1997                         $     3,410,157   $        45,210  $        66,848     $    3,522,215
                                              ===============   ===============  ===============    ===============



Interest Holders' net income (loss)
    per SDI

      1995                                    $           .04
                                              ===============
      1996                                    $           .06
                                              ===============
      1997                                    $          (.11)
                                              ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                     1997             1996              1995
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $      (476,511)  $       497,802  $       264,580
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                          977,648           293,447          256,183
      Change in gas imbalance receivable
          and deferred revenues                                                          (2,573)           10,667               --
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              43,155            25,810         (273,152)
        Increase (decrease) in accounts payable                                          63,145          (225,200)         249,112
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   604,864           602,526          496,723
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                 (37,259)         (546,923)      (1,200,352)
    Increase (decrease) in payable related to property acquisition                           --          (106,662)      (2,655,166)
                                                                                ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                   (37,259)         (653,585)      (3,856,118)
                                                                                ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                     (659,906)         (603,752)        (275,602)
                                                                                ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (92,301)         (654,811)      (3,634,997)
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        485,796         1,140,607        4,775,604
                                                                                ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $       393,495   $       485,796  $     1,140,607
                                                                                ===============   ===============  ===============
  Supplemental disclosure of noncash investing and financing activities:
    Oil and gas properties acquired which were paid for in a
    subsequent period                                                           $            --   $            --  $       106,662
                                                                                ===============   ===============  ===============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift  Energy  Operating   Partners  1994-D,   Ltd.,  a  Texas  limited
partnership ("the Partnership"), was formed on December 30, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interests as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

         The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) $799,914, which includes all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 321 Interest Holders made total capital contributions of $4,775,604.

         Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the Interest Holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the Interest Holders, and 25 percent by the general partners. Payout had not occurred as of December 31, 1997.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         The Partnership accounts for its ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1997, 1996 and 1995.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Cash and Cash Equivalents --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

Reclassifications --

         Certain reclassifications have been made to the prior year balances to conform with the current year presentation.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                        Year Ended December 31,
                                -----------------------------------------
                                1997             1996               1995
                               -------          -------          ---------
      Acquisition of
        proved properties    $       --       $   497,143    $   1,066,968

      Development                37,259            49,780          133,384
                                -------           -------        ---------
                             $   37,259       $   546,923    $   1,200,352
                                -------           -------        ---------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         In 1996 and 1995, the Partnership acquired interests in producing oil and gas properties for $497,143 and $1,066,968, which included $67,486 and $133,943 in 1996 and 1995, respectively, of costs incurred by Swift in the evaluation and acquisition effort, including costs related to properties not acquired.

         During 1997, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $768,909. In addition, the Interest Holders' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1997 and 1996, resulting in a valuation allowance of $732,767 and $67,500, respectively. This amount is included in the income (loss) attributable to the Interest Holders shown in the statement of partners' capital together with a "combining adjustment" for the difference between the Interest Holders' valuation allowance and the Partnership's full cost ceiling write down. The "combining adjustment" changes quarterly as the Partnership's total amortization provision is more or less than the combined amortization provision attributable to the general partners and Interest Holders.

(4) Related-Party Transactions -

         During 1997, 1996 and 1995, the Partnership paid Swift $71,634, $71,634 and $83,573, respectively, as a general and administrative overhead allowance.

         During 1997, 1996 and 1995, the Partnership also paid Swift an incentive amount, as defined in the Partnership Agreement, for services rendered to the Partnership. Such amounts totaled $7,464 in 1997, $11,142 in 1996 and $71,634 in 1995 and are included in general and administrative expenses.

         Effective December 31, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-D, Ltd. ("Pension Partnership"), managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the Interest Holders could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1997, 1996 and 1995 was $429,320, $660,106 and $450,899, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) Gas Imbalances -

         The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(7) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(8) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, Ltd.
                          (a Texas Limited Partnership)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                                   WITH NOTES

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, Ltd.

                                      INDEX


                                                                                   PAGE
FINANCIAL STATEMENTS:
            Balance Sheets

                - March 31, 1998 and December 31, 1997                               3

            Statements of Operations

                - Three month periods ended March 31, 1998 and 1997                  4

            Statements of Cash Flows

                - Three month periods ended March 31, 1998 and 1997                  5

            Notes to Financial Statements                                            6

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,          December 31,
                                                                                            1998                 1997
                                                                                       ---------------     ----------------
                                                                                        (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $      336,863       $      393,495
              Oil and gas sales receivable                                                    157,965              204,187
                                                                                       ---------------     ----------------
                  Total Current Assets                                                        494,828              597,682
                                                                                       ---------------     ----------------
         Oil and Gas Properties, using full cost
              accounting                                                                    4,560,241            4,546,962
         Less-Accumulated depreciation, depletion
              and amortization                                                             (1,599,503)          (1,527,279)
                                                                                       ---------------     ----------------
                                                                                            2,960,738            3,019,683
                                                                                       ---------------     ----------------
                                                                                       $    3,455,566       $    3,617,365
                                                                                       ===============     ================

         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts Payable                                                         $       66,969       $       87,057
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                      8,093                8,093

         Interest Holders' Capital (4,775,604 Interest Holders' SDIs;
                                                 $1.00 per SDI)                             3,341,556            3,477,005
         General Partners' Capital                                                             38,948               45,210
                                                                                       ---------------     ----------------
                  Total Partners' Capital                                                   3,380,504            3,522,215
                                                                                       ---------------     ----------------
                                                                                       $    3,455,566       $    3,617,365
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                 ---------------------------------
                                                                                      1998               1997
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       139,691   $       277,344
             Interest income                                                               4,216             5,466
             Other                                                                         1,144             1,893
                                                                                 ---------------   ---------------
                                                                                         145,051           284,703
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              50,097            74,545
             Production taxes                                                              3,544            13,508
             Depreciation, depletion
              and amortization -
                 Normal provision                                                         41,759            66,741
                 Additional provision                                                     30,465           712,148
             General and administrative                                                   18,755            29,518
                                                                                 ---------------   ---------------
                                                                                         144,620           896,460
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $           431   $      (611,757)
                                                                                 ===============   ===============



         Limited Partners' net income (loss)
             per SDI

         March 31, 1998                       $            --
                                               ==============
         March 31, 1997                       $          (.13)
                                               ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                  -------------------------------------
                                                                                       1998                    1997
                                                                                  --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                               $            431        $      (611,757)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            72,224                778,889
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               46,222                (16,494)
        Increase (decrease) in other current assets                                           --                 (5,466)
        Increase (decrease) in accounts payable                                          (20,088)                57,964
                                                                                  --------------         --------------
               Net cash provided by (used in) operating activities                        98,789                203,136
                                                                                  --------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (13,279)               (17,393)
                                                                                  --------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (142,142)              (194,817)
                                                                                  --------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (56,632)                (9,074)
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         393,495                485,796
                                                                                  --------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $        336,863        $       476,722
                                                                                  ==============         ==============


                 See accompanying notes to financial statements.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, Ltd.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1997 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are, in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Operating Partners 1994-D, Ltd., a Texas limited partnership ("the Partnership"), was formed on December 30, 1994, for the purpose of purchasing and operating producing oil and gas properties within the continental United States and Canada. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The sole limited partner of the Partnership is Swift Depositary Company, which has assigned all of its beneficial (but not of record) rights and interest as limited partner to the investors in the Partnership ("Interest Holders"), in the form of Swift Depositary Interests ("SDIs").

                  The Managing General Partner has paid or will pay out of its own corporate funds (as a capital contribution to the Partnership) all selling commissions, offering expenses, printing, legal and accounting fees and other formation costs incurred in connection with the offering of SDIs and the formation of the Partnership, for which the Managing General Partner will receive an interest in continuing costs and revenues of the Partnership. The 321 Interest Holders made total capital contributions of $4,775,604.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 85 percent to the interest holders and 15 percent to the general partners. After partnership payout, as defined in the Partnership Agreement, continuing costs and revenues will be shared 75 percent by the interest holders, and 25 percent by the general partners.

(3)  Significant Accounting Policies -

      Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, Ltd.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


      Oil and Gas Properties --

                  The Partnership accounts for its ownership in oil and gas properties using the proportionate consolidation method, whereby the Partnership's share of assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statement.

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1998 and 1997.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  Effective December 31, 1994, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Pension Partners 1994-D, Ltd. ("Pension Partnership"), an affiliated partnership managed by Swift for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to the Pension Partnership's proportionate share of the property acquisition costs.

                  SWIFT ENERGY OPERATING PARTNERS 1994-D, Ltd.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The Partnership recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnership's ownership share in a given period. If the Partnership's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded when the Partnership's ownership share of production exceeds sales.

(6)  Vulnerability Due to Certain Concentrations -

                  The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  In the normal course of business, the Partnership extends credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 5, 1998


                              Swift Energy Company


                              By:--------------------------------
                              Name:       John R. Alden
                              Title:      Senior Vice President

                                  EXHIBIT INDEX

       Exhibit
         No.                    Exhibit Description

        *23              Consent of Arthur Andersen LLP

   *Filed herewith